   As filed with the Securities and Exchange Commission on February 4, 1998
                                                 Registration No. 333-43709
===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM SB-2
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933


                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
              (Name of Small Business Issuer in Its Charter)

           DELAWARE                   4813                   91-1845100
 (State or Other Jurisdiction    (Primary Standard        (I.R.S. Employer
      of Incorporation or     Industrial Classifica-     Identification No.)
         Organization)          tion Code Number)

                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301
       (Address and Telephone Number of Principal Executive Offices)

            THOMAS W. HERTZ            PLEASE SEND COPIES OF COMMUNICATIONS TO:
           CRAIG A. ANDERSON                       TRACY T. LARSEN
           29705 453RD AVENUE                      GORDON R. LEWIS
    IRENE, SOUTH DAKOTA 57037-0066             WARNER NORCROSS & JUDD LLP
            (605) 263-3301                       900 OLD KENT BUILDING
     (Name, Address and Telephone                111 LYON STREET, N.W.
     Number of Agents for Service)        GRAND RAPIDS, MICHIGAN 49503-2487
                                                   (616) 752-2000

         Approximate date of commencement of proposed sale of the
                         securities to the public:
         AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                            BECOMES EFFECTIVE.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
       Title of Each       Dollar Amount    Proposed Maximum     Proposed Maximum       Amount of
    Class of Securities        to be         Offering Price     Aggregate Offering   Registration Fee
     To be Registered        Registered         Per Unit              Price
      Common Stock,          $5,000,000          $12.50             $5,000,000          $1,475.00
      no par value

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================

PROSPECTUS


                   DAKOTA TELECOMMUNICATIONS GROUP, INC.

                   [DAKOTA TELECOMMUNICATIONS GROUP LOGO]



                               400,000 SHARES
                          COMMON STOCK, NO PAR VALUE
                                      AT
                               $12.50 PER SHARE


     DAKOTA TELECOMMUNICATIONS GROUP, INC., A DELAWARE CORPORATION (THE "COMPANY"), IS A DIVERSIFIED TELECOMMUNICATIONS SERVICES COMPANY WHICH PROVIDES WIRELINE LOCAL AND NETWORK ACCESS SERVICES, LONG DISTANCE TELEPHONE SERVICES, OPERATOR ASSISTED CALLING SERVICES, TELECOMMUNICATIONS EQUIPMENT SALE AND LEASING SERVICES, CABLE TELEVISION SERVICES, DATA NETWORKING SERVICES, INTERNET ACCESS AND RELATED SERVICES AND LOCAL AND WIDE AREA NETWORK ("LAN" AND "WAN") SERVICES. (SEE "THE COMPANY-- BUSINESS" AND "THE COMPANY--RECENT DEVELOPMENT")

     THE COMPANY IS OFFERING FOR SALE UP TO 400,000 SHARES OF ITS COMMON STOCK, NO PAR VALUE ("COMMON STOCK"). THE COMPANY IS OFFERING THESE SHARES OF COMMON STOCK ONLY TO STOCKHOLDERS OF RECORD ("STOCKHOLDERS") OF THE COMPANY AND DIRECTORS, OFFICERS AND EMPLOYEES ("EMPLOYEES") OF THE COMPANY AT THE CLOSE OF BUSINESS ON JANUARY 27, 1998 (THE "RECORD DATE") WHO ARE RESIDENTS OF THE STATES OF SOUTH DAKOTA, IOWA, MINNESOTA AND CERTAIN OTHER SPECIFIED STATES. (SEE "PROSPECTUS SUMMARY--OFFEREES.") ALL SHARES OF COMMON STOCK ARE BEING SOLD BY THE COMPANY. THIS OFFERING WILL EXPIRE ON MARCH 11, 1998, AT 5:00 P.M. LOCAL CENTRAL STANDARD (THE "EXPIRATION DATE"), UNLESS EXTENDED OR TERMINATED EARLIER IN THE SOLE DISCRETION OF THE
COMPANY.

     THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A CERTAIN AMOUNT OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================

                                   UNDERWRITING
                 PRICE TO PUBLIC   DISCOUNTS AND   PROCEEDS TO COMPANY<F2>
                                  COMMISSIONS<F1>

---------------------------------------------------------------------------
Per Share          $    12.50          None              $    12.50
Total Maximum      $5,000,000                            $5,000,000

===========================================================================

   <F1> NO UNDERWRITER IS INVOLVED IN THIS OFFERING.  THE COMPANY IS OFFERING
     THE COMMON STOCK DIRECTLY TO STOCKHOLDERS AND EMPLOYEES, THROUGH ONE OR MORE DIRECTORS, OFFICERS OR OTHER EMPLOYEES. NONE OF SUCH PERSONS WILL RECEIVE, DIRECTLY OR INDIRECTLY, ANY COMMISSION OR OTHER REMUNERATION FOR SOLICITING SALES OF SHARES OF COMMON STOCK. THERE IS NO MINIMUM PURCHASE REQUIREMENT IN THIS OFFERING.

   <F2> BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY ESTIMATED AT
     $100,000; ASSUMING THE SALE OF THE ENTIRE OFFERING.

                This Prospectus is dated February 6, 1998.

                            PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.

THE COMPANY

     The Company is a diversified telecommunications services company which, directly or through wholly owned subsidiaries, provides wireline local and network access services, long distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services, data networking services, Internet access and related services and LAN and WAN services. (See "THE COMPANY--Business" and "THE COMPANY--Recent Development")

        The Company is a Delaware corporation that was organized in 1997. Its predecessor was Dakota Cooperative Telecommunications, Inc., a stock-based South Dakota cooperative association that was formed on April 3, 1952 (the "Cooperative"). In July 1997, the Cooperative was converted (the "Conversion") into a South Dakota corporation, which was named Dakota Telecommunications Group, Inc. ("DTG"). Immediately after the Conversion, DTG was merged (the "Merger") with and into the Company. The Company was the surviving corporation in the Merger and assumed all of the operations, assets and liabilities of DTG immediately before the Merger. The mailing address of the Company's principal executive office is Post Office Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066. Its telephone number is
(605) 263-3301.

     The numbers of shares of Common Stock discussed in this Prospectus have been adjusted to reflect the results of a two-for-one stock split pursuant to a share dividend paid to persons who were stockholders of record on January 1, 1998 (the "Stock Split").

THE OFFERING

Common Stock Offered . . . . . .    400,000 shares (the "Shares") of
                                    Common Stock (the "Offering") are
                                    offered by the Company.  There is no
                                    minimum offering amount.

Offerees . . . . . . . . . . . .    Shares are offered only to (i) holders
                                    of record of Common Stock as of the
                                    close of business on the Record Date
                                    ("Stockholders") and (ii) directors,
                                    officers and employees of the Company
                                    as of the close of business on the
                                    Record Date ("Employees").  If the
                                    Offering is fully subscribed by
                                    Stockholders, Employees will not be
                                    entitled to purchase Shares.  (See

                                    "THE OFFERING.")  A person who is both
                                    a Stockholder and an Employee will be
                                    treated as a Stockholder.  Only those
                                    Stockholders and Employees who are
                                    legal residents of the states of South
                                    Dakota, Iowa, Minnesota, and certain
                                    other states may purchase Shares in the
                                    Offering.

   Shares Outstanding. . . . . .    As of the Record Date, the Company had
                                    2,483,562 shares of Common Stock
                                    issued and outstanding, and 285,640
                                    shares of Common Stock subject to
                                    outstanding options to purchase.
                                    Assuming full subscription, the
                                    Company would have 2,883,562 shares of
                                    Common Stock issued and outstanding
                                    upon completion of the Offering.

Purchase Price . . . . . . . . .    $12.50 per Share (the "Purchase
                                    Price").  (See "DETERMINATION OF
                                    OFFERING PRICE.")

Allocation of Shares
  to Stockholders. . . . . . . .    Each Stockholder may subscribe for as
                                    few as one Share or as many Shares as
                                    the Stockholder would like to
                                    purchase.  If the Offering is
                                    oversubscribed by Stockholders, Shares
                                    will be allocated to Stockholders in
                                    proportion to the number of shares of
                                    the Company's Common Stock held by
                                    each subscribing Stockholder as of the
                                    Record Date.  If the Offering is
                                    oversubscribed and Shares are
                                    allocated to Stockholders, any
                                    Stockholder who has subscribed for
                                    fewer Shares than the Stockholder
                                    would be entitled to purchase under
                                    the allocation procedure will be
                                    permitted to purchase all Shares
                                    subscribed for.  Each Stockholder who
                                    subscribes for 40 or fewer Shares
                                    will, in any event, be entitled to
                                    purchase all Shares subscribed for.

Subscriptions by Employees . . .    Shares remaining, if any, after
                                    subscriptions by Stockholders
                                    ("Remaining Shares") will be available
                                    for purchase by Employees.  Each
                                    Employee will be entitled to subscribe
                                    for as few as one Share or as many
                                    Shares as the Employee would like to
                                    purchase.  If the Offering is not
                                    fully subscribed by Stockholders but
                                    Remaining Shares are oversubscribed by
                                    Employees, Remaining Shares will be
                                    allocated per person, with each
                                    Employee entitled to purchase the same
                                    maximum number of Remaining Shares.
                                    Each Employee who subscribes for a
                                    number of Shares equal to or less than
                                    such maximum number of Remaining
                                    Shares shall be entitled to purchase
                                    all Remaining Shares subscribed for
                                    and each Employee who subscribes for
                                    more Remaining Shares than such
                                    maximum number shall be entitled to
                                    purchase such maximum number of
                                    Remaining Shares.

   Record Date . . . . . . . . .    January 27, 1998.

   Offering Expiration Date. . .    March 11, 1998, at 5:00 p.m. Central
                                    Standard time (the "Expiration Date")
                                    unless extended or terminated
                                    earlier.

Non-transferability of
  Subscription Rights. . . . . .    The right to subscribe for and
                                    purchase Shares in the Offering is
                                    uncertificated and is not
                                    transferable.

Fractional Shares. . . . . . . .    The Company will not issue any
                                    fractional Shares.  The Company will
                                    round to the nearest whole number any
                                    partial Share resulting from the
                                    allocation of Shares.

Manner of Subscribing. . . . . .    Stockholders and Employees may
                                    subscribe for Shares by properly
                                    completing and executing a
                                    subscription agreement in the form
                                    included with this Prospectus (a
                                    "Subscription Agreement") and
                                    delivering it to the Company, prior to
                                    the Expiration Date, along with
                                    payment of the Purchase Price for all
                                    Shares that the Stockholder or
                                    Employee subscribes to purchase.
                                    The Subscription Agreement and payment
                                    of the Purchase Price must be
                                    delivered to Dakota Telecommunications
                                    Group, Inc., attn: Mr. Craig A.
                                    Anderson, P.O. Box 66, 29705 453rd
                                    Avenue, Irene, South Dakota 57037-0066
                                    on or before the Expiration Date.

                                    Funds for Shares not purchased will be
                                    returned by the Company as soon as
                                    practicable after the Expiration Date.
                                    Any such payment will be made by
                                    Company check mailed to the record
                                    address of the subscribing Stockholder
                                    or Employee, or such other address as
                                    may be specified in the Subscription
                                    Agreement.

Conditions . . . . . . . . . . .    The Offering is not conditioned on
                                    the subscription for or sale of any
                                    minimum number of Shares.  Once a
                                    Stockholder or Employee has subscribed
                                    for Shares, such subscription may not
                                    be revoked.  Accordingly, Stockholders
                                    and Employees who subscribe for Shares
                                    will not have a right to return of
                                    their funds (except for Shares not
                                    purchased, as described above), unless
                                    the Company terminates the Offering.
                                    The Company reserves the right at any
                                    time prior to the Expiration Date to
                                    terminate or extend the Offering for
                                    any reason.

Issuance of Common Stock . . . .    The Company will deliver certificates
                                    representing Shares purchased in this
                                    Offering as soon as practicable after
                                    the Expiration Date.


ABSENCE OF TRADING MARKET

      No public trading market currently exists for shares of the Company's Common Stock. However, the Company intends to ask one or more regional brokerage firms to act as a market maker for shares of the Company's Common Stock. In addition, the Company intends to apply to have shares of its

Common Stock quoted for trading on The Nasdaq Stock Market. There can be no assurance that the Company will be successful in finding brokerage a firm to act as a market maker for its Common Stock or that shares of the Company's Common Stock will ever be quoted for trading on The Nasdaq Stock Market. Similarly, there can be no assurance that a trading market will develop or be maintained for shares of the Company's Common Stock. The Purchase Price was determined by the Board of Directors in its discretion and was not determined with reference to actual prices at which shares of the Company's Common Stock have traded in the public markets. (See "DETERMINATION OF OFFERING PRICE.")

CASH DIVIDENDS

      Since its formation in July 1997, the Company has not paid cash dividends on the Common Stock.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected historical financial information has been derived from the consolidated financial statements of the Cooperative for each of the years in the five-year period ended December 31, 1996, which were audited by Olsen Thielen & Co., Ltd., and the nine months ended September 30, 1996 and 1997, which have not been audited. The selected historical financial information should be read in conjunction with "THE COMPANY-- Management's Discussion and Analysis or Plan of Operation" and the Consolidated Financial Statements and related notes included as Appendix A and Appendix B to this Prospectus. In the opinion of management of the Company, the unaudited information for the nine months ended September 30, 1996 and 1997 includes all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of the information. The results for the nine-month periods are not necessarily indicative of full year performance.

                                                                 YEAR ENDED DECEMBER 31,
                                  ---------------------------------------------------------------------------
                                                                  HISTORICAL
                                  ---------------------------------------------------------------------------
                                     1992            1993            1994            1995            1996
                                  -----------     -----------     -----------     -----------     -----------
STATEMENT OF OPERATIONS DATA:

   Revenues                       $ 4,817,571     $ 4,822,235     $ 5,335,351     $ 6,115,529     $ 7,808,842

   Costs and Expenses               3,508,881       3,797,835       3,807,320       5,273,657       7,730,992

   Operating Income (Loss)          1,308,690       1,024,400       1,528,031         841,872          77,850

   Other Income
     (Expenses), Net<F1><F2>         (308,276)       (479,404)        (85,654)        593,449        (413,796)

   Income (Loss) Before
     Income Taxes                   1,000,414         544,996       1,442,377       1,435,321        (335,946)

   Income Taxes Benefit                    --           4,909          11,666         301,859        (175,712)

   Net Income (Loss)                1,000,414         540,087       1,430,711       1,133,462        (160,234)

   NET (Loss) Per Share<F3>                --              --              --              --              --

BALANCE SHEET DATA:

   Working Capital                $ 2,764,772     $ 3,146,402     $ 5,641,071     $ 7,242,678     $ 4,946,121

   Property, Plant and
     Equipment - Net               11,365,290      11,760,785      11,241,422      11,041,284      14,441,104

   Total Assets                    15,828,294      16,871,076      18,494,208      20,121,675      23,504,875

   Long-Term Debt                  12,584,682      12,918,003      13,028,945      13,504,725      15,338,395

   Stockholders' Equity             2,272,614       2,827,100       4,257,396       5,415,305       6,412,216

   Book Value
     Per Share<F3>                         --              --              --              --              --

NINE MONTHS ENDED SEPTEMBER 30,
-------------------------------
           HISTORICAL
-------------------------------
   1996                1997
-----------         -----------
$ 5,284,114         $ 8,440,667

  5,316,045           9,717,047

    (31,931)         (1,276,380)

   (300,226)           (551,411)

   (332,157)         (1,827,791)

    (47,087)           (292,880)

   (285,070)         (1,534,911)

         --                (.78)

$ 5,393,661         $ 3,313,115

 14,132,689          23,315,087

 22,133,032          34,198,137

 15,575,120          25,715,348

  5,165,813           4,763,918

         --                2.42

<F1> Gains on sale of cellular investments were $240,811 in 1994 and
     $686,336 in 1995.

<F2> Income (Loss) from cellular partnerships were:

          1992               $ 77,881
          1993                (33,404)
          1994                125,377
          1995                168,788


                                      8

<F3> Loss per share and book value per share were computed by dividing net loss and shareholders' equity, respectively, by the number of shares of Common Stock outstanding as of September 30, 1997 (1,970,432 shares, as adjusted to reflect the effects of the Stock Split). Options have not been considered since their effect is anti-dilutive.


GLOSSARY

   The following list of definitions includes terms which are defined in this Prospectus and used principally in the "RISK FACTORS" and "THE COMPANY--Business," "--Competition" and "--Regulation" sections of this Prospectus. This Glossary is intended merely to aid in the readability of this Prospectus:

TERM                        DEFINITION
----                        ----------

1984 Cable Act              Cable Communications Policy Act of 1984
1992 Cable Act              Cable Television Consumer Protection and
                            Competition Act of 1992
1996 Act                    Telecommunications Act of 1996
America Online              America Online, Inc.
AT&T                        AT&T Corp.
AT&T Divestiture Decree     AT&T divestiture decree, which required the
                            divestiture by AT&T of its 22 Bell operating
                            companies and divided the country into 201
                            LATAs
ATM                         Asynchronous Transfer Mode
BBN                         BBN Corporation
BST                         basic tier of cable service
CATV                        Community Antenna Television (Cable)
CCL                         Carrier Common Line
CommNet                     CommNet Cellular, Inc.
CompuServe                  CompuServe Corporation
Copyright Act               Copyright Revision Act of 1976
CPST                        cable programming service tier
   DataNet                  Futuristic, Inc. (d/b/a DataNet), now renamed
                            DTG DataNet, Inc.
DBS                         direct broadcast satellites
DSI                         Dakota Systems, Inc. (DSI is not affiliated
                            with the Company.)
DWS                         Dakota Wireless Systems, Inc., a wholly owned
                            subsidiary of the Company
Employees                   Directors, officers and employees of the
                            Company as of the close of business on the Record Date

TERM                        DEFINITION
----                        ----------

EPA                         United States Environmental Protection Agency
   Expiration Date          March 11, 1998
FCC Interconnection Order   First Report and Order in the Matter of
                            Implementation of the Local Competition
                            Provisions
FCC                         United States Federal Communications Commission
GTOCs                       GTE Corporation Operating Companies
HSDs                        home satellite dishes
Iway                        Iway, Inc., a wholly owned subsidiary of the
                            Company, now renamed DTG Internet Services,
                            Inc.
IXCs                        national and regional interexchange carriers
LAN                         local area network
LATA                        Local Access and Transport Area
LECs                        local exchange companies
LFAs                        local franchising authorities
MATV                        Master Antenna Television
MCI                         MCI Communications Corporation
MMDS                        multi-channel, multi-point distribution
                            systems
MTA                         Major Trade Areas
NAPs                        Internet National Access Points
NECA                        National Exchange Carrier Association
NETCOM                      NETCOM On-Line Communication Services, Inc.
OVS                         open video system
PCS                         Broad Band Personal Communications Services
PEG                         public, educational and government access
PSI                         PSINet Inc.
Purchase Price              $12.50 per Share
RBOCs                       Regional Bell Operating Companies
   Record Date              January 27, 1998
Remaining Shares            Shares remaining, if any, after subscriptions
                            by Stockholders are fully satisfied
ROR                         rate-of-return
RTFC                        Rural Telephone Finance Cooperative
RUS                         Rural Utilities Service of the United States
                            Department of Agriculture
SFLP                        Sioux Falls Cellular Limited Partnership
Shares                      Shares of Common Stock offered in the Offering
SMATV                       Satellite MATV
SONET                       Synchronous Optical Network
Sprint                      Sprint Corporation
SS7                         Signaling System 7 Common Channel Signaling
Stockholders                Holders of record of Common Stock as of the
                            close of business on the Record Date

TERM                        DEFINITION
----                        ----------

TCIC                        TCIC Communications, Inc., a wholly owned
                            subsidiary of the Company.  TCIC has been
                            renamed DTG Communications, Inc.
TCP/IP                      Transmission Control Protocol/Internet
                            Protocol
USF                         Universal Service Fund
US WEST                     US West Communications, Inc.
UUNET                       UUNET Technologies, Inc.
   Vantek                   Vantek Communications, Inc. and Van/Alert,
                            Inc.
WAN                         wide area network

                               RISK FACTORS

     The following factors should be considered carefully in evaluating the Company and its business, in addition to the other information contained in this Prospectus. In this Prospectus, the term "Company" means the Cooperative and its subsidiaries before the Conversion, DTG and its subsidiaries after the Conversion and the Company and its subsidiaries after the Conversion and the Merger.

FORWARD-LOOKING STATEMENTS

     This Prospectus, particularly under the headings "RISK FACTORS,"
"THE COMPANY--Business," "--Competition," "--Regulation" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," contains forward-looking statements relating to the Company's future development plans, the effects of future regulation and competition and other matters. These forward-looking statements are based on management's beliefs, assumptions, current expectations, estimates and projections about the telecommunications industry, the economy and the Company itself. Words such as "anticipates," "attempts," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "objectives" "plans," "predicts," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties, including but not limited to uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, technological developments and changes in the competitive environment in which the Company operates. These risks and uncertainties are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements, whether as a result of new information, future events or otherwise.

COMPETITION

     GENERAL. The Company faces intense competition in providing telecommunications and cable television services both within and outside of its local exchanges. The Company competes with AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Corporation ("Sprint") and other national and regional interexchange carriers ("IXCs"), where permissible. Other potential competitors include cable television companies, wireless telephone companies, electric utilities, microwave carriers and private networks of large end-users. Most of these companies have substantially greater market share and financial, technical, marketing and other resources than the Company and some of them are the source of the tele-communications network capacity used by the Company to provide a portion of its own long distance services. (See "THE COMPANY--Competition.")

     LOCAL TELEPHONE SERVICE. Historically, the Company's local telephone operations have not experienced significant competition. As a result of the enactment of the federal Telecommunications Act of 1996 (the "1996 Act"), the Company anticipates that its local telephone operations will experience increased competition from various sources, including resellers of the Company's local exchange services, large end-users installing their own networks, IXCs, satellite transmission services, cellular communications providers, cable television companies, radio-based personal communications companies, competitive access providers and other systems capable of completely or partially bypassing the local telephone facilities. (See "THE COMPANY--Regulation.") In 1996, the South Dakota Public Utilities Commission approved numerous applications to provide and resell local exchange services, including applications made by the Company to enter other local exchanges. Many such applications are pending and the Company anticipates that additional filings will be made by other companies. The Company has received two formal interconnection requests under the 1996 Act from two cellular service companies operating in its local service areas. The Company cannot predict the specific effects of competition on its local telephone business at this time. An increase in such competition could have a material adverse effect on the Company's business, financial condition and results of operations.

     LONG DISTANCE TELECOMMUNICATIONS SERVICES. The United States long distance telecommunications industry is highly competitive and is significantly influenced by the marketing and pricing decisions of larger industry participants. The industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and high attrition rates (customer turnover) because customers frequently change long distance providers in response to offers by competitors of lower rates or promotional incentives. Most of the Company's competitors are significantly larger, have substantially greater financial, technical, marketing and other resources and have larger networks than the Company.

     In October 1995, the United States Federal Communications Commission (the "FCC") reclassified AT&T as a "non-dominant" carrier for domestic interstate services, which substantially reduced the regulatory constraints on AT&T. This reclassification may make it easier for AT&T to compete directly with the Company for long distance subscribers. AT&T was reclassified as a "non-dominant" carrier for international services on May 14, 1996. The Company also currently competes with US WEST, a Regional Bell Operating Company, and other local exchange companies ("LECs") in the provision of "short haul" toll calls completed within a local access and transport area ("LATA") (or intra-LATA calls). In addition, as a result of the 1996 Act, the Regional Bell Operating Companies ("RBOCs") and the GTE Corporation Operating Companies ("GTOCs") will be allowed to compete for the provision of "long haul" inter-LATA toll calls upon receipt of all necessary regulatory approvals and the satisfaction of applicable conditions. The FCC has not yet finalized all of the rules necessary to implement the 1996 Act and certain of those rules have been, and are expected to continue to be, the subject of judicial challenge. Therefore it is unclear at this time what impact the 1996 Act and the rules under the 1996 Act will have on the Company. Depending on the exact nature and timing of GTOC and RBOC entry into the long distance market and the impact on access rates, such entry could have a material adverse effect on the Company's local telephone and long distance business, and its overall results of operations and financial condition. Certain of the RBOCs have already taken steps to provide in-region inter-LATA long distance services and have filed applications with the FCC seeking authority to provide such services in certain states. The Company expects that most or all of the RBOCs will file applications for inter-LATA long distance service authority. (See "THE COMPANY--Regulation.") To date, the FCC has rejected each of those applications, however.

     The ability of the Company to compete effectively in long distance telecommunications services will depend upon, among other factors, its continued ability to provide high quality services at competitive prices, and there can be no assurance that the Company will be able to compete successfully in the future in its markets. The Company's competitors may reduce rates or offer incentives to existing and potential customers of the Company, whether as a result of general competitive pressures or the entry of the RBOCs, GTOCs and other LECs into the long distance market. Since the Company believes that to maintain its competitive position it must be able to reduce its prices to meet reductions in rates by others, a decrease in the rates for long distance services charged by others could have a material adverse effect on the Company's business, results of operations and financial condition. The Company expects price competition to continue to increase, which could have a material adverse effect on the Company's business, financial condition and results of operations, including a reduction in the Company's response rates and higher customer attrition.

     The Company also expects to encounter increasing competition from the development of new technologies and the increased availability of domestic and international transmission capacity. For example, even though fiber optic networks, such as the Company's new system, are now widely used for long distance transmission, it is possible that the desirability of such networks could be adversely affected by changes in technology. The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new product and service offerings and increasing satellite and fiber optic transmission capacity for services similar to those provided by the Company. The Company cannot predict which of many possible future product and service offerings will be important to maintain its competitive position or what expenditures will be required to develop and provide such products and services.

     INTERNET-RELATED SERVICES. The market for data communications services, including Internet access and on-line services, is extremely competitive. There are no substantial barriers to entry, and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully depends on a number of factors, including: (i) market presence in smaller regional markets;
(ii) the ability to execute a rapid expansion strategy; (iii) the capacity, reliability and security of its network infrastructure; (iv) ease of access to and navigation of the Internet; (v) the pricing policies of its competitors and suppliers; (vi) the timing of the introduction of new products and services by the Company and its competitors; (vii) the Company's ability to meet industry standards for technology and service; and (viii) industry and general economic trends. The success of the Company in this market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services at competitive prices.

     The Company's current and potential competitors generally may be divided into three groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, the RBOCs, @Home (a joint venture between Tele-Communications, Inc. and a venture capital firm) and various other cable companies; (ii) other Internet access providers, such as UUNET Technologies, Inc. ("UUNET"), BBN Corporation ("BBN"), NETCOM On-Line Communication Services, Inc. ("NETCOM"), PSINet Inc. ("PSI") and other national and regional providers, including electric utility companies offering internet services; and (iii) on-line services providers, such as America Online, Inc. ("America Online"), CompuServe Corporation ("CompuServe"), Intuit
Inc., Microsoft Corp. and Prodigy Services Company. Most of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological, personnel and other resources than those available to the Company and some provide services relied upon by the Company in its Internet business. As a result, these companies may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their services than can the Company.

     The Company expects that all of the major on-line services providers and telecommunications companies will expand their current services to compete fully in the Internet access market. The Company also anticipates that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Internet access market, resulting in even greater competition. Certain companies, including America Online, AT&T, UUNET, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions and investments may permit the Company's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services.

The Company expects these acquisitions and strategic investments to increase, thus creating significant new competitors. In addition, the ability of some of the Company's competitors to bundle other services and products with Internet access services, such as the Internet service offerings recently announced by AT&T and MCI, could place the Company at a competitive disadvantage.

     As a result of increased competition in the Internet services industry, the Company expects that it will continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of its Internet services. The Company previously has reduced prices on certain of its Internet access options and may do so in the future. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenues from enhanced services, cost reductions or otherwise. In addition, the Company believes that the data communications business, and in particular the Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could result in erosion of the Company's market share and could have a material adverse effect on the Company's Internet business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise, marketing and support capabilities or expansion and acquisition possibilities to continue to compete successfully.

     CABLE TELEVISION SERVICES. Cable television providers compete for customers in local markets with other providers of entertainment, news and information. The competitors in these local markets include broadcast television and radio, newspapers, magazines and other printed material, motion picture theaters, video cassettes and other sources of information and entertainment, including directly competitive cable television operations. The extent to which the Company's cable television service is competitive depends upon its ability to provide, on a cost-effective basis, an even greater variety of programming than that available off-air or through other alternative delivery sources.

     Regulatory changes also impact competition in the cable industry. (See "THE COMPANY--Regulation.") Both the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and the 1996 Act are designed to increase competition in the cable television industry. These regulatory changes have encouraged the development and deployment of alternative methods of distributing the same or similar video programming offered by cable television systems. These technologies include: (i) medium power and higher power direct broadcast satellites ("DBS") using high frequencies to transmit signals that can be received by dish antennas much smaller in size than traditional home satellite dishes ("HSDs"); (ii) multi-channel, multi-point distribution systems ("MMDS") that deliver programming services over microwave channels received by subscribers with special antennas; and (iii) Master Antenna Television ("MATV") systems and Satellite MATV ("SMATV") systems that provide multi-channel program services directly to hotel, motel, apartment, condominium and similar multi-unit complexes. The Company already has experienced competition in its cable system territories from MMDS and DBS companies.

     Within the cable television industry, cable operators may compete with other cable operators or others seeking franchises for competing cable television systems at any time during the terms of existing franchises or upon expiration of such franchises in the expectation that an existing franchise will not be renewed. The 1992 Cable Act promotes the grant of competitive franchises. (See "THE COMPANY--Regulation.") In addition, an increasing number of cities are exploring the feasibility of owning their own cable systems in a manner similar to city-provided utility services.

     The 1996 Act eliminated the statutory and regulatory restrictions that prevented telephone companies from competing with cable operators for the provision of video services through any means. The 1996 Act also allows local telephone companies, including RBOCs, to compete with cable television operators both inside and outside of their telephone service areas. (See "THE COMPANY--Regulation.") The Company expects that it will face substantial competition from telephone companies in the provision of video services, whether through the acquisition of cable systems, the provision of wireless cable or the provision of upgraded telephone networks. The Company assumes that all major telephone companies have already entered or soon will enter the business of providing video services. Most major telephone companies have greater financial resources than the Company and the 1992 Cable Act ensures that telephone companies and other providers of video services will not be precluded from providing significant cable television programming services. Additionally, the 1996 Act eliminates certain federal restrictions on utility holding companies and thus permits utility companies to provide cable television services. The Company expects that utility companies could become another source of competition in the delivery of video services. (See "THE COMPANY-- Regulation.")

REGULATORY AND LEGISLATIVE

     GENERAL. Regulations, regulatory actions and court decisions have had, and in the future may have, both positive and negative effects on the Company and its ability to compete. The recent trend in federal and state regulation of telecommunications service providers has been toward lessened regulation. However, the general recent trend toward lessened regulation also has given AT&T, the largest long distance carrier in the United States, increased pricing flexibility that has permitted it to compete more effectively with smaller companies, such as the Company. In addition, the 1996 Act opened the Company's local service and cable markets to increased competition. The 1996 Act and regulations adopted by the FCC implementing the Act are currently the subject of extensive litigation. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on the Company.

     TELECOMMUNICATIONS SERVICES. The Company's local and long distance businesses are subject to varying degrees of federal, state, local and international regulation. This regulatory environment varies substantially by jurisdiction and is in rapid change due to legislative and technological changes. In the United States, the Company is most heavily regulated by the various states, in particular the South Dakota Public Utilities Commission, especially in the provision of local exchange services. The Company must be separately certified in each state to offer local exchange and intrastate long distance services in that state.

     The 1996 Act substantially changed the regulatory environment for telecommunications services. The 1996 Act (i) permits RBOCs to provide domestic and international long distance services to customers located outside of the RBOCs' home regions; (ii) permits a petitioning RBOC to provide domestic and international long distance service to customers within its home region upon a finding by the FCC that the RBOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest; and (iii) removes existing barriers to entry into local service markets, including the Company's local exchanges. Additionally, there have been significant changes in the manner in which carrier-to-carrier arrangements are regulated at the federal and state level, the procedures to revise universal service standards and the penalties for unauthorized switching of customers. The 1996 Act also substantially changes the regulation of cable television systems. The FCC and the South Dakota Public Utilities Commission, as well as many other state public utilities commissions, have instituted proceedings to investigate the changes needed in state regulation necessary to comply with the 1996 Act.

     On March 8, 1996, the FCC initiated a rulemaking proceeding and established a Federal-State Joint Board to recommend changes to the existing mechanisms for universal service support. On November 8, 1996, the Joint Board released its recommended decision, and on May 8, 1997, the FCC released a Report and Order substantially adopting the Joint Board's recommendations. Appeals of the FCC's Report and Order have been consolidated before the United States Court of Appeals for the Fifth Circuit and currently are pending. The FCC also issued a further notice of proposed rulemaking to establish a universal service support mechanism for non-rural carriers based on the forward-looking economic cost of constructing and operating the network used to provide the supported services. The FCC has further indicated its intent to commence a separate proceeding by October 1998 to establish forward-looking economic cost mechanisms for rural carriers. Non-rural carriers would begin to receive support based on forward-looking economic cost on January 1, 1999, whereas rural carriers would shift to such an approach beginning no sooner than January 1, 2001. Modifications to the existing universal service support mechanism could adversely affect the amounts the Company receives under the current Universal Service Fund ("USF") rules. The Company cannot predict the outcome of these proceedings or whether the FCC's actions will have a material adverse effect on its operations, although the Company historically has not received a significant portion of its revenue from the current universal support funds (less than two percent of gross revenue in 1996).

     On August 8, 1996, the FCC released its First Report and Order in the Matter of Implementation of the Local Competition Provisions in the 1996 Act (the "FCC Interconnection Order"). In the FCC Interconnection Order, the FCC established nationwide rules designed to encourage new entrants to participate in the local service markets through interconnection with the incumbent local exchange carriers, including the Company, and resale of the local exchange carriers' retail services and unbundled network elements. The Company cannot predict the effect such legislation or the implementing regulations will have on its operations or the industry. Motions to stay implementation of the FCC Interconnection Order were filed with the FCC and federal courts of appeal. Appeals challenging, among other things, the validity of the FCC Interconnection Order were filed in several federal courts of appeal and consolidated before the United States Circuit Court of Appeals for the Eighth Circuit for disposition. The Eighth Circuit has stayed the pricing provisions of the FCC Interconnection Order, and the United States Supreme Court denied an application to vacate the stay. On July 18, 1997, the Eighth Circuit overturned substantial parts of the FCC Interconnection Order, as it related to the ability of the FCC to set interconnection rates. The FCC has appealed this decision to the Supreme Court, which has accepted the appeal for hearing. The Company cannot predict either the outcome of the appeals or the eventual effect on its business or the industry in general.

     On December 24, 1996, the FCC initiated a rulemaking proceeding to address the reform of access charges. Access charges are a principal component of the Company's local telephone exchange operating revenues as well as its long distance business line cost expense. On May 16, 1997, the FCC released its First Report and Order adopting changes to the existing access charge structure. With limited exceptions, those modifications apply only to price cap incumbent LECs, which generally are the nation's largest telephone companies. In the First Report and Order, the FCC also stated its intention to issue a subsequent Report and Order to provide additional rules to implement access charge reform, and to initiate separate proceedings to examine historical cost recovery issues and access charge reform for rate-of-return carriers, such as the Company. Appeals of the FCC's First Report and Order have been consolidated before the Eighth Circuit and currently are pending. The Company cannot predict whether the result of these proceedings will have a material impact upon its operations.

     FCC approval is required for the operation of the Company's international long distance services. The Company believes that it has all the necessary FCC authorizations for its current operations. There can be no assurance, however, that the Company will receive all authorizations or licenses necessary for new communications services or that delays in the licensing process will not adversely affect the Company's business.

     INTERNET SERVICES. The Company's Internet-related services are not currently subject to direct regulation by the FCC or any other United States agency, other than regulation applicable to businesses generally. The FCC recently requested comments on a petition filed by the America's Carriers Telecommunication Association which requests that the FCC regulate certain voice transmissions over the Internet as telecommunications services. In its access charge reform proceeding, the FCC also concluded that incumbent LECs may not assess interstate access charges on information service providers, but stated that it planned to address issues relating to information service providers' use of the public switched network as part of a broader set of issues under review in a related proceeding. Changes in the regulatory environment relating to the telecommunications or Internet-related services industry could have an adverse effect on the Company's Internet-related services business. The 1996 Act may permit telecommunications companies, RBOCs or others to increase the scope or reduce the cost of their Internet access services. The Company cannot predict the effect that the 1996 Act or any future legislation, regulation or regulatory changes may have on its Internet business.

     CABLE SERVICES. The operation of cable television systems is extensively regulated through a combination of federal legislation and FCC regulations, by a number of state governments and by most local government franchising authorities such as municipalities and counties. The 1996 Act, which alters federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, can be expected to have a profound effect on the regulation of cable television operations. The Cable Communications Policy Act of 1984 (the "1984 Cable Act") and the 1992 Cable Act also extensively regulated the cable television industry and much of that regulation remains unchanged by the 1996 Act. In addition, because cable television systems use local streets and rights-of-way, cable systems are generally licensed or franchised by local municipal or county governments and, in some cases, by centralized state authorities. These franchises are granted for fixed periods of time subject to extension or renewal and, while the Company believes that its relationships with its franchising authorities are good, there can be no assurance that its franchise agreements will be extended or renewed, or that any extension or renewal will be on substantially similar terms and conditions.

     The regulation of cable television systems at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that the Company's business will not be affected adversely by future legislation, new regulation or deregulation. (See "THE COMPANY--Regulation.")

RAPID TECHNOLOGICAL CHANGES; DEPENDENCE UPON PRODUCT DEVELOPMENT

     The telecommunications industry is subject to rapid and significant changes in technology. While the Company does not believe that, for the foreseeable future, these changes will materially and adversely affect the continued use of fiber optic cable or materially hinder its ability to acquire necessary technologies, the effect of technological changes, including changes relating to emerging wireline and wireless transmission and switching technologies, on the Company's businesses cannot be predicted.

     The market for the Company's Internet-related products and services is particularly characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product and service introductions. There can be no assurance that the Company will successfully identify new product and service opportunities and develop and introduce new products and services to the market in a timely manner. The Company is also at risk resulting from fundamental changes in the way Internet access services are marketed and delivered. The Company's Internet service strategy assumes that the Transmission Control Protocol/Internet Protocol ("TCP/IP"), utilizing fiber optic or copper-based telecommunications infrastructures, will continue to be the primary protocol and transport infrastructure for Internet-related services. Emerging transport alternatives include wireless access services, cable modems and satellite delivery of Internet information; alternative open protocol and proprietary protocol standards have been or are being developed. The Company's pursuit of technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its Internet services business to alternate access devices, conduits and protocols.

DEPENDENCE UPON TECHNOLOGY

     The Company's business is dependent upon its ability to procure technology that will permit it to offer existing and new services that are competitive with other entities in its various markets. The Company currently does not engage in any independent research and development and may not have the resources necessary to acquire the best available or necessary technology in the future. The Company's competitors also could have proprietary rights in technology that the Company could require in the future, which could cause such technology to be unavailable to the Company or available only at a high cost. The inability of the Company to procure or develop required technology in the future could have a material adverse effect on the Company's business, financial condition and results of operations.

SIGNIFICANT CAPITAL REQUIREMENTS

     The development of the Company's businesses and the expansion and integration of its telephone and cable networks require significant capital expenditures. During 1996, the Company's capital expenditures, which were primarily for the acquisition of Community Antenna Television (Cable) ("CATV") system assets and for construction of networks and the purchase of related equipment, were approximately $5,700,000. In 1997, the Company rebuilt its network using SONET fiber rings, built a new centralized switching and CATV head end facility and overbuilt four of its existing CATV systems using new hybrid fiber coax ("HFC") technology which allows the same system to carry both cable television and telephone signals.
Total expenditures for these projects were approximately $15 million. The Company is currently developing plans for its 1998 construction initiatives. These initiatives involve expanding the Company's fiber optic network, accelerating central office interconnection and integration with its cable television systems, deploying additional switches, providing high-speed local Internet access and acquiring complementary businesses, technologies or products. Expenditures for these initiatives will be subject to the Company's assessment of a number of factors, including the cost of any additional capital required, technological developments, regulatory requirements and market conditions. In addition, each initiative may be implemented in whole or in part, and independently of any other initiative, ensuring that the Company retains maximum financial and operating flexibility. The Company will need to finance these capital expenditures through outside sources including both additional long term debt and equity placements. There can be no assurance that increased capital expenditures will result in enhanced profitability.

     The Company historically has utilized low interest government loans from the Rural Utilities Service (the "RUS") to finance its capital expenditure programs. In July 1997, the Company refinanced these loans through the Rural Telephone Finance Cooperative (the "RTFC"), which also provided the funds for the Company's 1997 capital expenditures. There is no assurance, however, that such loans or other normal commercial loans will be available to cover the Company's anticipated plans. In such event, the Company may have to raise additional equity, possibly at prices which could result in substantial dilution to the Company's existing stockholders and investors in this Offering. Failure to have access to sufficient funds for capital expenditures may require the Company to delay or abandon some of its future expansion or expenditures. Delay or abandonment of its future expansion would make it impossible for the Company to expand into new markets, which could have a material adverse effect on the Company's growth and future business, financial condition and results of operations. The delay or abandonment of its future expansion would have no impact on the Company's current operations and markets.

FINANCIAL LEVERAGE; DEBT SERVICE, INTEREST RATE FLUCTUATIONS, POSSIBLE REDUCTION IN LIQUIDITY

     At December 31, 1996, the Company reported $15,300,000 of long-term debt (including capital leases and excluding current maturities) and a long-term debt-to-equity ratio of 2.4 to 1. At September 30, 1997, long-term debt had increased to $25,700,000. Borrowings under existing long-term credit facilities are primarily at variable interest rates, although a small portion of such borrowings are at fixed rates. The Company may lock into fixed rates at any time. The Company anticipates that any borrowings that may be required for future capital expenditures would likely bear interest at variable rates. Increases in interest rates, economic downturns and other adverse developments, which include many factors beyond the Company's control, could impair the Company's ability to service its indebtedness. In addition, the cash flow required to service the Company's debt may reduce its ability to fund internal growth, additional acquisitions and capital improvements.

DIVIDEND RESTRICTIONS AND OTHER RESTRICTIVE COVENANTS



     In March 1997, the Company received loan commitments from the RTFC in the aggregate amount of approximately $28,421,000. The loan terms provide that the Company must on a consolidated basis maintain a minimum annual debt coverage service ratio (total net income or margins plus depreciation and interest on long-term debt for a year divided by principal and interest on long-term debt payable in that year) and a minimum average ratio of net income to total interest expense on long-term debt. In addition, the loan subjects the Company to certain minimum net worth requirements, and in some cases requires the Company to obtain prior written consent from the RTFC in order to pay any dividends or distributions to stockholders or incur additional indebtedness.

OPERATING LOSSES

     A substantial portion of the expenditures related to the development of the Company's business, the installation and expansion of its telephone and cable networks and the recently proposed linking of these networks through the acquisition or construction of facilities, will be incurred before the Company realizes revenues from these expenditures. These expenditures, together with the associated up-front operating expenses, will result in negative cash flows until an adequate customer base is established. The Company reported net losses of approximately $160,234 for the year ended December 31, 1996 and $1,534,911 for the nine-month period ended September 30, 1997. Although its gross revenues increased in 1996 and during the first three quarters of 1997, the Company has incurred significant increases in expenses associated with the acquisition of new cable systems and the development and expansion of its cable and fiber optic networks, services and customer base. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

VARIABILITY OF QUARTERLY OPERATING RESULTS

     As a result of the significant expenses associated with the expansion and development of its networks and services, the Company's operating results could vary significantly from period to period. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by the Company, customer terminations of service, the timing and costs of the expansion of the Company's network infrastructure, the timing and costs of marketing and advertising efforts and the timing and costs of any acquisitions of businesses, products or technologies. Accordingly, these revenues and expenses are likely to fluctuate from period to period.

ACQUISITION STRATEGY

     In furtherance of its current business strategy, the Company has entered and may continue to enter into strategic alliances with, acquire assets or businesses from or make investments in companies that are complementary to its current operations. Except as described under the heading "THE COMPANY--Recent Development," the Company has no present commitments or agreements with respect to any such strategic alliance, investment or acquisition. However, effective December 1, 1997, the Company acquire by merger Futuristic, Inc. (d/b/a DataNet), now renamed DTG DataNet, Inc. ("DataNet"), a LAN and WAN integrator located in Sioux Falls, South Dakota. (See "THE COMPANY--Business.") Any future strategic alliances, investments or acquisitions would be accompanied by the risks commonly encountered in such transactions. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the companies, the potential disruption of the Company's ongoing business, costs associated with the development and integration of such operations, the inability of management to maximize the financial and strategic position of the Company by the successful incorporation of licensed or acquired technology into the Company's service offerings, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of changes in management. In addition, the Company may experience higher customer attrition with respect to customers obtained through acquisitions. There can be no assurance that products, technologies or businesses of acquired companies will be effectively assimilated into the business or product offerings of the combined company. In addition, the Company may incur significant expense to complete acquisitions and to support the acquired products and businesses. There can be no assurance that any acquired products, technologies or businesses will contribute to the Company's revenues or earnings to any material extent or, due to the factors noted above, that they will not adversely affect the Company's business, financial condition and results of operations.

NETWORK EXPANSION AND IMPLEMENTATION

     The Company is continually engaged in the expansion and development of its networks and services. This expansion will depend on, among other things, the Company's ability to access markets, design fiber optic network backbone routes, install facilities and obtain rights-of-way, building access and any required government authorizations and/or permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. In addition, this expansion will depend on the Company's ability to expand, train and manage its growing employee base. Such expansion has placed, and is expected to continue to place, significant demands on the Company's management and operational and financial resources. As a result, there can be no assurance that the Company will be able to expand its existing networks or install new networks. If the Company is not able to expand its networks or install or acquire new networks, there likely would be a material adverse effect on the Company's growth and there may be a materially adverse effect on the Company's business, financial condition and results of operation.

DEPENDENCE ON AVAILABILITY OF TRANSMISSION FACILITIES

     Most telephone calls made by the Company's long distance customers are connected via transmission lines leased by the Company from transmission facilities-based long distance carriers. These carriers, such as AT&T, US WEST and WorldCom, Inc., compete with the Company. The Company's profitability will continue to depend, in part, on its ability to obtain and utilize leased capacity on a cost-effective basis. The Company leases its capacity pursuant to agreements with terms ranging from one to 36 months. Accordingly, the Company is vulnerable to changes in its lease arrangements, such as price increases and service cancellations. Although the Company believes that it has and will continue to enjoy favorable relationships with the transmission facilities-based long distance carriers from which the Company leases transmission lines, there can be no assurance that leased capacity will continue to be available at cost-effective rates. Due to the possibility of unforeseen changes in industry conditions, the continued availability of leased transmission facilities at historical rates cannot be assured. The Company has, from time to time, experienced delays in receiving leased telecommunications services, especially from US WEST, and there can be no assurance that the Company will be able to obtain such services on the scale and within the time frames required by the Company at an affordable cost, or at all. Any failure to obtain such services or additional capacity on a timely basis and at an affordable cost, or at all, could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON NETWORK INFRASTRUCTURE; RISK OF SYSTEM FAILURE; SECURITY
RISKS

     The success of the Company in marketing its services to business and government users requires that the Company provide superior reliability, capacity and security via its network infrastructure. The Company's telephone and cable networks are subject to physical damage, power loss, capacity limitations, software defects, breaches of security (by computer virus, break-ins or otherwise) and other factors, certain of which have caused, and will continue to cause, interruptions in service or reduced capacity for the Company's customers. Similarly, the Company's Internet business relies on the availability of its network infrastructure for the provision of Internet access services. Interruptions in service, capacity limitations or security breaches could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON SUPPLIERS; SOLE AND LIMITED SOURCES OF SUPPLY FOR INTERNET OPERATIONS

     The Company relies on other companies to supply certain key components of its Internet network infrastructure, including telecommunications services and networking equipment, which, in the quantities and quality demanded by the Company, are available only from sole or limited sources. The Company has, from time to time, experienced delays in receiving these products and services, and there can be no assurance that the Company will be able to obtain such services on the scale and within the time frames required by the Company at an affordable cost, or at all. Any failure to obtain such services or additional capacity on a timely basis and at an affordable cost, or at all, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's Internet business also is dependent on its suppliers' abilities to provide necessary products and components that comply with various Internet and telecommunications standards, interoperate with products and components from other vendors and function as intended when installed as part of the network infrastructure. Any failure of the Company's sole or limited source suppliers to provide products or components that comply with Internet standards, interoperate with other products or components used by the Company in its network infrastructure or by its customers or fulfill their intended function as a part of the network infrastructure could have a material adverse effect on the Company's business, financial condition and results of operations.

EXPANSION OF SALES AND MARKETING ACTIVITIES

     As part of its growth strategy, the Company intends to seek to further develop and expand its sales and marketing activities, primarily by expanding its direct sales force. The Company has historically focused primarily on providing local telephone and cable services to residential and business customers in its local exchanges and its marketing efforts have primarily relied upon direct mail marketing and advertising. The Company's future success will depend upon, among other things, the Company's ability to build an effective direct sales force, including its ability to attract, retain and train effective direct sales marketing personnel, and to offer competitively-priced services that are attractive to its customers. The Company expects to incur significant expenses and negative operating cash flows as it expands its direct sales force and builds its customer base. Although certain members of management have experience in direct sales marketing, the Company itself does not have experience in this distribution channel or market segment. There can be no assurance that expansion costs will not exceed the Company's budgeted amounts, that the Company will be able to successfully expand its sales and marketing efforts or that any such expansion will prove profitable.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant degree upon the continued contributions of its management team, as well as its technical, marketing and sales personnel. The Company's businesses are managed by a number of key executive officers, the loss of certain of whom, particularly Thomas W. Hertz, the Company's President and Chief Executive Officer and Craig A. Anderson, the Company's Executive Vice President-Marketing, Chief Financial Officer and Treasurer, could have a material adverse effect on the Company. While certain of the Company's employees, including Messrs. Hertz and Anderson, have entered into employment agreements with the Company, the Company's employees may voluntarily terminate their employment with the Company at any time. The Company's success also will depend on its ability to continue to attract and retain qualified management, marketing, technical and sales personnel. The process of locating such personnel with the combination of skills and attributes required to effectuate the Company's strategies can be lengthy. Competition for qualified employees and personnel in the telecommunications industry is intense and, from time to time, there are a limited number of persons with knowledge of and experience in particular sectors of the telecommunications industry. There can be no assurance that the Company will be successful in attracting and retaining such executives and personnel. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company's results of operations, development efforts and ability to expand.

POTENTIAL LIABILITY OF ON-LINE SERVICE PROVIDERS

     The law in the United States relating to the liability of on-line services providers and Internet access providers for information carried on, disseminated through or hosted on their systems is currently unsettled. Several private lawsuits seeking to impose liability on such providers are currently pending. In one case brought against an Internet access provider, RELIGIOUS TECHNOLOGY CENTER V. NETCOM ON-LINE COMMUNICATION SERVICES, INC., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet access providers could be held liable for copyright infringement. The case has been settled by the parties.

     The 1996 Act prohibits and imposes criminal penalties and civil liability for using an interactive computer service for transmitting certain types of information and content, such as indecent or obscene communications. On June 12, 1996, however, a panel of three federal judges granted a preliminary injunction barring enforcement of this portion of the 1996 Act, to the extent that enforcement is based upon allegations other than obscenity or child pornography, as an impermissible restriction on the First Amendment's right of free speech. On June 26, 1997, the United States Supreme Court held the provisions unconstitutional. In addition, Congress, in consultation with the United States Patent and Trademark Office and the Clinton Administration's National Information Infrastructure Task Force, is currently considering legislation to address the liability of on-line service providers and Internet access providers, and numerous states have adopted or are currently considering similar types of legislation. The imposition upon Internet access providers or Web hosting sites of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. The Company believes that it is currently unsettled whether the 1996 Act prohibits and imposes liability for any services provided by the Company should the content or information transmitted be subject to the statute.

     The law relating to the liability of on-line service providers and Internet access providers in relation to information carried, disseminated or hosted also is being discussed by the World Intellectual Property Organization in the context of ongoing consideration of updating existing, and adopting new, international copyright treaties. Similar developments are ongoing in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is at present uncertain. The Office of Telecommunications in the United Kingdom recently published a consultative document setting forth a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board in the United Kingdom is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make an access provider liable for any violation of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

     The increased attention focused upon liability issues as a result of these lawsuits, legislation and legislative proposals could affect the growth of Internet use. Any costs incurred as a result of liability or asserted liability for information carried on or disseminated through its systems could have a material adverse effect on the Company's business, financial condition and results of operations.

ANTI-TAKEOVER CONSIDERATIONS

     The Company's Certificate of Incorporation and Bylaws contain certain provisions which may have the effect of delaying, deterring or preventing a future takeover or change in control of the Company without the approval of the Company's Board of Directors. (See "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK--Other Provisions Affecting Control of the Company.") Such provisions also may render the removal of directors and management more difficult. Among other things, the Company's Certificate of Incorporation and/or Bylaws: (i) provide for a classified Board of Directors serving staggered three-year terms; (ii) impose restrictions on who may call a special meeting of stockholders; (iii) include a requirement that stockholder action be taken only by unanimous written consent or at stockholder meetings; (iv) specify certain advance notice requirements for stockholder nominations of candidates for election to the Board of Directors and certain other stockholder proposals; and (v) impose certain restrictions and supermajority voting requirements in connection with specified business combinations not approved in advance by the Company's Board of Directors. In addition, the Company's Board of Directors, without further action by the stockholders, may cause the Company to issue up to 250,000 shares of preferred stock ("Preferred Stock") on such terms and with such rights, preferences and designations as the Board of Directors may determine. Issuance of such Preferred Stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company.
(See "ADDITIONAL SECURITIES OF THE COMPANY--Preferred Stock Purchase Rights Plan.") Further, certain provisions of the Delaware General Corporation Law (the "Delaware Law") impose restrictions on the ability of a third party to effect a change in control of the Company and may be considered disadvantageous by a stockholder. (See "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK--Statutory Provisions Affecting Control of the Company.") Finally, the Company has enacted a stockholder rights plan to protect stockholders of the Company against unsolicited attempts to acquire control of the Company in a manner that does not offer a fair price to all stockholders. (See "ADDITIONAL SECURITIES OF THE COMPANY--Preferred Stock Purchase Rights Plan.") Certain federal and state regulations requiring prior approval of transfers of control may also have the effect of delaying, deterring or preventing a change in control of the Company. (See "RISK FACTORS--Regulatory and Legislative" and "THE COMPANY--Regulation.")

ABSENCE OF PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

     There was no public market for the Cooperative's securities and there currently is no public market for the Company's Common Stock. Although the Company intends to apply to have shares of its Common Stock quoted for trading on The Nasdaq Stock Market, there can be no assurance that a trading market would develop or be maintained or, if it did, that it would provide the Company's stockholders a meaningful opportunity to liquidate their equity interests in the Company at a fair value. The public trading price of shares of the Company's Common Stock would be determined by trading among the Company's stockholders and the Company would not have control over these trades. The market price of the Company's stock may be highly volatile. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products or services by the Company or its competitors, changes in the regulatory framework or in the cost of long distance service or other operating costs and changes in general market conditions may have a significant effect on the market price of the stock, should a market for the Company's Common Stock ever develop. The Purchase Price was determined by the Board of Directors in its discretion and was not determined with reference to actual prices at which shares of the Company's Common Stock have traded in the public markets. (See "DETERMINATION OF OFFERING PRICE.")

SHARES ELIGIBLE FOR FUTURE SALE

     The Company's Certificate of Incorporation provides for a substantial number of authorized shares of Common Stock and Preferred Stock which could be issued upon resolution of the Board of Directors without any additional stockholder action or approval. The Company's current plans include a number of programs which, if implemented, will require additional capital. Issuance of additional Common or Preferred Stock as part of the financing arrangements for these projects is contemplated. However, the dates, amounts, terms and purposes of such issuances are not now known.

     Future sales of substantial numbers of shares of the Company's stock in the public market or otherwise (including in connection with acquisi-tions), or the perception that such sales could occur, could adversely affect the market price of the stock and make it more difficult for the Company to raise funds through equity offerings in the future and, if such sales are made, could dilute the relative equity interests of the stockholders of the Company. Several principal stockholders hold a significant portion of the outstanding shares of the Company's Common

Stock, or a right to acquire a significant portion of such shares, and a decision by one or more of these stockholders to sell their shares, under Rule 144 issued under the Securities Act or otherwise, could materially and adversely affect the market price of the stock. (See "ADDITIONAL SECURITIES OF THE COMPANY--Stock Options.") As of the Record Date, there were 2,483,562 shares of the Company's Common Stock outstanding and an additional 285,640 shares subject to stock options. All of these shares are freely tradeable without restriction or further registration under the Securities Act, except for any shares held by "affiliates" of the Company or persons who had been "affiliates" within the three months preceding consummation of the Conversion and the Merger and shares subject to certain existing standstill agreements. (See "ADDITIONAL SECURITIES OF THE COMPANY--Standstill Agreements.") In addition, in November 1997 the Company filed a Registration Statement on Form S-8 under the Securities Act to register approximately 350,000 (as adjusted for the Stock Split) shares of the Company's Common Stock issuable under the Company's 1997 Stock Incentive
Plan.

CERTAIN STANDSTILL AGREEMENTS

     In connection with the Cooperative's acquisition of TCIC Communications, Inc. ("TCIC") and I-Way Partners, Inc. (renamed "Iway, Inc.") ("Iway"), the Cooperative issued to the former shareholders of TCIC and Iway (collectively, the "Sellers") shares of Cooperative preferred stock which automatically upon consummation of the Merger were converted into 94,727 shares of Common Stock and, after the Stock Split, are now 189,454 shares of Common Stock. In addition, the Sellers collectively received warrants which were converted into warrants to purchase an additional 38,956 shares of Common Stock and, after the Stock Split, were warrants to purchase 77,912 shares of Common Stock. These warrants were exercised in full in January 1998.

      In addition, in connection with the Company's acquisition of DataNet, the Company issued 320,000 shares (as adjusted for the Stock Split) of Common Stock to the two former shareholders of DataNet, both of whom are former shareholders of Iway. As a result of these transactions, the Sellers collectively own approximately 23.7% of the outstanding Common Stock of the Company.

      In connection with the issuance of the Cooperative preferred stock and warrants to the Sellers, the Cooperative entered into standstill agreements (the "Standstill Agreements") with the Sellers. Pursuant to the Standstill Agreements, the Sellers are restricted in their ability to dispose of shares of the Company's Common Stock and have agreed to refrain from certain other actions related to Company Common Stock. For a description of these restrictions, see "ADDITIONAL SECURITIES OF THE COMPANY--Standstill Agreements." Due to the restrictions contained in the Standstill Agreements, the Standstill Agreements could affect the development of a market for Company Common Stock by limiting the sale of or trading in the Common Stock of the Company owned by the Sellers and may have the effect of delaying, deterring or preventing a change in control of the Company by limiting the Sellers' abilities to initiate or participate in any transaction that might result in a change in control. The former shareholders of DataNet also entered into similar Standstill Agreements with respect to shares of Common Stock issued in connection with the DataNet acquisition.

CERTAIN CREDIT RISKS

     In the ordinary course of its business, the Company maintains substantial cash balances at various depository institutions. At times such deposits may exceed federally insured limits. While the Company has not experienced any losses as a result of such deposits, the insolvency or failure of such a financial institution could result in a substantial loss for the Company, depending on the size of the uninsured portion of the deposit.


                               THE OFFERING

     The Company is offering 400,000 Shares of Common Stock at a Purchase Price of $12.50 per Share to Stockholders and Employees of record as of the close of business on January 27, 1998 (the "Record Date"). Stockholders and Employees of the Company on the Record Date are entitled to subscribe for the Shares offered in this Offering subject to the conditions and in accordance with the procedures described below. Only those Stockholders and Employees who are legal residents of the states of South Dakota, Iowa, Minnesota and certain other states may purchase Shares in the Offering. (See "THE OFFERING--Subscription.") There is no minimum offering amount or subscription amount.

OFFEREES

     The Company offers the Shares only to (i) holders of record of Common Stock as of the close of business on the Record Date ("Stockholders") and
(ii) directors, officers and employees of the Company as of the close of business on the Record Date ("Employees"). Subscribing Stockholders will be entitled to purchase Shares before Employees. To the extent that the Offering is fully subscribed by Stockholders, Employees will not be entitled to purchase Shares, as further described below. For purposes of the Offering, a person who is both a Stockholder and an Employee will be treated as a Stockholder only.

EXPIRATION DATE

     This Offering will expire on March 11, 1998, at 5:00 p.m. Central Standard time (the "Expiration Date"). The Company will not be obligated to accept any purported subscriptions received after the Expiration Date, regardless of when the documents relating to that subscription were sent.

ALLOCATION OF OVERSUBSCRIBED SHARES BY STOCKHOLDERS

     If the aggregate number of Shares subscribed for by all Stockholders who submit valid subscriptions is greater than 400,000 Shares, Shares will be allocated to subscribing Stockholders in proportion to the number of shares of the Company's Common Stock held by each subscribing Stockholder as of the Record Date. To that end, management of the Company will compute an allocation factor (the "Allocation Factor") which shall be that number which, in the judgment of management, best achieves all of the following allocation objectives:

     - Each subscribing Stockholder who subscribes for a number of Shares greater than the product obtained by multiplying the Allocation Factor by the number of shares held of record by that Stockholder as of the Record Date shall receive a number of Shares equal to the product obtained by multiplying the Allocation Factor by the number of shares held of record by the Stockholder as of the Record Date.

     - Each Stockholder who subscribes for a number of Shares less than the product obtained by multiplying the Allocation Factor by the number of shares held of record by the Stockholder as of the Record Date shall receive the number of Shares subscribed for.

     - Each Stockholder who subscribes for 40 or fewer Shares shall receive the number of Shares subscribed for.

     - The number of Shares issued in the Offering, after taking into account allocation and rounding of fractional Shares, shall not in any event exceed
               400,000 Shares.

REMAINING SHARES

     Shares remaining, if any, after subscriptions by Stockholders are fully satisfied ("Remaining Shares") will be available for purchase by Employees. Each Employee may subscribe for as few as one Remaining Share or as many Remaining Shares as the Employee would like to purchase. If the Offering is not fully subscribed by Stockholders but Remaining Shares are oversubscribed by Employees, Remaining Shares will be allocated per person, with each Employee entitled to purchase the same maximum number of Remaining Shares. To that end, management of the Company will compute a maximum number (the "Maximum Number") which shall be that number which, in the judgment of management, best achieves the following objectives:

     - Each Employee who subscribes a number of Shares equal to or less than the Maximum Number of Remaining Shares shall be entitled to purchase all Remaining Shares subscribed for.

     - Each Employee who subscribes for more Remaining Shares than the Maximum Number shall be entitled to purchase such Maximum Number of Remaining Shares.

FRACTIONAL SHARES

     The Company will not issue any fractional Shares in the Offering. The Company will round to the nearest whole number any partial Share resulting from the allocation of Shares.

NOMINEE STOCKHOLDERS

     For purposes of this Offering, the Company will extend the right to subscribe to the beneficial owners of shares of Common Stock held of record by any broker, bank, depository or other nominee (a "Nominee Stockholder"). Nominee Stockholders may subscribe on behalf of their beneficial owners. Thus, each Nominee Stockholder should contact the beneficial owners of such shares as soon as practicable to ascertain the beneficial owners' intentions and to obtain instructions with respect to the Offering.

     In the event the Offering is oversubscribed by Stockholders, Nominee Stockholders who subscribe on behalf of beneficial owners of Common Stock may be required to certify to the Company as to the aggregate number of Shares subscribed to be purchased by each beneficial owner and as to the eligibility of each beneficial owner to subscribe in the Offering. Nominee Stockholders may, at their option, complete a single Subscription Agreement for all beneficial owners of Common Stock or a separate Subscription Agreement for each beneficial owner of Common Stock.

PURCHASE PRICE

     The Purchase Price is $12.50 per Share subscribed to be purchased. The Purchase Price is payable in cash by check or bank money order, all as more completely described under "THE OFFERING--Subscription."

CONDITIONS

     The Offering is not conditioned on the subscription for or sale of any minimum number of Shares. Once a Stockholder or Employee has subscribed for Shares, such subscription may not be revoked. Accordingly, Stockholders and Employees who subscribe for Shares will not have a right to return of their funds (except for unpurchased Shares, as described below), unless the Company terminates the Offering. Any subscription rights not exercised before the Expiration Date will expire and become worthless. The Company reserves the right at any time prior to the Expiration Date to terminate or extend the Offering for any reason.

SUBSCRIPTION

     A Stockholder or Employee may subscribe by properly completing and signing a Subscription Agreement and delivering it to the Company, prior to the Expiration Date, along with payment of the total Purchase Price for the Shares that the Stockholder or Employee subscribes to purchase. A Subscription Agreement is included with this Prospectus. The form of Subscription Agreement is also included as Appendix C to this Prospectus. Photocopies of the Subscription Agreement may be used.

     Until such time as the Company delivers certificates to the subscribers representing Shares purchased in the Offering, all funds received by the Company in payment of the Purchase Price will be held by the Company and invested at the discretion of the Company. Earnings on such funds will be retained by the Company regardless of whether or not the Offering is consummated.

     The method of delivery of the Subscription Agreement and payment of the Purchase Price to the Company will be at the election and risk of subscribing Stockholders and Employees. All questions concerning the timeliness, validity, form and eligibility of subscriptions will be determined by the management of the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any subscription. Subscription Agreements will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. The Company is under no duty to notify any Stockholder or Employee of any defect or irregularity in connection with the submission of Subscription Agreements, or to incur any liability for failure to give such notification.

     Subscription Agreements and payment of the Purchase Price must be delivered to Dakota Telecommunications Group, Inc., attn: Mr. Craig A. Anderson, Post Office Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066 on or before the Expiration Date. Payment may be made by check or bank money order, payable to Dakota Telecommunications Group, Inc. The Purchase Price will be deemed to have been received by the Company upon (i) clearance of any uncertified check or (ii) receipt by the Company of any certified check or cashier's check or of any bank money order. Return of a check unpaid for insufficient funds or any other reason may invalidate a subscription.

     Funds for Shares not purchased will be returned by the Company as soon as practicable after the Expiration Date. Any such payment will be made by Company check mailed to the record address of the subscribing Stockholder or Employee, or such other address as may be specified in the Subscription Agreement.

     Any questions or requests for assistance concerning any method of subscribing and any requests for additional copies of this Prospectus, should be directed to Mr. Craig A. Anderson, Executive Vice President-Marketing, Chief Financial Officer and Treasurer, Dakota Telecommunications Group, Inc., Post Office Box 66, 29705 453rd Avenue, Irene, South Dakota 57037-0066, (telephone (605) 263-3301).

   ISSUANCE OF COMMON STOCK; VOTING AT ANNUAL MEETING OF STOCKHOLDERS

     The Company will deliver certificates representing Shares purchased in this Offering to subscribers as soon as practicable after the Expiration Date and after the Company has made all prorations and adjustments contemplated by the terms of the Offering. Because the Expiration Date will occur near in time to the record date for the Company's 1998 annual meeting of stockholders, Shares purchased in the Offering will not be issued and outstanding as of the record date and will not be entitled to vote at the 1998 annual meeting.

UNDERWRITERS AND DEALERS

     No underwriter is involved in this Offering, and no commissions, fees or discounts will be paid or allowed to any underwriter, dealer, finder or other party in connection with the Offering. The Company is offering the Shares through its directors, officers and employees. None of such persons will receive, directly or indirectly, any remuneration for soliciting sales of Shares.

SALES OF SHARES TO COMPANY ESOP

     Shares, if any, remaining after subscriptions by Stockholders and Employees may be offered and sold to the Company's Employee Stock Ownership Plan (the "ESOP"), subject to certain conditions, including the approval of such sale by the Trustees of the ESOP. In December 1997, the ESOP purchased 49,213 shares of Common Stock. As a result of the Stock Split, the ESOP now owns 98,426 shares of Common Stock.


                      DETERMINATION OF OFFERING PRICE

     The Company was reorganized as a Delaware business corporation in July 1997. To date, there has been no well established public trading market for the Company's Common Stock, trading activity has been infrequent, and price information has not been regularly published.

     The Purchase Price was determined by the Board of Directors of the Company in the Board's discretion. In choosing the Purchase Price, the

Board of Directors considered the Company's pro forma book value per share, the Company's pro forma earnings per share, multiples of book value per share and earnings per share at which shares of more or less comparable telecommunications companies are traded in the public markets, and the general plans, prospects and risks of the Company as perceived by the Board of Directors. The Purchase Price was determined by the Board of Directors in its discretion and was not determined with reference to actual prices at which shares of the Company's Common Stock have traded in the public markets.


                          NO BOARD RECOMMENDATION

     Each Stockholder and Employee must evaluate his or her own best interests and financial circumstances to determine whether to invest in the Shares. The Board of Directors of the Company makes no recommendation to Stockholders or Employees regarding whether they should subscribe for Shares or Remaining Shares.


                              USE OF PROCEEDS

     The Company will receive approximately $5 million in cash (prior to deduction of all expenses of the Offering) if the Offering is fully subscribed.

     The Company intends to use the proceeds of the Offering for general operating purposes. These purposes may include selective acquisitions of capital assets to be used in the Company's business, acquisitions of other companies engaged in the same businesses as the Company, or acquisitions of businesses which the Company considers to be complimentary to its core businesses. However, as of the date of this Prospectus, no specific assets or businesses have been identified for acquisition and the costs of such acquisitions, if any, cannot be estimated. Pending such uses, the net proceeds will be invested in short-term investment securities.


                              CAPITALIZATION

     The following table sets forth as of September 30, 1997: (i) the actual capitalization of the Company and (ii) the capitalization of the Company as adjusted to give effect to the sale by the Company of the 400,000 shares offered hereby (at the price to existing shareholders of $12.50 per share) and the application of the estimated net proceeds therefrom. (See "USE OF PROCEEDS.") This table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

CAPITALIZATION TABLE

                                                           SEPTEMBER 30, 1997
                                                      ------------------------------
                                                        ACTUAL          AS ADJUSTED
                                                      -----------       -----------
Short-term Debt:
     Current maturities of long-term debt             $ 2,081,000       $ 2,081,000
                                                      -----------       -----------

     Long-term Debt, net of current maturities         25,715,348        25,715,348
                                                      -----------       -----------
Shareholders' Equity:
     Common Stock, no par value, 5,000,000 shares
        authorized, 1,970,432 shares issued and
        outstanding; 2,370,432 shares issued and
        outstanding as adjusted <F1>                    5,637,855        10,537,855
     Preferred Stock, no par value, 250,000 shares
        authorized, 0 shares issued and
        outstanding <F2>
     Other Capital <F3>                                   179,666           179,666
     Accumulated deficit                               (1,053,603)       (1,053,603)
                                                      -----------       -----------

        Total shareholders' equity                      4,763,918         9,663,918
                                                      -----------       -----------

        Total capitalization                          $32,560,266       $37,460,266
                                                      ===========       ===========

<F1> The number of shares of Common Stock has been adjusted to reflect the effects of the Stock Split and does not include shares of Common Stock issuable upon exercise of outstanding options.

<F2> 15,000 shares of Preferred Stock are designated as Series A Junior
     Participating Preferred Stock.

<F3> Consists of capital credits in the Company that had been allocated to members and patrons that the Company was unable to locate at the time of the Conversion and Merger.

                DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

     The Company's authorized capital stock consists of 5,000,000 shares of Common Stock, and 250,000 shares of Preferred Stock. As of the Record Date, a total of 2,483,562 shares of Common Stock were outstanding, held by 8,157 stockholders of record, and no shares of Preferred Stock were outstanding.

     COMMON STOCK. Holders of Common Stock are entitled to dividends out of funds legally available for that purpose if, as and when declared by the Board of Directors of the Company. Certain covenants in existing loan agreements between the Company and the RTFC limit the circumstances under which Company would be permitted to pay dividends or make other distributions to Company stockholders. Under these agreements, the RTFC must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The dividend rights of the Company's Common Stock also are subject to the rights of any Company Preferred Stock which has been or may be issued. As of the date of this Prospectus, since the formation of the Company in 1997, the Company has not paid cash dividends on Common Stock.

     Each holder of the Company's Common Stock is entitled to one vote for each share held on each matter presented for stockholder action. Company Common Stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

     In the case of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Company's Common Stock would be entitled to receive, pro rata, any assets distributable to common stockholders in respect of the number of shares held by them. The liquidation rights of the Company's Common Stock would be subject to the rights of holders of any Company Preferred Stock which could be issued in the future.

     All outstanding shares of the Company's Common Stock are fully paid and nonassessable.

     PREFERRED STOCK. The Company is authorized to issue, without further stockholder approval, up to 250,000 shares of the Company's Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, conversion and other rights, preferences, qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by Company's Board of Directors. Such Preferred Stock could have priority over Common Stock as to dividends and as to the distribution of the Company's assets upon any liquidation, dissolution or winding up of the Company.

     The Board of Directors has implemented a Preferred Stock Purchase Rights Plan. In connection with such plan, the Company's Certificate of Incorporation designates 15,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock for use in connection with such plan. (See "ADDITIONAL SECURITIES OF THE COMPANY--Preferred Stock Purchase Rights Plan.")

   STOCK OPTIONS>



     Upon the consummation of the Merger, stock options and warrants to purchase an aggregate of 162,936 (prior to the Stock Split) shares (or approximately 13% of the stock outstanding on such date on a fully diluted basis) of the Company's Common Stock were outstanding. (See "ADDITIONAL SECURITIES OF THE COMPANY--Stock Options.") As of the Record Date, and taking into account the effects of the Stock Split, stock options to purchase an aggregate of 285,640 shares of Common Stock were outstanding.

STATUTORY PROVISIONS AFFECTING CONTROL OF THE COMPANY

     Section 203 of the Delaware Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an "interested stockholder" unless certain requirements are met or unless certain exceptions apply. The term "business combination" generally includes (i) any merger or consolidation of the corporation or any majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation or other entity if the merger or consolidation is caused by the interested stockholder and as a result of the merger or consolidation Section 203 is not applicable to the surviving entity; (ii) with certain exceptions, any sale, lease or other disposition to or with the interested stockholder of assets of the corporation or of any majority-owned subsidiary of the corporation where the assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) any transaction which results in the issuance or transfer by the corporation or by any majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, with certain exceptions; (iv) any transaction involving the corporation or any majority-owned subsidiary of the corporation which increases the proportionate share of the stock which is owned by the interested stockholder; or (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial benefits (with certain exceptions) provided by or through the corporation or any majority-owned subsidiary.

     An "interested stockholder" is generally defined as any person (other than the corporation or a majority-owned subsidiary) that (i) owns 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years and the affiliates and associates of such person. Among the exceptions from the definition of "interested stockholder" is any person whose ownership of shares in excess of the 15% limit was the result of action taken solely by the corporation, unless that such person thereafter acquired additional shares of voting stock of the corporation (except as a result of further corporate action not caused, directly or indirectly, by such person).

     There are a number of exceptions to the prohibitions of Section 203. The first exception applies where, prior to the time that the interested stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

     The second exception is where, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned (i) by persons who are directors and also officers and
(ii) certain employee stock plans. The third exception is where, at or subsequent to the time the person became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

     Section 203 also does not apply: (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; (ii) if the stockholders adopt an amendment to the certificate of incorporation or bylaws expressly electing not to be governed by Section 203; (iii) if the corporation does not have a class of voting stock that is (A) listed on a national securities exchange, (B) authorized for quotation on The Nasdaq Stock Market, or (C) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken by an interested stockholder or from a transaction in which a person becomes an interested stockholder; (iv) if a stockholder becomes an interested stockholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (B) would not, at any time within the three-year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; (v) pursuant to the "competitive bidding" exception; or (vi) if the business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in Section 203 did not apply (with certain exceptions).

     The "competitive bidding exception" referred to above provides that (assuming the satisfaction of certain criteria) any person, including one about to become and one who is an interested stockholder, may propose a transaction free from the restrictions of Section 203 in certain
situations.   The basic policy behind this exception is that once the board of directors has decided to sell the corporation or a majority of its assets or has approved (or not opposed) a tender or exchange offer for 50% or more of the corporation's outstanding stock, the stockholders are benefitted by the promotion of bidding contests. Subsequent bidders are excepted from Section 203 if certain conditions are met. This exception allows a bidder who announces a transaction after the announcement of a management-approved transaction and prior to the completion or abandonment of the management-approved transaction to be free of the provisions of
Section 203.

     Under this exception, the corporation must give at least 20 days' notice to all interested stockholders prior to the consummation of (i) a merger or consolidation of the corporation (except for those mergers or consolidations where no stockholder vote is required), (ii) a sale, lease or other disposition of assets of the corporation or a majority-owned subsidiary having an aggregate market value at least equal to 50% of either the aggregate market value of all of the corporation's assets (determined on a consolidated basis) or the aggregate market value of 50% of the corporation's outstanding stock, or (iii) a proposed tender or exchange offer for 50% or more of the corporation's outstanding stock. This notice requirement ensures that an interested stockholder will have the opportunity to decide whether to bid against a management-approved transaction prior to the time that the transaction is approved by the stockholders.

     There are three prerequisites to the application of the "competitive bidding exception." First, there must be board approval of one of the three types of transactions described above. The second necessary element is the approval of (or lack of opposition to) a proposed transaction with a person who was not an interested stockholder during the preceding three years or who became an interested stockholder with board approval. The third prerequisite is that the potentially triggering transaction must either be approved or not opposed by a majority of the members of the board who were directors before any person became an interested stockholder in the preceding three years. Alternatively, directors approving or not opposing the transaction may include those who were elected or recommended by a majority of the continuing directors to succeed such continuing directors.

OTHER PROVISIONS AFFECTING CONTROL OF THE COMPANY

     Some provisions of the Company's Certificate of Incorporation may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult to consummate.

     PROVISIONS REGARDING THE BOARD OF DIRECTORS.

     CLASSIFIED BOARD. The Company's Certificate of Incorporation classifies the Board of Directors into three classes serving staggered, three-year terms. Classification of the Board could have the effect of extending the time during which the existing Board of Directors could control the operating policies of the Company even though opposed by the holders of a majority of the outstanding shares of Common Stock.

     NOMINATION OF DIRECTORS. Under the Company's Certificate of Incorporation, all nominations for directors by stockholders would be required to be delivered to the Company in writing at least 120 days prior to the notice of an annual meeting of stockholders or, in the case of a special meeting of stockholders at which a director or directors would be elected, at least seven days after the notice of the special meeting. A nomination that is not received prior to these deadlines would not be placed on the ballot. The Board believes that advance notice of nominations by stockholders would afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, would provide an opportunity to inform stockholders about such qualifications. Although this nomination procedure would not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors, the nomination procedure could have the effect of precluding a nomination for the election of directors at a particular meeting if the proper procedures were not followed.

     REMOVAL OF DIRECTORS. Under the Company's Certificate of Incorporation, subject to the rights of any class of stock then outstanding, any director could be removed from office, but only for cause, and only by stockholder action. Generally, the vote for removal would require the affirmative vote of a majority of shares entitled to vote at an election of directors. However, if less than the entire board was to be removed, no single director could be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. "Cause" for removal could only be present in the circumstances specified in the Company's Certificate of Incorporation. "Cause" is present when: (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of such person's duty to the Company in a matter of substantial importance to the Company and such adjudication is no longer subject to a direct appeal; (iii) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects such person's ability as a director of the Company; or (iv) the director's actions or failure to act have been in derogation of the director's duties, as provided in the Company's Bylaws or otherwise provided by law. Any proposal for removal pursuant to (iii) or (iv) that is initiated by the Board of Directors for submission to the stockholders would require the affirmative vote of at least two-thirds of the total number of directors then in office, excluding the director who is the subject of the removal action and who shall not be entitled to vote thereon.

     QUALIFICATION OF DIRECTORS. Under the Company's Certificate of Incorporation, no person who has asserted or asserts any "Claim" (defined below) against the Company or any subsidiary (a "Plaintiff"), and no person who was or became associated or affiliated with any Plaintiff (a "Related Person"), would be eligible to be elected or to serve as a director until the Claim was "Finally Resolved" (defined below). A director who was validly nominated and elected as a director and who thereafter became a Plaintiff or Related Person would continue as a director for the remainder of the term for which the director was elected or until the director's resignation or removal. A director who was or became a Plaintiff or a Related Person would be required to either (i) promptly take all steps necessary to cause the director to be neither a Plaintiff nor Related Person or (ii) if the director cannot do so and the Claim has not been Finally Resolved within the "Resolution Period" (defined below), resign as a director, effective immediately, at or before the end of such Resolution Period.

     A "Claim" means any claim, cross-claim, counterclaim or third-party claim pled in any action, suit or proceeding before any court, governmental agency or instrumentality, arbitrator or similar body or authority. However, certain claims are excluded, including: (i) one which, when aggregated with all other claims asserted by the Plaintiff or any Related Person of such Plaintiff against the Company or any subsidiary that have not been Finally Resolved, could not, if decided adversely to the Company or a subsidiary, along with all other aggregated claims, cross-claims, counterclaims and third-party claims, result in liability in excess of 10% of the consolidated current assets of the Company as of the most recent quarter or render the Company insolvent; (ii) one arising pursuant to a contract between the Company and the pertinent Plaintiff or Related Person that was approved by a majority of the Continuing Directors (as defined below), including without limitation, claims arising under any indemnity or employment contract; and (iii) claims asserted in the right of the Company (i.e., derivative actions).

     The term "Finally Resolved" means that a final order has been rendered with respect to the Claim and all available appeals from such order have been exhausted or the time for seeking such review has expired. The term "Resolution Period" means the 30-day period beginning on the earlier of
(i) the date on which a director of the Company notifies the Board that the director has become a Plaintiff or Related Person or (ii) the date on which the Board determines that a director has become a Plaintiff or Related Person. However, the Board could (but would not be required to) extend a Resolution Period by up to 15 days if the director establishes to the Board's satisfaction a reasonable likelihood that the Claim would be Finally Resolved or such director would cease to be both a Plaintiff and a Related Person during that extra 15-day period.

     The Board of Directors would not nominate any person for election as a director unless (i) the prospective nominee has provided the Board with
(A) all information necessary or appropriate to enable the Board to determine whether the nominee is a Plaintiff or a Related Person and (B) a signed statement that the prospective nominee is not aware of any reason not disclosed to the Board why the prospective nominee would or might be considered a Plaintiff or Related Person and (ii) after receipt of the items the Board determines that the prospective nominee is not a Plaintiff or Related Person.

     Any stockholder who is uncertain whether any person the stockholder desires to nominate for election as a director is a Plaintiff or Related Person could request a determination from the Board concerning that matter, upon delivering to the Board certain information and other items and complying with certain deadlines. Within 10 days after receiving a properly submitted request (or, if it is impossible or impracticable to do so during such period, as soon as practicable thereafter), the Board would be required to consider the request and determine whether or not the candidate is a Plaintiff or Related Person who could not be nominated for election to the Board.

     If a candidate who was the subject of a proper and timely submitted request was determined not to be a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate the candidate, then the Board's determination would operate as a waiver of the time limits otherwise applicable to the giving of such notice of intent to the extent, if any, necessary to afford the stockholder a period of five days after receipt of the Board's notice within which to give notice of intent to nominate the candidate.

     If the Board determined that the candidate was a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate, then the Board's determination would operate as a waiver of the time limits otherwise applicable to the giving of notice of intent to nominate to the extent, if any, necessary to afford the requesting stockholder a period of 15 days after receipt of the Board's notice within which to give notice of intent to nominate another person in lieu of the ineligible candidate.

     Whenever any stockholder was afforded an additional time period within which to give notice of intention to nominate, the Board may afford the other stockholders of the Company a comparable additional period of time within which to give such notice.

     While the Board of Directors believes that these provisions ensure that directors and nominees for election as directors will not have significant conflicts of interest with the Company, they may have the effect of making stockholder nominations of director candidates more difficult.

     BOARD EVALUATION OF CERTAIN OFFERS. The Company's Certificate of Incorporation provides that the Board of Directors would not initiate, approve, adopt or recommend any offer of any person or entity (other than the Company) to make a tender or exchange offer for any of the Company's Common Stock or Preferred Stock, to merge or consolidate the Company with any other entity, or to purchase or acquire all or substantially all of the Company's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its stockholders. In doing so, the Board could rely on an opinion of legal counsel who is independent from the offeror, and/or may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

     In making its determination as to whether the transaction would be in the best interests of the Company and its stockholders, the Board would be required to consider all factors it deemed relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by the Company and/or its stockholders, considering historical trading prices of the Company's Common Stock, the price that could be achieved in a negotiated sale of the Company as a whole, past offers to other corporations and the future prospects of the Company; (ii) the possible social and economic impact of the proposed transaction on the Company, its employees, customers and suppliers; (iii) the potential social and economic impact of the proposed transaction on the communities in which the Company and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the offering party; (v) the competence, experience and integrity of the offering party and its management; and (vi) the intentions of the offering party regarding the use of the assets of the Company to finance the transaction.

     "BLANK CHECK" PREFERRED STOCK AND PREFERRED STOCK RIGHTS PLAN. The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 250,000 shares of the Company's Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, conversion and other rights, preferences, qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by the Company's Board of Directors. The Certificate of Incorporation also designates 15,000 shares as Series A Junior Participating Preferred Stock for possible issuance in connection with a Preferred Stock Purchase Rights Plan which the Board of Directors of the Company enacted following the consummation of the Merger. No stockholder vote was taken in connection with the implementation of that plan. (See "ADDITIONAL SECURITIES OF THE COMPANY--Preferred Stock Purchase Rights Plan.")

     SUPERMAJORITY VOTE PROVISIONS. The Company's Certificate of Incorporation contains certain provisions that impose a supermajority vote requirement to approve certain "business combinations" involving an "interested stockholder." Article X provides that, in addition to any vote required by law or other provisions of the Certificate of Incorporation, the affirmative vote of not less than 80% of the outstanding shares of "voting stock" (which is defined as all shares of the Company's stock that are entitled to vote generally in the election of directors, voting as a single class) would be required for the approval of certain "business combinations" between the Company or a subsidiary and any "interested stockholder."

     A "business combination" is generally defined for purposes of Article X as including mergers, sales of all or substantially all of the assets of the Company and certain other transactions. An "interested stockholder" is defined as a person (other than the Company, its majority-owned subsidiaries or their employee benefit plans), who, alone or together with affiliated persons, beneficially owns 10% or more of the voting stock of the Company, as well as certain other persons that are affiliated with an interested stockholder.

     These requirements would not apply when the transaction was approved by a majority of the "continuing directors," which are directors who are not affiliated with an interested stockholder and who were either (i) elected to the Board prior to the time that the interested stockholder became an interested stockholder or (ii) designated, before their initial election as directors, as continuing directors by a majority of the then-continuing directors. The term excludes, however, certain persons that became directors as a result of election contests within the meaning of Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other types of proxy solicitations.

     In addition, Article XII provides that, in addition to any vote required by law or other provisions of the Certificate of Incorporation, the affirmative vote of at least 80% of the shares held by persons who are not interested stockholders (as defined in Article X) would be required to approve business combinations (as defined in Article X) of the Company or a majority owned subsidiary with any interested stockholder. This requirement would not apply if (i) the business combination was approved by a majority of the continuing directors (as defined in Article X) or (ii) certain other detailed conditions are satisfied.

     RESTRICTIONS ON AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS
OF THE COMPANY.   Several provisions of the Company's Certificate of
Incorporation require a greater-than-majority vote to be amended. Specifically, Article XV(A) provides that no amendment to the Certificate of Incorporation could alter, modify or repeal any or all of the provisions of Article XII (supermajority vote/fair price requirement for certain business combinations) or Article XV(A), unless the amendment is adopted by the affirmative vote of not less than 80% of the outstanding shares of voting stock held by stockholders who are not interested stockholders.

     Also, Article XV(B) of the Company's Certificate of Incorporation provides that no amendment shall alter, modify or repeal any or all of the provisions of Articles VII (powers of the Board of Directors), VIII (Board of Directors classification, nomination, qualification, etc.), IX (stockholder action by written consent), X (supermajority vote required for certain business combinations), XI (non-stockholder constituency provision) or XIII (limitation of certain director liability), and the stockholders would not have the right to alter, modify or repeal any or all provisions of the Bylaws of the Company, unless such amendment, alteration, modification or repeal is adopted by the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock. However, the provisions of Article XV(B) would not apply to, and such 80% vote would not be required for, any amendment, alteration, modification or repeal which has first been approved by (i) the affirmative vote of 80% of the entire Board of Directors, including the affirmative vote of at least one director of each class of the Board of Directors and (ii) the affirmative vote of two-thirds of the continuing directors.

     STANDSTILL AGREEMENTS. In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative entered into the Standstill Agreements with the Sellers. In addition, in connection with the Company's acquisition of DataNet, the Company entered into Standstill Agreements with the former shareholders of DataNet. These Standstill Agreements restrict the Sellers' and the former DataNet shareholders' abilities to dispose of shares of the Company's Common Stock and require them to refrain from certain other actions related to the Company's Common Stock. For a description of these restrictions, see "ADDITIONAL SECURITIES OF THE COMPANY--Standstill Agreements." The Standstill Agreements could have the effect of delaying, deterring or preventing a change in control of the Company.

                                THE COMPANY

     The following description of the Company should be considered carefully in evaluating the Company and its business. In this Prospectus, the term "Company" means the Cooperative and its subsidiaries before the Conversion, DTG and its subsidiaries after the Conversion and the Company and its subsidiaries after the Conversion and the Merger.

BUSINESS

     The Cooperative was incorporated as a stock cooperative in South Dakota on April 3, 1952, and has operated since that date in Irene, South Dakota. The Cooperative was formed to consolidate several small independent telephone companies in Southeastern South Dakota. The Company and its predecessors have been engaged in the telecommunications business since 1903. From the date of formation through 1979, the Company operated principally as a telephone company. Today, the Company continues these operations and has expanded into cable television and other related telecommunications services. In 1979, the Company expanded into CATV by building cable systems in its local markets. In the mid-1980s, the Company expanded into the cellular market through partnerships with cellular companies serving the Company's market area. The Company sold its rural cellular operations in 1994 and its Sioux Falls, South Dakota operations in 1995, in an effort to focus on new personal communication service ("PCS") technology. The Company expanded its cable operations in 1995 and 1996, and further expanded with the acquisitions in 1996 of TCIC (long distance and operator services) and Iway (Internet services), as described below.

     Today, the Company is a diversified telecommunications services company. The Company provides wireline local and network access service, long distance telephone service, operator-assisted calling services, telecommunications equipment sale and leasing services, cable television service, data networking services and Internet access and related services.

     The Company's local exchange services in South Dakota provide a majority of the Company's revenues and income. In 1996, the Company made the strategic decision to expand its operations into related telecommunications businesses, including expansion of its cable television services. During 1996, the Company acquired the assets of 19 additional community cable television systems that were sold by three companies that provided cable services for various communities in addition to the systems purchased by the Company. In December 1996, the Company, through a wholly owned subsidiary, merged with TCIC, a South Dakota-based provider of long distance and operator services. Also in December 1996, in a similar transaction, a wholly owned subsidiary of the Company merged with Iway, South Dakota's largest Internet service provider. Both TCIC (now renamed DTG Communications, Inc.) and Iway (now renamed DTG Internet Services, Inc.) continue to operate as wholly owned subsidiaries of the Company.

Effective December 1, 1997, the Company acquired by merger Futuristic, Inc. (d/b/a DataNet) ("DataNet"), a LAN and WAN integrator located in Sioux Falls, South Dakota. DataNet (now renamed DTG DataNet, Inc.) is the largest LAN/WAN integrator in South Dakota and is now a wholly owned subsidiary of the Company. In addition, as described under the heading "THE COMPANY--Recent Development," the Company has entered into an agreement to acquire a mobile radio and paging business. The Company intends to continue to explore expansion through strategic acquisitions and business alliances in an effort to facilitate the growth of the Company.

     The telecommunications services industry is in the process of substantial change, providing significant opportunities and risks to its participants. Evolving and newly-developed technology, emerging significant competition in the market for long distance and local telecommunications services, as well as the increasing desire of customers to have a majority or all of their various communication needs fulfilled by one supplier, are causing many companies, including the Company, that offer services primarily in one part of the communication services market to seek to offer, either directly or through alliances with others, new services to complement their primary service offerings.

     A key growth strategy for the Company is to provide integrated telecommunications services for its customers. These integrated services include long distance, wireless, cable television, data and local telephone service, as well as selected products and services that the Company will remarket to customers as a single source provider. The Company is in the process of substantially upgrading its network and supporting facilities to provide these integrated telecommunications services. The Company is committed to attempting to grow through expansion of its existing businesses, the development of value-added products and services and selected acquisitions, although there can be no assurance that the Company will be successful in attaining the profitable growth that is desired.
(See "RISK FACTORS.")

     TELECOMMUNICATIONS INDUSTRY OVERVIEW. From the formation of the telephone industry in the late 1800s until the breakup of AT&T in 1984, the telecommunications industry was largely dominated by AT&T through its ownership and operation of the Bell operating companies. Rural areas which provided little market share for AT&T were left to be served by small independent telephone companies like the Company and its predecessors. In 1984, the structure of the industry was significantly changed by the AT&T divestiture decree, which required the divestiture by AT&T of its 22 Bell operating companies and divided the country into 201 LATAs (the "AT&T Divestiture Decree"). The Bell operating companies were combined into seven Regional Bell Operating Companies ("RBOCs") and were permitted to provide local telephone service, local access service to long distance carriers and long distance ("intra-LATA") service within the LATAs. However, the Bell operating companies were prohibited from providing inter-LATA long distance service, or service between LATAs.

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
     The AT&T Divestiture Decree had a profound effect on the long distance portion of the telecommunications industry in the United States. To encourage competition in the long distance market, the AT&T Divestiture Decree and certain FCC regulations require most LECs to provide carriers with access to local exchange service that is "equal in type, quality and price" to that provided by AT&T and to allow customers to select their preferred long distance service provider. As a result, a large number of companies specializing in long distance services entered the market.

     For each long distance call, the originating and terminating LECs charge an access fee to the long distance carrier. The long distance carrier charges its customers a fee for its transmission of the call, a portion of which covers the cost of the access fees charged by the LECs. Access charges represent a significant portion of the Company's gross revenues from its local exchange operations as well as a significant portion of the Company's cost of providing long distance services. Generally, the FCC and the states regulate such access charges. The FCC has undertaken a comprehensive review of its regulation of LEC access charges to better account for increasing levels of local competition. (See "RISK FACTORS--Regulatory and Legislative" and "THE COMPANY--Regulation.")

     In February 1996, President Clinton signed the 1996 Act.  The 1996
Act significantly changed the telecommunications industry by (among other things) removing certain of the restrictions concerning the provision of long distance service by the RBOCs. The RBOCs, however, are required to obtain specific FCC approval and satisfy other conditions, including a checklist of interconnection and other requirements applicable to LECs, prior to providing long distance service in the regions in which the LECs provide local exchange service. (See "RISK FACTORS--Competition" and "--Regulatory and Legislative.") In addition, the 1996 Act opened local service telecommunications markets to competition by preempting state and local laws to the extent that such laws prevent competition in the provision of any telecommunications service, and by imposing a variety of new duties on LECs to promote competition in local exchange services.
Among other requirements, all LECs, including the Company, are required, on a non-discriminatory basis, to permit resale of their telecommunications services without unreasonable restrictions or conditions. The law and its accompanying regulations will enable the Company, upon receipt of all necessary regulatory approvals, to resell local telecommunications services in exchanges outside of the Company's traditional service territories in addition to its existing long distance services. The basis upon which such local services will be available to carriers, such as the Company, for resale are to be determined in proceedings of various state public utilities commissions. The Company believes that the opening of the local telecommunications services market to resellers provides the Company with significant growth opportunities while posing a much smaller threat in its small rural local exchanges.

     BUSINESS STRATEGY. The Company's business strategy is to attempt to achieve continued growth by developing and marketing a broad array of competitively priced telecommunications services. The Company's primary objectives in pursuing this strategy are to:

          (i) develop new and enhanced products and services through upgrading the Company's existing network and expanding this network, where feasible, into new markets. The Company substantially rebuilt its existing network in 1997 and plans to continue expanding this infrastructure in 1998;

          (ii) expand the Company's sales and marketing activities by increasing its advertising and promotional activities and enlarging its sales force to include direct and independent sales representatives and telesales marketing agents who would target commercial and residential accounts. The Company intends to supplement its sales force by rebuilding its customer support functions, enhancing its strong field service operations and improving its direct billing capabilities; and

          (iii) expand its revenue base through selected acquisitions of companies and facilities in the telecommunications and cable television industries and other related industries.

There can be no assurance that the Company will be successful in implementing its business strategy or attaining the profitable growth that is desired. (See "RISK FACTORS.")

     LOCAL TELECOMMUNICATIONS SERVICES. The Company's local telecommuni-cations services are provided directly by the Company. As of December 31, 1997, the Company provided services to approximately 6,100 access lines located in nine counties in Southeastern South Dakota. The Company's service area is generally rural, covering approximately 1,100 square miles, with an average of 5.4 access lines per square mile. The Company is classified as a "rural company" under the 1996 Act and receives Universal Service Fund monies, although such funds constituted less than two percent of the Company's gross revenues in 1996.

     The Company's local telecommunications services include: (i) local dial tone; (ii) local private line and public telephone services (including dial tone service for pay telephones owned by the Company and other pay phone providers); (iii) data transmission services; (iv) the sale, installation and maintenance of customer premise equipment; and (v) related services such as directory listing services. In connection with the Company's continuing strategy to provide a greater selection of value-added products, the Company has also introduced advanced services such as Caller ID, distinctive ringing, call waiting, call forwarding and three-way calling. The Company also introduced its new Distance Learning program, which the Company currently anticipates by the fall of 1998 will link 14 local schools with the University of South Dakota's School of Education to allow these local schools to share interactive televised classroom sessions. The Company desires to implement a similar system to link hospitals and medical clinics throughout rural communities in Southeastern South Dakota.

     In addition to providing local telephone service, the Company also provides network access services to IXCs. Network access service refers to the link provided by LECs between a customer's premises and the transmission facilities of other telecommunications carriers, generally inter-LATA long distance carriers. Examples of exchange access services include switched access and special access services. Network access revenues are billed directly to long distance carriers based on the number of conversation minutes generated by their customers located in the Company's exchanges. The interstate portion of these revenues is based on switched, common-line and special access tariffs approved by the FCC. The tariffs imposed by the FCC include end-user access charges to residential and business customers. State access is based on similar rate structures that are subject to approval by the South Dakota Public Utilities Commission. Unlike many LECs, the Company does not provide billing or collection services for interexchange long distance carriers operating in the Company's local exchanges.

     In addition to its current local service business, the Company also is attempting to position itself to resell local exchange services in exchanges where it currently does not operate its own facilities. The Company has filed an application in South Dakota, and currently intends in the future to file applications with the public utilities commissions in several states, seeking authorization to resell local exchange telecommuni-cations products and services. As of December 31, 1997, the Company obtained local exchange resale authorization in South Dakota. The Company currently anticipates that it will have filed applications for authorization to resell local exchange telecommunications services and products in a number of states surrounding South Dakota by the end of 1998. There can be no assurance that the public utilities commissions in other states will authorize the Company to resell local exchange telecommunications services and products in those states.

     Local service, including network access services, has historically been the Company's core business. In 1996, revenues from local services were approximately $4.3 million, representing approximately 55% of the Company's aggregate revenues. The Company currently anticipates that these revenues will continue to account for a substantial portion of the Company's revenues in the future, subject to possible regulatory change. (See "THE COMPANY--Regulation.") Although network bypass and alternative local access telephone service providers are potential competitive threats to the Company, no significant competition has occurred to date.

     LONG DISTANCE TELECOMMUNICATION SERVICES. The Company provides a wide range of long distance telecommunications services to both residential and commercial customers. These services include: (i) basic long distance calling service; (ii) voice and data services; (iii) dedicated private line services; (iv) collect calling, operator assistance and calling card services, including prepaid calling cards; (v) toll free or 800 services; and (vi) switched and dedicated Internet access services. The Company offers these services individually and in combinations. Through combined offerings, the Company is able to provide customers with added benefits such as single billing, unified services for multi-location companies and customized calling plans.

     The Company operates its own switches, develops and implements its own products, monitors and deploys its transmission facilities and prepares and designs its own billing and reporting systems. All of the Company's customers are identified by their telephone number, dedicated trunk or validated access code, and have a rating which is used to determine the price per minute that they pay on their outbound or inbound long distance calls. Rates typically vary by the type of service, the volume of usage, the distance of the calls, the time of day that calls are made, the region that originates the call and whether the product is being provided on a promotional basis. In 1996, long distance revenues were approximately $1,900,000, representing 31% of the Company's gross revenues. The Company anticipates that its long distance revenues will continue to grow in 1998, due to the building of new telecommunications systems and the Company's sales efforts.

     The Company provides long distance services in various ways. For customers located in the Company's local South Dakota exchanges, long distance services are provided primarily by the Company as part of its local service. For customers located outside of the Company's local exchanges or using operator assisted services, all long distance services are provided by DTG Communications, Inc., the Company's wholly owned subsidiary. Currently DTG Communications, Inc., is authorized to sell long distance services in North Dakota, South Dakota, Iowa, Nebraska, Minnesota, Montana and several other states. However, most of the Company's long distance revenues are derived from South Dakota. Internet long distance access services are provided by DTG Internet Services, Inc.

     WIRELESS SERVICES. The Company is exploring the possibility of expanding its existing telecommunications services by providing PCS. PCS is, from a customer standpoint, similar to existing cellular radio services ("cell phones"). The primary difference between PCS and cell phones is that PCS is a digital service rather than an analog service (although current cellular providers are moving to digital service as well) using different technology and a different licensed portion of the frequency spectrum. The FCC has, between December 1994 and January 1997, auctioned six blocks of frequency for PCS that will compete with the two existing cellular licensees in each of the FCC-designated markets.

     On December 13, 1996, the FCC adopted rules to permit geographic partitioning and spectrum disaggregation for all broadband PCS licensees. These rules will give the existing licensees and potential new entrants greater flexibility to determine how much spectrum they will need for the geographic areas in which they provide service. The Company entered negotiations with the winners of the A- and B-Block auctions for the Minneapolis, Minnesota and the Des Moines, Iowa Major Trade Areas ("MTA") to partition or disaggregate portions of the blocks that cover areas of interest to the Company in Southeastern South Dakota, Northwestern Iowa and Southwestern Minnesota. These negotiations have not reached a definitive point, and there are no existing financial or other commitments between the parties.

     The Company has an agreement to share frequency with US WEST Wireless for participation in the PCS D- and E-Block auction. This auction concluded on January 14, 1997, with US WEST Wireless being the successful bidder on BTA-421 (Sioux City) for the E-Block at $2.44 per population point. The Company's agreement covers 104,900 population points in the Company's area of interest in Southeastern South Dakota and Northwestern Iowa outside of the municipal boundaries of Sioux City. The total investment by the Company is $255,956. The Company has entered negotiations with US WEST Wireless for additional portions of the BTA, but there is no assurance that these negotiations will be successful for the Company.

     Currently, there are no active PCS operations in the Company's markets. The two cellular companies that cover the Company's market are Western Wireless, Inc. d/b/a Cellular One and CommNet Cellular, Inc. ("CommNet"). Since there will be six PCS licensees competing with two established cellular licensees in each market area, the Company expects the wireless service market to be highly competitive. The Company initially plans to focus on the use of its PCS services to provide fixed wireless services in its existing markets and surrounding areas, and to use the wireless services as a complement and supplement to other services offered by the Company. The Company has not yet established its final PCS development plan. There can be no assurance that the Company will be able to make wireless services a profitable part of its overall business.

     The Company had an interest in the Sioux Falls Cellular Limited Partnership ("SFLP") together with several other independent telephone companies and CommNet of Englewood, Colorado. The Company had a nine percent limited partnership interest, and a 20% interest in Dakota Systems, Inc. ("DSI"), a South Dakota corporation, which in turn held a four percent minority general partner interest in SFLP. In 1995, the Company sold, at a substantial gain over its initial investment, its entire interest in SFLP and in DSI to the remaining partners and shareholders of DSI. The Company's decision to sell its interest was influenced by (i) the limited control and influence available because of the structure of the limited partnership and (ii) the Company's decision to focus on new technology and new markets, including PCS.

     INTERNET SERVICES. The Company is the largest provider of Internet services in South Dakota. The Company provides a wide range of Internet services including Internet access options (both dial-up and dedicated), Web page development and hosting services, Internet applications development and training and consulting services to businesses, professionals and other on-line services providers. As of December 31, 1997, the Company hosted approximately 143 Web sites with an additional 6 sites under development. The Company estimates that its access services are used by approximately 6,600 users.

     In December 1994, Iway started its Internet operations, which the Company purchased in December 1996. Iway, now renamed DTG Internet Services, Inc., operates as a wholly owned subsidiary of the Company. The Company anticipates that in the future it may attempt to consummate additional acquisitions to expand its Internet service base.

     The Internet is a global collection of computer networks cooperating to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. The Internet originated with the ARPAnet, a restricted network started in 1969 by the United States Department of Defense Advanced Research Projects Agency to provide efficient and reliable long distance data communications among the disparate computer systems used by government-funded researchers and organizations. Unlike other public and private telecommunications networks that are managed by businesses, government agencies and other entities, the Internet is a cooperative interconnection of many such public and private networks. The networks that comprise the Internet are connected in a variety of ways, including public switched telephone network and high-speed, dedicated leased lines. Communications on the Internet are enabled by TCP/IP, an Internet-working standard that enables communications across the Internet regardless of the hardware and the software used.

     Recent technological advances, including increased microprocessor speeds and the development of easy-to-use graphic interfaces, combined with cultural and business changes, have led to the Internet being integrated into the activities of a multitude of individuals and the operations and strategies of numerous business organizations. For example, a growing number of employees within organizations have access to corporate networks, thereby increasing the amount of electronic communication both within and between organizations. In addition, the rapid growth of the installed base of home personal computers equipped with communication devices such as modems has created the ability to communicate electronically from home. These technological and business trends have led to an increase in the number of on-line services and Internet access providers.

     More recently, the development of World Wide Web technology and associated easy-to-use software has made the Internet easier to navigate and more accessible to a larger number of users and for a broader range of applications. While there has been significant media interest in the use of the Internet by consumers, business and professional organizations currently represent a more significant percentage of Internet use. These organizations increasingly are recognizing that the Internet can enhance communications, both among their geographically distributed locations and employees, and with their business partners and customers. In addition, businesses are realizing that the Internet can enable many applications which were previously unavailable or cost-prohibitive. For example, small and medium-sized businesses can establish and maintain a global presence and market and distribute their products and services electronically.

     Despite the growing interest in the many commercial uses of the Internet, the Company believes that many businesses, especially small businesses, have been deterred from purchasing Internet access services for a number of reasons, including: (i) inconsistent quality of service; (ii) lack of availability of cost-effective high-speed options; (iii) limited number of local access points for corporate users and customers; (iv) inability to integrate business applications on the Internet; (v) need to deal with multiple and frequently incompatible vendors; (vi) inadequate protection of the confidentiality of stored data and information moving across the Internet; and (vii) lack of tools to simplify Internet access and use.

     To address the needs of small businesses in South Dakota and surrounding states, the Company offers a comprehensive range of Internet access options, applications, training and consulting services tailored to meet the needs of small and medium-sized businesses and their customers. The products and services provided by the Company include dial-up and dedicated access, Web page development, Web page hosting, client software and security products and training. This array of products and services enables Internet users to purchase access, applications and services, including integration services, through a single source. The Company's products and services are supported by a technical staff that it believes is highly experienced in Internet operations and services, especially as they relate to small businesses. The Company's objective is to continue to develop and market value-added Internet services in the smaller markets in South Dakota and the surrounding states. Rates for the Company's Internet services vary depending on the type and range of service options.

     CABLE TELEVISION SERVICES. Through its subsidiaries, the Company owns and operates 26 cable television systems located in Southeastern South Dakota, Northwestern Iowa and Southwestern Minnesota ranging in capacity from 300 to 750 MHZ. As of December 31, 1997, these systems provide service to approximately 5,500 subscribers. No single community accounts for more than 12% of the Company's total basic CATV subscribers. The Company believes that this geographic diversity reduces its exposure to adverse economic, competitive and regulatory factors in any particular community.

The Company has been engaged in the cable television business since 1979. In 1996, as part of its expansion strategy, the Company acquired the assets of 19 of its total cable television systems, accounting for approximately 3,600 of the 5,500 current subscribers. The Company anticipates that in the future it may attempt to consummate additional acquisitions to expand its customer base and service markets.

     Cable television systems receive video, audio and data signals transmitted by nearby television and radio broadcast stations, terrestrial microwave relay services and communications satellites. Such signals are then amplified and distributed by coaxial cable and optical fiber to the premises of customers who pay a monthly fee for the service. The Company does not hold any dedicated spectrum licenses issued by the FCC related to its cable television operations, although the Company does hold all other necessary licenses to operate its systems. The number of channels provided by the Company varies by service area. The sources of the Company's cable television programming consist of the signals received from national television networks, local and other independent television stations that operate in or near the Company's service areas, satellite-delivered non-broadcast channels and public service channels and announcements.

     The Company provides programming to its subscribers pursuant to contracts with programming suppliers. The Company generally pays a flat monthly fee per subscriber for programming on its basic and premium services. A number of programming suppliers provide volume discount pricing structures and/or offer marketing support to the Company through the Company's participation in a purchasing pool with other small cable system operators. The Company's programming contracts generally are for fixed periods of time ranging from three to 10 years and are subject to negotiated renewal. The costs to the Company to provide cable programming have increased in recent years and are expected to continue to increase due to additional programming being provided to basic subscribers, increased costs to produce or purchase cable programming, inflationary increases and other factors. Effective in May 1994, the FCC's rate regulations under the 1992 Cable Act permitted operators to pass through to customers increases in programming costs in excess of the inflation rate. Management believes that the Company will continue to have access to programming services at reasonable price levels, although there can be no assurance that the Company can in the future maintain its access at reasonable price levels. (See "THE COMPANY--Regulation.")

     Monthly fees for cable services vary depending on the nature and type of service. The Company offers a basic cable service package (primarily comprised of local broadcast signals, popular national satellite channels and public, educational and governmental access channels) and premium movie channels. The monthly fee for basic service generally ranges from $17.95 to $24.95 depending on the number of channels offered, and the monthly service fee for premium channels is $7.95 per channel. Also, the Company generally assesses a nonrecurring installation charge of up to $35.00.

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
Customers are free to discontinue service at any time without penalty. The Company currently does not offer Pay-TV or "pay-per-view" services, but currently anticipates doing so in the future as it upgrades the capacity of its systems.

     The Company's cable television business is dependent to a large extent on its ability to obtain and renew its franchise agreements with local government authorities on acceptable terms. The Company believes that it has maintained good relations with its local franchise authorities. The Company has never had a franchise revoked and as of the date of this Prospectus all of its franchises have been renewed or extended at their expirations. Most of the Company's present franchises had initial terms of approximately 10 to 15 years. As of the date of this Prospectus, all of the Company's franchises have been renewed or extended, generally at or prior to their stated expirations and on terms which are acceptable to the Company. In this regard, during 1996, the Company completed negotiations with 19 communities resulting in franchise renewals. Federal law, including the 1984 Cable Act and the 1992 Cable Act, limits the power of the franchising authorities to impose certain conditions upon cable television operators as a condition of the granting or renewal of a franchise. The Company has 26 franchises, three of which are up for franchise renewal within the next three years. No one cable television franchise accounts for more than 10% of the Company's total cable television revenue.

     Franchise agreements contain varying provisions relating to construction and operation of cable television systems, including: (i) time limitations on the commencement and/or completion of construction;
(ii) quality of service, including (in certain circumstances) requirements as to the number of channels and broad categories of programming offered to subscribers; (iii) rate regulation; (iv) provision of services to certain institutions; (v) provision of channels for public access and commercial leased-use; and (vi) maintenance of insurance and/or indemnity bonds. The Company's franchises also typically provide for periodic payments of fees, generally ranging from zero to three percent of revenues, to the governmental authority which grants the franchise. Franchises usually require the consent of the franchising authority prior to a transfer of the franchise or a transfer or change in ownership or operating control of the franchisee.

     Subject to applicable law, a franchise may be terminated prior to its expiration date if the cable television operator fails to comply with the material terms and conditions of the franchise. Under the 1984 Cable Act, if a franchise is lawfully terminated, and if the franchising authority acquires ownership of the cable television system or effects a transfer of ownership to a third party, such acquisition or transfer must be at an equitable price or, in the case of a franchise existing on the effective date of the 1984 Cable Act, at a price determined in accordance with the terms of the franchise, if any.

     In connection with a renewal of a franchise, the franchising authority may require the cable operator to comply with different and more stringent conditions than those originally imposed, subject to the provisions of the 1984 Cable Act and other applicable federal, state and local law. The 1984 Cable Act, as supplemented by the renewal provisions of the 1992 Cable Act, establishes an orderly process for franchise renewal which protects cable operators against unfair denial of renewal when the operator's past performance and proposal for future performance meet the standards established by the 1984 Cable Act. The Company believes that its cable television systems generally have been operated in a manner which satisfies such standards and allows for the renewal of such franchises; however, there can be no assurance that the franchises for such systems will be successfully renewed as they expire.





     MAIN NETWORK OPERATIONS. The Company provides its local services and related long distance services primarily over its own network. The Company operates an advanced digital telecommunications network consisting of one Lucent 5ESS switch with nine subtending switches for its local services network, one Summa Logic digital switch for operator services and advanced long distance services, leased transmission lines to complete calls for its domestic and international long distance services and sophisticated network management systems designed to optimize traffic routing. The Company's network encompasses approximately 2,240 miles of copper trunk lines and customer connections and about 10,000 fiber miles of fiber optic cabling.

     The Company seeks to actively manage and improve its network. The Company spent approximately $10 million in 1997 to complete the deployment of Synchronous Optical Network ("SONET") fiber rings within its network and centralize and upgrade its switching equipment through the construction of a new switching center and the installation of a Lucent 5ESS switching
platform with advanced digital switching technologies.   The Company
currently plans to continue to expand its SONET network backbone in 1998.

     SONET technology substantially increases the speed at which data is carried on the Company's network, thereby allowing the Company to provide high-speed multimedia applications and information services throughout its network. In addition, SONET permits the Company to install customer circuits more quickly and improves monitoring of the network by anticipating certain problems before they occur. Further, when deployed in a ring design, SONET allows the Company to provide its customers with millisecond restoration of traffic in the event of a network outage.



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
     INTERNET NETWORK OPERATIONS. The Company's Internet network is based on leased circuits and frame-relay based network access to the Internet National Access Points ("NAPs") in Denver, Colorado and Willow Springs, Illinois (a southern suburb of Chicago). This gives the Company full physical redundancy to the main MCI Internet backbone. This network is controlled by a Bay Networks router located in the Company's Internet network operations center in Sioux Falls, South Dakota. Customers are able to access this network through dedicated lines, by dialing into existing frame relay circuits or by placing a local or long distance call (dial-up) through modems to the Sioux Falls switching center. Once connected, the customer's traffic is routed through the operation center modem banks to the Bay Networks router and into the Internet via the Company's NAP connections.

     The Company continues to upgrade its network infrastructure in response to the increased number of customers purchasing Internet access and Web page hosting services. The Company also currently plans to increase its NAP access speeds to handle larger levels of customer traffic at higher data transfer speeds.

   ** 1 CABLE NETWORK OPERATIONS. The Company uses a combination of coaxial cable and optical fiber for transmission of television signals to subscribers. Optical fiber is a technologically-advanced transmission medium capable of carrying cable television signals via light waves generated by a laser. The Company currently uses fiber optic technology to serve ten communities with a single CATV head-end facility. The Company anticipates that it will convert several additional systems over the next several years. It is anticipated that the systems, which facilitate digital transmission of voice, video and data signals as discussed below, will have optical fiber to neighborhood nodes tied to the Company's telecommunications network with coaxial cable distribution downstream to subscribers' homes from that point.

     The balance of the Company's cable systems currently operate on a stand-alone basis with each community system supported by its own signal processing center, known as a cable "head-end." A typical Company system consists of signal receiving, encoding and decoding apparatus, distribution systems and subscriber house-drop equipment. The signal receiving apparatus typically includes a tower, antenna, ancillary electronic equipment and earth stations for reception of satellite signals. Head-ends, consisting of associated electronic equipment necessary for the reception, amplification and modulation of signals, are located near the receiving devices. The Company's distribution systems consist of coaxial cables and related electronic equipment. Subscriber equipment consists of taps, house drops, converters and analog addressable converters.

     In 1997, the Company rebuilt four of its cable systems using advanced digital fiber optic/coax cabling techniques that allows it to offer both cable television and additional telecommunications services, such as local and long distance calling and high speed data transmission and Internet
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access services, over the same network.  These systems are interconnected to the Company SONET fiber optic network and switched from its new centralized switching facility. The Company also currently plans to install digital advertising insertion equipment in its central switching center. This equipment would allow the Company to significantly enhance the flexibility and reliability of its advertising sales. These enhancements enable the Company to offer increased programming channels with a higher quality signal at a lower per channel cost.





COMPETITION

     The telecommunications industry is highly competitive and affected by rapid regulatory and technological change. Regulatory trends have had, and may have in the future, significant effects on competition in the Company's industry. (See "THE COMPANY--Regulation.") New technology is continuing to expand the types of available communications services and equipment and the number of competitors offering such services. The Company faces actual and potential competition in all of its businesses. Most of the Company's competitors are large companies which have considerably greater financial, technological, marketing and other resources than the Company.

     The Company believes that the factors critical to a customer's choice of a telecommunications services provider are cost, ease of use, speed of installation, quality, reputation and, in some cases, geography and network size. The Company's objective is to be one of the most responsive service providers in the telecommunications industry, particularly when providing customized communications services. The Company recognizes that it must grow to be able to compete effectively in the changing telecommunications industry and to avail itself of greater economies of scale and increased scope in its transport and local access requirements and in its back office operations. It is for this reason that the Company expanded its business through the purchase of additional cable television systems and the acquisition of companies in the long distance and Internet long distance industries (i.e., TCIC and Iway), and the DataNet acquisition. These additions have expanded the Company's product line and service abilities which should enhance its ability to compete more effectively in its changing business and regulatory environment.

     LOCAL SERVICE COMPETITION. Historically, the Company's local telephone operations have not experienced significant competition. The Company's local telephone operations may experience increased competition from various sources, including resellers of the Company's local exchange services, large end-users installing their own networks, IXCs, satellite transmission services, cellular communications providers, cable television companies, radio-based personal communications service companies, competitive access providers and other systems capable of completely or
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
partially bypassing local telephone facilities. In 1996, the South Dakota Public Utilities Commission approved numerous applications to provide and resell local exchange services, including applications made by the Company to compete in other local exchanges throughout South Dakota. Numerous such applications are pending and the Company anticipates that other companies will make additional filings. The Company cannot predict the specific effects of competition on its local telephone business, but intends to attempt to take advantage of the various opportunities that competition should provide, including expanding into additional market areas, if it is able to do so. The Company is currently attempting to address potential competition by focusing on improved customer satisfaction, reducing costs, increasing efficiency, improving its digital network, restructuring rates and examining new product offerings and new markets for entry.

     LONG DISTANCE AND OPERATOR SERVICE COMPETITION. The long distance and operator services industries are highly competitive and dominated on a volume basis by the nation's three largest long distance providers: AT&T, MCI and Sprint. In 1996, AT&T, MCI and Sprint generated an aggregate of approximately 80% of the nation's long distance revenue of $79.3 billion. Behind these providers, four other companies had annual revenues of $430 million to $2.2 billion each in 1996. In addition, during the same year there were more than 300 companies with annual revenues of less than $430 million each, the majority with revenues below $50 million each. Most of these companies surpass the Company in size and available financial, technological, marketing and other resources. All of these companies potentially can compete with the Company in the long distance and operator services markets in which the Company currently operates.

     In addition, the 1996 Act permits RBOCs to provide long distance telecommunications services internationally and domestically in territories outside of the RBOCs' respective local service regions. RBOCs also may provide long distance telecommunications services that are incidental to certain other services, such as wireless and video services, in their local regions. The authority to provide long distance telecommunications services originating outside of the RBOCs' respective regions does not currently include calls that terminate in-region, such as private line services, 800 services or any equivalent service, and allows the contacted party to choose the inter-LATA carrier. RBOCs are prohibited from providing a full range of long distance telecommunication services in their local regions until certain important conditions are met. RBOCs own extensive facilities in their regions and have long-standing customer relationships and substantial capital resources, which permit them to expend funds on technological and marketing improvements. The Company believes that in the future RBOCs will become substantial competitors for long distance telecommunications services, especially in their local regions.

     INTERNET COMPETITION. The market for data communications services, including Internet access and on-line services, is extremely competitive.

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
There are no substantial barriers to entry, and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully will depend on a number of factors, including: (i) market presence; (ii) the ability to execute a rapid expansion strategy; (iii) the capacity, reliability and security of its network infrastructure; (iv) ease of access to and navigation of the Internet; (v) the pricing policies of its competitors and suppliers; (vi) the timing of the introduction of new products and services by the Company and its competitors; (vii) the Company's ability to support industry standards; and (viii) industry and general economic trends. The Company believes that its success in the data communications services market will depend heavily upon its ability to provide high-quality Internet connectivity and value-added Internet services at competitive prices.

     The Company's current and potential competitors headquartered in the United States may be divided into the following three groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, RBOCs and @Home
(a joint venture between Tele-Communications, Inc. and a venture capital firm), and various other cable companies; (ii) other Internet access providers, such as BBN, NETCOM, PSI and other national and regional providers; and (iii) on-line services providers, such as America Online, CompuServe, Intuit Inc., Microsoft Corp. and Prodigy Services Company.
Most of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological, personnel and other resources than those available to the Company. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their services.

     The Company expects that most of the major on-line services providers and telecommunications companies will expand their current services to compete fully in the Internet access market. The Company believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Internet access market, resulting in even greater competition to the Company. Certain companies, including America Online, AT&T, BBN and PSI, have obtained or expanded their Internet access products and services as a result of acquisitions and strategic investments. Such acquisitions or investments may permit these companies to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services. The Company expects acquisitions and strategic investments by its competitors to increase, thus creating significant new competitors. In addition, the ability of some of the Company's competitors to bundle other services and products with Internet access services, such as the Internet service offerings recently offered by AT&T and MCI, could place the Company at a further competitive disadvantage.

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
     As a result of increased competition in the Internet access and on-line services industry, the Company expects that it will continue to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of its Internet services. The Company previously has reduced prices on certain of its Internet access options and may consider doing so in the future. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, the Company believes that the data communications business, and in particular the Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could erode the Company's market share and could have a material adverse effect on its business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise, marketing and support capabilities or the expansion and acquisition possibilities to continue to compete successfully in this or any market.

     CABLE TELEVISION COMPETITION. Cable television competes for customers in local markets with other providers of entertainment, news and information. The competitors in these markets include broadcast television and radio, newspapers, magazines and other printed material, motion picture theaters, video cassettes and other sources of information and entertainment, including directly competitive cable television operations.

     Cable television service initially was offered as a means of improving television reception in markets where terrain factors or distance from major cities limited the availability of off-air television. In some of the areas served by cable television systems, a substantial variety of television programming can be received off-air, including low-power UHF television stations, which have increased the number of television signals in the country and provided off-air television programs to limited local areas. The extent to which cable television service is competitive depends upon a cable television system's ability to provide, on a cost-effective basis, a greater variety of programming than that available off-air or through other alternative delivery sources. Regulatory changes also impact competition in the cable industry. Both the 1992 Cable Act and the 1996 Act are designed to increase competition in the cable television industry. (See "THE COMPANY--Regulation.")

     There are alternative methods of distributing the same or similar video programming offered by cable television systems. Further, these technologies have been encouraged by Congress and the FCC to offer services in direct competition with existing cable systems. A significant competitive impact is expected from medium power and higher power DBSs that use high frequencies to transmit signals that can be received by dish antennas much smaller in size than traditional home satellite dishes

("HSDs"). There are multiple DBS providers offering services in the United States, and at least one additional provider has announced plans to provide DBS service in the future. These services are generally available throughout the continental U.S., including areas in which the Company operates its cable systems.

     DBS has both advantages and disadvantages as an alternative means of distributing video signals to a customer's home. Among the advantages are that (i) the capital investment (although initially high) for the satellite and uplinking segment of a DBS system is fixed and does not increase with the number of subscribers receiving satellite transmissions, (ii) DBS is not currently subject to local regulation of service and prices or required to pay franchise fees and (iii) the capital costs for the ground segment of a DBS system (the reception equipment) are directly related to, and limited by, the number of service subscribers. DBS's disadvantages presently include (i) limited ability to tailor the programming package to the interests of different geographic markets, such as providing local news, other local origination services and local broadcast stations, (ii) signal reception being subject to line-of-sight angles and (iii) intermittent interference from atmospheric conditions and terrestrially generated radio frequency noise.

     Although the effect of competition from DBS services cannot be specifically predicted, there has been significant growth in DBS subscribers and the Company anticipates that such DBS competition will increase in the future as developments in technology continue to increase satellite transmitter power, decrease the cost and size of equipment needed to receive these transmissions and enable DBS to overcome the disadvantages discussed above. Further, the extensive national advertising of DBS programming packages, including certain sports packages not currently available on cable television systems, will likely continue the rapid growth in DBS subscribers.

     The 1996 Act eliminated the statutory and regulatory restrictions that prevented telephone companies from competing with cable operators for the provision of video services. (See "THE COMPANY--Regulation.") The 1996 Act allows local telephone companies, including RBOCs, to compete with cable television operators both inside and outside of their telephone service areas. The Company expects that it may face substantial competition from telephone companies for the provision of video services, whether it is through the acquisition of cable systems, the provision of wireless cable or the provision of upgraded telephone networks. Most major telephone companies have greater financial resources than the Company, and the 1992 Cable Act ensures that telephone company providers of video services will be able to acquire significant cable television programming services. The specific manner in which telephone company provision of video services will be regulated is described in "THE COMPANY--Regulation." Additionally, the 1996 Act eliminates certain federal restrictions on utility holding companies and thus permits all utility companies to provide cable television services. The Company expects that the elimination of these federal restrictions could result in another source of significant competition in the delivery of video services.

     Another alternative method of distributing cable television is MMDS, which deliver programming services over microwave channels received by subscribers with special antennas. MMDS systems are less capital intensive, are not required to obtain local franchises or pay franchise fees and are subject to fewer regulatory requirements than cable television systems. The 1992 Cable Act also ensures that MMDS systems have the ability to provide all significant cable television programming services. Although there are relatively few MMDS systems in the United States currently in operation, virtually all markets have been licensed or tentatively licensed.

     The FCC has taken a series of actions intended to facilitate the development of wireless cable systems as an alternative means of distributing video programming, including reallocating the use of certain frequencies to these services and expanding the permissible use of certain channels reserved for educational purposes. The FCC's actions enable a single entity to develop MMDS systems with a potential of up to 35 channels, which permits the MMDS systems to compete more effectively with cable television. Developments in compression technology will significantly increase the number of channels that MMDS can offer. Further, in 1995, several large telephone companies acquired significant ownership in numerous MMDS companies. This infusion of capital into the MMDS industry can be expected to accelerate its growth and its competitive impact. Recently, the Company has experienced increased competition from an MMDS provider operating in several of the Company's existing cable system communities.

     Within the cable television industry, cable operators may compete with other cable operators or other entities seeking franchises for competing cable television systems at any time during the terms of existing franchises or upon expiration of such franchises in the expectation that an existing franchise will not be renewed. The 1992 Cable Act promotes the grant of competitive franchises. Furthermore, an increasing number of cities are exploring the feasibility of owning their own cable systems in a manner similar to city-provided utility services.

     Although there is no legal prohibition preventing long distance telephone companies from providing video services, historically they have not provided such services in competition with cable systems. However, such companies may prove to be a source of competition in the future. The long distance companies are expected to expand into local markets with local telephone and other offerings (including video services) in competition with RBOCs, which under the terms and conditions of the 1996 Act are permitted to enter the long distance service market subject to satisfying certain requirements.

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
     In addition to competition for subscribers, the cable television industry competes for advertising revenue with broadcast television, radio, print media and other sources of information and entertainment. As the cable television industry has developed additional programming, its advertising revenue has increased. Cable operators sell advertising spots primarily to local and regional advertisers. To date, the Company's advertising efforts have been limited to local public service announcements due to the limited capabilities of its existing systems. The Company currently intends to expand its advertising efforts as it completes the upgrade of many of its systems.

     The Company has no basis upon which to estimate the number of cable television companies and other entities with which it competes or may potentially compete. There are a large number of individual and multiple system cable television operators in the United States that are capable of competing with the Company and that have substantially greater financial, technological, marketing and other resources.

     The full extent to which other media or home delivery services will compete with cable television systems may not be known for some time and there can be no assurance that existing, proposed or as yet undeveloped technologies will not become dominant in the future.

REGULATION

     OVERVIEW. The Company operates in a highly regulated industry and its services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all facilities of, and services offered by, telecommunications common carriers to the extent that they involve the provision, origination or termination of interstate or international communications. The FCC also regulates many aspects of the Company's cable television operations. The South Dakota Public Utilities Commission retains jurisdiction over the Company's telecommunications operations in South Dakota while other state public utilities commissions regulate the intrastate aspects of the Company's long distance business in their state. Finally, certain cities and municipal governments regulate by franchise the Company's cable television operations within their jurisdiction.

     The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. There can be no assurance that recent or future regulatory changes will not have a material adverse impact on the Company. Recent developments include, without limitation (i) enactment of the 1996 Act which modifies the AT&T Divestiture Decree restrictions on the provision of long distance services by RBOCs between LATAs as defined in the AT&T Divestiture Decree;
(ii) FCC and state public utilities commissions actions changing access rates charged by LECs and making other related changes to access and interconnection policies, certain of which could have adverse consequences for the Company's long distance and local service businesses; (iii) related FCC and state regulatory proceedings considering additional deregulation of LEC access pricing; and (iv) various legislative and regulatory proceedings that would result in new local exchange competition.

     As the following discussion illustrates, the regulation of the telecommunications and cable industries at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that the Company's business will not be affected adversely by future legislation, new regulation or deregulation.

     TELECOMMUNICATIONS ACT OF 1996. On February 8, 1996, President Clinton signed into law the 1996 Act. Among other things, this legislation
(i) permits RBOCs to provide domestic and international long distance services in their own regions upon a finding that the petitioning RBOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest, (ii) removes existing barriers to entry into local service markets, (iii) significantly changes the manner in which carrier-to-carrier interconnection arrangements are regulated at the federal and state level and (iv) establishes procedures to revise universal service standards.

     The 1996 Act has particular relevance to the Company in four areas. First, the 1996 Act creates a duty on the part of the Company to interconnect its networks with those of its competitors and, in particular, creates a duty on the part of the Company's local exchange operations to negotiate in good faith the terms and conditions of such interconnection.
On August 8, 1996, the FCC released its FCC Interconnection Order. In the FCC Interconnection Order, the FCC adopted a national framework for interconnection but left to the individual states the task of implementing the FCC's rules. The order is subject to petitions for reconsideration filed at the FCC and petitions for review that have been consolidated before the United States Court of Appeals for the Eighth Circuit. On
October 15, 1996, the Eighth Circuit stayed substantial portions of the FCC's order pending judicial review. On November 1, 1996, the United
States Supreme Court denied applications to lift the stay. On July 18, 1997, the Eighth Circuit overturned substantial parts of the FCC's order as it relates to the ability of the FCC to set interconnection rates. The FCC has appealed the ruling to the Supreme Court, which has accepted the case for hearing. A decision is not expected before the end of 1998.

     Second, the 1996 Act contains a number of provisions that are intended to reduce barriers to entry and promote competition in a variety of telecommunications markets, including both long distance and local exchange operations. As a part of this effort, the 1996 Act provides a framework under which RBOCs may enter the interexchange communications business from which they were barred under the terms of the AT&T Divestiture Decree. Under this framework, an RBOC may provide long distance services in the states where it provides telephone service upon demonstrating to the affected state regulatory authority and to the FCC that: (i) it faces competition for local telephone service from at least one facilities-based competitor and (ii) that it satisfies a 14 point checklist that would purport to show that the affected RBOC's local exchange operations are open to competition. The 1996 Act establishes deadlines within which both the affected state regulatory agency and the FCC must act upon applications filed by an RBOC to enter the long distance business. Certain of the RBOCs already have taken steps to provide in-region long distance services, and have filed applications with the FCC seeking authority to provide such services in certain states. The Company expects that most or all of the RBOCs will file applications for authority to provide in-region long distance service. To date, the FCC has rejected each of those applications, however. The RBOCs can provide long distance services immediately in other states, and also with certain restrictions, cellular, video and incidental services.

     Third, although the 1996 Act generally prohibits long distance companies from marketing their services jointly with local telephone services provided by an RBOC (at least until that RBOC is permitted to enter the long distance business), it contains an exception for companies, such as the Company, that serve less than five percent of the nation's presubscribed access lines. Thus, the 1996 Act permits the Company to continue to market its long distance services jointly with local telephone services whether provided by the Company or provided by an RBOC or non-affiliated company.

     Finally, the 1996 Act modifies many of the regulations governing the Company's cable television operations and addresses some of the issues arising out of the combination of cable and telephone service.

     The Company cannot predict the effect that this legislation and the FCC's implementing regulations, many of which are still forthcoming or subject to judicial challenges, will have on the Company or the industry as a whole. However, the Company believes that it is positioned to pursue business opportunities in the rapidly changing telecommunications market.

     LOCAL SERVICE REGULATION. Historically, the Company's local telephone operations have been governed by regulation and oversight of the South Dakota Public Utilities Commission. The South Dakota Public Utilities Commission has had primary jurisdiction over various matters including intrastate toll and access rates, quality of service, issuance of securities, depreciation rates, disposition of public utility property, issuance of debt and accounting systems used by the Company. The Company has, however, been statutorily exempt from many of these requirements by virtue of its size. The FCC historically has had primary jurisdiction over the interstate toll and access rates of the Company and issues related to interstate telephone service.

     The 1996 Act has substantially modified both the states' and the FCC's jurisdictions in the regulation of local exchange telephone companies. The 1996 Act prohibits any state legislative or regulatory restrictions or barriers to entry regarding the provision of local telephone service. The 1996 Act required the FCC to develop regulations to implement various sections of the 1996 Act including: (i) the obligations imposed on incumbent LECs to interconnect with the networks of other telecommunica-tions carriers (including competing telecommunications carriers); (ii) unbundling of services into network elements; (iii) repricing of their services at wholesale rates for the purpose of permitting resale of those services; (iv) allowing other telecommunications carriers physically to collocate their equipment on the premises of the incumbent LEC; and (v) requiring telecommunications carriers to compensate each other based on their own costs for the transport and termination of calls on the other carriers' networks.

     As a rural telephone company, the Company is currently exempt from certain of the foregoing obligations unless, in response to a bona fide request, the South Dakota Public Utilities Commission removes that exemption. The Company, by petitioning the South Dakota Public Utilities Commission, also may qualify for exemption from certain other obligations under the 1996 Act. In addition, pursuant to the 1996 Act, the FCC instituted and referred to a federal-state joint board a proceeding to recommend changes to the current method of subsidizing universal service to assure the availability of quality telephone services at just, reasonable and affordable rates. The federal-state joint board released an initial "recommended decision" on November 8, 1996, and on May 8, 1997, the FCC released a Report and Order substantially adopting the Joint Board's recommendations. Appeals of the FCC's Report and Order have been consolidated before the United States Court of Appeals for the Fifth Circuit and currently are pending. On July 18, 1997, the FCC issued a further notice of proposed rulemaking to establish a universal service support mechanism for non-rural carriers based on the forward-looking economic cost of constructing and operating the network used to provide the supported services. The FCC has further indicated its intent to commence a separate proceeding by October 1998 to establish forward-looking economic cost mechanisms for rural carriers. Non-rural carriers would begin to receive support based on forward-looking economic cost on January 1, 1999, whereas rural carriers would shift to such an approach beginning no sooner than January 1, 2001. The Company cannot predict the terms or the effect


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
that the FCC's actions will have on the Company or on the industry as a whole. However, the Company believes that it is taking proper steps to reduce its exposure to potential declines in universal service support.

     The 1996 Act requires that all telecommunications providers (including cable operators that provide telecommunications services) contribute equitably to a USF, although the FCC may exempt an interstate carrier or class of carriers if their contribution would be minimal under the USF formula. The 1996 Act allows states to determine which intrastate telecommunications providers contribute to the USF. The purpose of the USF is to provide consumers in all regions, including low-income consumers and those consumers in rural, insular and high-cost areas, access to telecommunications and information services that are reasonably comparable to those services in urban areas at reasonably comparable rates.
The Company is a contributor to, and a recipient of, USF Funds.
The Company currently anticipates that it will receive more from USF Funding than it will contribute.

     NETWORK ACCESS REGULATION. The Company is subject to the jurisdiction of the FCC with respect to its provision of interstate network access services and certain related services. The FCC prescribes a uniform system of accounts for telephone companies, interstate depreciation rates and the principles and standard procedures used to separate plant investment, expenses, taxes and reserves of interstate services under the jurisdiction of the FCC and of intrastate services under the jurisdiction of the respective state regulatory authorities ("separations procedures"). The FCC also prescribes procedures for allocating costs and revenues between regulated and unregulated activities. The FCC has indicated that it intends to initiate a proceeding shortly to review separations reform.

     The FCC has prescribed structures for exchange access tariffs to specify the access charges for use and availability of the Company's facilities for the origination and termination of interstate long distance service. In general, the tariff structures prescribed by the FCC provide that interstate costs which do not vary based on usage ("non-traffic sensitive costs") are recovered from subscribers through flat monthly charges ("subscriber line charges"), and from IXCs through usage-sensitive Carrier Common Line ("CCL") charges. Traffic-sensitive interstate costs are recovered from carriers through variable access charges based on several factors, primarily usage.

     On December 24, 1996, the FCC initiated a rulemaking proceeding to address access charge reform. On May 16, 1997, the FCC released its First Report and Order adopting changes to the existing access charge structure. With limited exceptions, those modifications apply only to price cap incumbent LECs, which generally are the nation's largest telephone




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
companies. In the First Report and Order, the FCC also stated its intention to issue a subsequent Report and Order to provide additional rules to implement access charge reform, and to initiate separate proceedings to examine historical cost recovery issues and access charge reform for rate-of-return carriers, such as the Company. Appeals of the FCC's First Report and Order have been consolidated before the Eighth
Circuit and currently are pending. The FCC is continuing to review and amend its rules in this area and there can be no assurance that the FCC will not adopt rules that would have a material adverse effect on the Company.

     The FCC authorizes a rate-of-return ("ROR") that telephone companies such as the Company may earn on the interstate services they provide. The current ROR is 11.25% for companies remaining under ROR regulation. The FCC is currently considering changing the 11.25% ROR as a result of lower market interest rates. Effective January 1, 1991, the FCC replaced ROR regulation with price-cap regulation for the RBOCs and GTE Corporation and allowed all other companies that did not remain in the National Exchange Carrier Association ("NECA") Common Line and Traffic Sensitive Pools the option of price-cap regulation. The Company, like most small local exchange carriers, has elected to remain within the NECA tariff scheme.

     In 1992, the FCC initiated a rulemaking proceeding (CC Docket No. 92-
135) to address regulatory alternatives for mid-size and small LECs. This proceeding resulted in rules, adopted in September 1993, that provide for a non-price cap form of alternative regulation. The Company would be eligible for this form of regulation. The Company has not elected price cap regulation for interstate purposes and continues to evaluate the various forms of alternative regulation.

     The effect of the 1996 Act on the FCC's regulations concerning ROR regulation and alternative regulation is not yet clear, although, as a result of the enactment of the 1996 Act, the FCC is reexamining its rules to reflect the provisions of the 1996 Act and the associated increased competitive market conditions.

     The 1996 Act requires each LEC to continue to provide access services in accordance with requirements effective on the date immediately preceding the effective date of the 1996 Act, until those requirements are specifically superseded by FCC regulations. Pursuant to the 1996 Act, the FCC established regulations to implement the interconnection, unbundled access, resale and collocation requirements of the 1996 Act. The 1996 Act requires that interconnection and unbundled network elements be priced at just and reasonable rates, based on costs, and that compensation for transport and termination of traffic be reciprocal among carriers and be just and reasonable.

     In addition to the matters discussed above, FCC rules also govern:
(i) the allocation of costs between the regulated and unregulated activities of a communications common carrier and (ii) transactions between the regulated and unregulated affiliates of a communications common carrier.
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
     The cost allocation rules apply to certain activities that have never been regulated as communications common carrier offerings and activities that have been preemptively deregulated by the FCC. The costs of these activities are removed prior to the separations procedures process and are assigned to unregulated activities in the aggregate, rather than to specific services, for pricing purposes. Other activities must be accounted for as regulated activities, and their costs are subject to separations procedures.

     The affiliate transaction rules govern the pricing of assets transferred to and services provided by affiliates. These rules generally require that assets be transferred between affiliates at "market price," if such price can be established through a tariff or a prevailing price actually charged to third parties. In the absence of a tariff or prevailing price, "market price" cannot be established, in which case (i) asset transfers from a regulated to an unregulated affiliate must be valued at the higher of cost or fair market value and (ii) asset transfers from an unregulated to a regulated affiliate must be valued at the lower of cost or fair market value. The Company prices transactions to and between its subsidiaries at cost where appropriate, and at fair market value where appropriate.

     The FCC has not attempted to make its cost allocation or affiliate transaction rules preemptive. State regulatory authorities are free to use different cost allocation methods and affiliate transaction rules for intrastate rate-making and to require carriers to keep separate allocation records.

     The Company's local and intrastate operations are regulated by the South Dakota Public Utilities Commission. Like many state regulatory authorities, the South Dakota Public Utilities Commission is conducting proceedings concerning the rules under which carriers may operate in an increasingly competitive environment. The issues that the South Dakota Public Utilities Commission is examining include unbundling and interconnection, dialing parity for intra-LATA (or short-haul) toll traffic, number portability, resale of local exchange service and universal service. The 1996 Act has begun to have an effect on the timing and outcome of proceedings in many states, including South Dakota. The Company actively monitors the South Dakota proceedings as well as the proceedings in other states. However, the Company cannot, at this time, predict how these proceedings will ultimately be resolved and their effect on the Company, or when a decision will be forthcoming.

     The Company's telephone operating subsidiaries currently receive compensation from long distance companies for intrastate long distance services through access charges or toll settlements that are subject to state regulatory commission approval. The South Dakota Public Utilities Commission approved an intrastate access rate increase for the Company


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effective December 10, 1996.  There are no rate requests of the
Company currently pending before any regulatory commission.

     LONG DISTANCE REGULATION. The FCC has classified the Company as a non-dominant IXC for purposes of all long distance operations conducted outside of its existing local service exchanges. As a non-dominant carrier, the Company may provide domestic interstate communications in these areas without prior FCC authorization, although FCC authorization is required for the provision of international telecommunications by non-dominant carriers. Generally the FCC has chosen not to exercise its statutory power to closely regulate the charges or practices of non-dominant carriers. Nevertheless, non-dominant carriers are required by statute to offer interstate and international services under rates, terms and conditions that are just, reasonable and not unduly discriminatory, and the FCC acts upon complaints against such carriers for failure to comply with statutory obligations or with the FCC's rules, regulations and policies. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change its regulatory classification, although the Company believes that, in the current regulatory environment, the FCC is unlikely to do so.

     Historically, both domestic and international non-dominant long distance carriers maintained tariffs on file with the FCC. Pursuant to this requirement, the Company filed and maintained with the FCC a tariff for its interstate and international services. The Company also has obtained FCC authority to provide international services through the resale of switched services of various carriers. On March 21, 1996, the FCC initiated a rule-making proceeding in which it proposed to eliminate the requirement that non-dominant interstate carriers, such as the Company, maintain tariffs on file with the FCC for domestic interstate services. On October 29, 1996, the FCC announced that, following a nine-month transition period, long distance carriers were no longer required to file tariffs for interstate domestic long distance service, and that the relationship between carriers and their customers would be governed by individual contracts. Carriers also had the option immediately to cease filing tariffs. The Company did not elect to cease filing interstate tariffs. Following a judicial stay of the FCC's detariffing order, the FCC on March 6, 1997 released a public notice stating that the tariffing rules in place prior to December 22, 1996 are once again in effect. Thus, nondominant carriers providing interstate, domestic interexchange services, such as the Company, continue to be required to file tariffs pursuant to the FCC's rules.

     The FCC also imposes prior approval requirements on transfers of control and assignments of operating authorizations. The FCC has the authority to generally condition, modify, cancel, terminate or revoke operating authority for failure to comply with federal laws and/or the rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations. Although the Company believes that it has complied in all material respects with applicable laws and regulations, there can be no assurance that the FCC or third parties will not raise

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issues with regard to the Company's compliance with applicable laws and regulations.

     The intrastate long distance telecommunications operations of the Company also are subject to various state laws and regulations, including certification requirements. Generally, the Company must obtain and maintain certificates of public convenience and necessity from regulatory authorities as well as file tariffs in most states in which it offers intrastate long distance services, and in most of these jurisdictions, also must file and obtain prior regulatory approval of tariffs for its intrastate offerings. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers, and/or for corporate reorganizations; acquisitions of telecommunications operations; assignments of carrier assets, including subscriber bases; carrier stock offerings; and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of the state regulatory authorities. Fines and other penalties also may be imposed for such violations.

     At the present time, the Company is authorized to provide originating long distance services to customers in all states except Alaska and Hawaii. Those services may terminate in any state in the United States and may also terminate in countries abroad. Only 31 states have public utility commissions that actively assert regulatory oversight over intrastate services such as those currently offered by the Company. Like the FCC, many of these regulating jurisdictions are relaxing the regulatory restrictions currently imposed on telecommunications carriers for intrastate service. While some of these states restrict the offering of intra-LATA services by the Company and other IXCs, the general trend is toward opening up these markets to the Company and other IXCs. Those states that permit the offering of intra-LATA services by IXCs generally require that end-users desiring to access these services dial special access codes which place the Company and other IXCs at a disadvantage as compared to LEC intra-LATA toll service which generally requires no access code.

     WIRELESS SERVICES. The Company, through its wholly owned subsidiary, DWS, had a Spectrum Agreement with US WEST Wireless for participation in the FCC's PCS D- and E-Block spectrum auction. This auction concluded on January 14, 1997, with US WEST Wireless being the successful bidder on BTA-421 (Sioux City) for the E-Block at $2.44 per population point. The Company's agreement covers 104,900 population points in the Company's area of interest in Southeastern South Dakota and Northwestern Iowa outside of the municipal boundaries of Sioux City. The Company has a total investment of $255,956 in these licenses. The Company has entered negotiations with US WEST Wireless for additional portions of the BTA, but there is no assurance that these negotiations will be successful for the Company.

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
     On December 13, 1996, the FCC adopted rules to permit geographic partitioning and spectrum disaggregation for all broadband PCS licensees. These rules give the existing licensees and potential new entrants greater flexibility to determine how much spectrum they will need for the geographic areas in which they provide service. The Company has entered negotiations with the winners of the FCC's A- and B-Block auctions for the Minneapolis, Minnesota and the Des Moines, Iowa MTAs to partition or disaggregate portions of the blocks that cover areas of interest to the Company in Southeastern South Dakota, Northwestern Iowa and Southwestern Minnesota. These negotiations have not reached a definitive point, and there are no existing financial or other commitments between the parties. There can be no assurance that these negotiations will be successful for the Company.

     Since there will be up to six PCS licensees competing with up to two established cellular licensees in each market area, the Company expects the wireless service market to be highly competitive. The Company initially plans to focus on the use of its PCS services to provide fixed wireless services in non-metropolitan areas, and to use the wireless services as a complement and supplement to other services offered by the Company. There can be no assurance that the Company will be able to make wireless services a profitable part of its overall business.

     The licensing, construction, operation, acquisition and sale of PCS networks, as well as the number of PCS, cellular and other wireless licensees permitted in each market, are regulated by the FCC. Federal law prohibits the states from regulating the rates charged by wireless telecommunications carriers (including PCS and cellular). Although some states have petitioned the FCC for authority to regulate wireless rates, thus far no such petitions have been successful. Federal law also expressly prohibits the states from regulating the entry of wireless carriers. However, to the extent not otherwise preempted, the states are permitted to regulate any other terms and conditions of wireless services, including but not limited to customer billing information and practices; consumer protection matters; bundling of service and equipment; availability of wholesale capacity; and facilities siting issues. There can be no assurance that state agencies having jurisdiction over the Company's business will not adopt regulations, impose taxes on PCS licenses or take other actions that would adversely affect the business of the Company. Federal and state regulators also will determine important aspects of the Company's operations, such as technical aspects of and payments for interconnection with landline and other wireless networks.

     On July 26, 1996, the FCC released a report and order establishing timetables for making emergency 911 services available by PCS and other mobile services providers, including "enhanced 911" services that provide the caller's telephone number, location and other useful information. By late 1997, PCS providers must be able to process and transmit 911 calls

(without call validation), including those from callers with speech or hearing disabilities. Assuming a cost recovery mechanism is in place, by mid-1998 such providers must have completed actions enabling them to relay a caller's automatic number identification and cell site, and by 2001 they must be able to identify the location of a 911 caller within 125 meters in 67 percent of all cases. State actions incompatible with these FCC rules are subject to preemption. Various parties have petitioned the FCC to reconsider certain requirements imposed in the order.

     On August 1, 1996, the FCC released a report and order expanding the flexibility of PCS and other commercial mobile radio services to provide fixed as well as mobile services. Such fixed services include, but need not be limited to, "wireless local loop" services, for example for services to apartment and office buildings, and wireless backup of PBXs and local area networks, to be used in the event of interruptions due to weather or other emergencies. A petition for reconsideration or clarification of aspects of the FCC's order presently is pending.

     PCS licenses are granted for a 10-year period, at the end of which period the licensee may apply for renewal. The Company must obtain a number of approvals, licenses and permits for the operation of its PCS business, including land use regulatory approvals and licenses from the Federal Aviation Administration in connection with its PCS towers. Additionally, the wireless telecommunications industry is subject to certain state and local governmental regulations. Operating costs also are affected by other government actions that are beyond the Company's control. There is no assurance that the various federal, state and local agencies responsible for granting such licenses, approvals and permits will do so or that, once granted, those agencies will not revoke or fail to renew them. Failure to obtain such licenses, approvals and permits would adversely affect, delay commencement of or prohibit certain business operations proposed by the Company.

     CABLE TELEVISION REGULATION. The operation of cable television systems is extensively regulated through a combination of federal legislation and FCC regulations, by some state governments and by most local government franchising authorities such as municipalities and counties. The 1996 Act also is expected to have a profound effect on the regulation of cable television operations. This new law will alter federal, state and local laws and regulations regarding telecommunications providers and cable television service providers, including the Company. The discussion below summarizes the relevant provisions of the 1996 Act and reviews the pre-existing federal cable television regulation as revised by the 1996 Act.

          THE TELECOMMUNICATIONS ACT OF 1996. The following is a summary of certain provisions of the 1996 Act which could materially affect the growth and operation of the cable television industry and the cable and telecommunications services provided by the Company. The FCC has undertaken, and continues to undertake, numerous rule-making proceedings to interpret and implement the provisions discussed below. It is not possible at this time to predict the effects of such rule-making proceedings on the Company.

          CABLE RATE REGULATION. Rate regulation of the Company's cable television services is divided between the FCC and local units of government, primarily the local municipalities in which the Company provides services. The FCC's jurisdiction extends to the cable programming service tier ("CPST"), which consists largely of satellite-delivered programming (excluding basic tier programming and programming offered on a per-channel or per-program basis). Local units of government (commonly referred to as "local franchising authorities" or "LFAs") are primarily responsible for regulating rates for the basic tier of cable service ("BST"), which typically will contain at least the local broadcast stations and public access, educational and government ("PEG") channels. Equipment rates are also regulated by LFAs. The FCC retains appeal jurisdiction from LFA decisions. Cable services offered on a per-channel or per-program-only basis remain unregulated. By virtue of its small size, the Company is currently exempt from these regulations.

          Because of the Company's rate structure and small size, there is no CPST regulation of the Company's rates at the current time. If the Company's cable operations were to increase above the thresholds established in 1996 or if the Company were to change its rate structure with respect to cable services, additional regulations may apply. Those additional regulations would include CPST rate regulations, which would be triggered only by an LFA complaint. An LFA complaint must be based upon more than one subscriber complaint. Prior to the 1996 Act, a FCC review of CPST rates could be occasioned by a single subscriber complaint to the FCC. The 1996 Act does not disturb existing or pending CPST rate settlements between the Company and the FCC. The Company's BST rates remain subject to LFA regulation under the 1996 Act. Existing law precludes rate regulation wherever a cable operator faces effective competition. The 1996 Act expands the definition of effective competition to include any franchise area where a LEC (or affiliate) provides video programming services to subscribers by any means other than through direct broadcast satellite service. There is no penetration minimum for the LEC to qualify as an effective competitor, but it must provide comparable programming services (12 channels including some broadcast channels) in the franchise area. By virtue of its small size, the Company is currently exempt from most of the regulations under the 1996 Act.

          Under the 1996 Act, the Company will be allowed to aggregate on a franchise, system, regional or company level its equipment costs into


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     broad categories, such as converter boxes, regardless of the varying levels of functionality of the equipment within each such broad category. The 1996 Act will allow the Company to average together costs of different types of converters including non-addressable, addressable and digital. The statutory changes will also facilitate the rationalizing of equipment rates across jurisdictional boundaries. These cost-aggregation rules do not apply to the limited equipment used by "BST-only" subscribers.

          CABLE UNIFORM RATE REQUIREMENTS. The 1996 Act immediately relaxes the uniform rate requirements of the 1992 Cable Act by specifying that such requirements do not apply where the operator faces effective competition, and by exempting bulk discounts to multiple dwelling units, although complaints regarding predatory pricing may be made to the FCC. Upon a prima facie showing that there are reasonable grounds to believe that the discounted price is predatory, the cable system operator will have the burden of proving otherwise.

          SYSTEM SALES. The 1996 Act changes the definition of a cable system so that competitive providers of video services will only be regulated and franchised as a cable system if they use public rights-of-way.

          CABLE POLE ATTACHMENTS. Under the 1996 Act, investor-owned utilities must make poles and conduits available to cable systems under delineated terms. Electric utilities are given the right to deny access to particular poles on a nondiscriminatory basis for lack of capacity, safety, reliability and generally accepted engineering purposes. On March 14, 1997, the FCC released a notice of proposed rulemaking to amend its rules and policies governing pole attachments. In its notice, the FCC proposed a new formula for determining rates applicable to attachments on poles, within ducts, conduit or rights-of-way by both cable systems and telecommunications carriers until a separate methodology is proposed for telecommunications carriers. In the 1996 Act, Congress directed the FCC to issue a new pole attachment formula relating to telecommunications carriers within two years of the effective date of the 1996 Act, to become effective five years after enactment. On August 12, 1997, the FCC released a notice of proposed rulemaking seeking comment on the implementation of a methodology for determining pole attachment rates for telecommunications carriers. Those rules will result in higher pole rental rates for cable operators. Any increases pursuant to this formula may not begin for five years and will be phased-in in equal increments over the fifth through the tenth years. This new FCC formula does not apply in states which certify that they regulate pole rents. Pole owners must impute pole rentals to themselves if they offer telecommunications or cable services. Cable operators need not


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
     pay future make-ready on poles currently contracted if the make-ready is required to accommodate the attachments of another user, including the pole owner.

          CABLE ENTRY INTO TELECOMMUNICATIONS. The 1996 Act declares that no state or local laws or regulations may prohibit or have the effect of prohibiting the ability of any entity to provide any interstate or intrastate telecommunications service. States are authorized to impose competitively neutral requirements regarding universal service, public safety and welfare, service quality and consumer protection. The 1996 Act further provides that cable operators and affiliates providing telecommunications services are not required to obtain a separate franchise from LFAs for such services. The 1996 Act prohibits LFAs from requiring cable operators to provide telecommunications service or facilities as a condition of a grant of a franchise, franchise renewal or franchise transfer, except that LFAs can seek institutional networks as part of such franchise negotiations. The 1996 Act clarifies that traditional cable franchise fees may only be based on revenues related to the provision of cable television services. However, when cable operators provide telecommunications services, LFAs may require reasonable, competitively neutral compensation for management of the public rights-of-way.

          To facilitate the entry of new telecommunications providers (including cable operators), the 1996 Act imposes interconnection obligations on all telecommunications carriers. All carriers must interconnect their networks with other carriers and may not deploy network features and functions that interfere with interoperability. Existing LECs also have the following obligations: (i) good faith negotiation with carriers seeking interconnection; (ii) unbundling, equal access and non-discrimination requirements; (iii) resale of services, including resale at wholesale rates (with an exception for certain low-priced residence services to business customers); (iv) notice of changes in the network that would affect interconnection and interoperability; and (v) physical collocation unless the LEC demonstrates that practical technical reasons, or space limitations, make physical collocation impractical. The 1996 Act also directs the FCC, within one year of enactment, to adopt regulations for existing LECs to share infrastructure with qualifying carriers, and the FCC released those regulations on February 7, 1997. Under the 1996 Act, individual interconnection rates must be just and reasonable, based on cost, and may include a reasonable profit. Cost of interconnection will not be determined in an ROR proceeding. Traffic termination charges shall be mutual and reciprocal. The 1996 Act contemplates that interconnection agreements will be negotiated by the parties and submitted to a state public utilities commission for approval. A public utilities commission may become involved, at the request of


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
     either party, if negotiations fail. If the state regulator refuses to act, the FCC may determine the matter. If the public utilities commission acts, an aggrieved party's remedy is to file a case in federal district court.

          TELEPHONE COMPANY ENTRY INTO CABLE TELEVISION. The 1996 Act allows telephone companies to compete directly with cable operators by repealing the previous telephone company/cable cross-ownership ban and the FCC's video dialtone regulations. This will allow LECs, including the RBOCs, to compete with cable operators both inside and outside of their telephone service areas. If a LEC provides video via radio waves, it is subject to broadcast jurisdiction. If a LEC provides common carrier channel service it is subject to common carrier jurisdiction. An LEC providing video programming to subscribers is otherwise regulated as a cable operator (including franchising, leased access and customer service requirements), unless the LEC elects to provide its programming via an open video system. LEC owned programming services will also be fully subject to program access requirements.

          The 1996 Act replaces the FCC's video dialtone rules with an open video system ("OVS") plan by which LECs can provide cable service in their telephone service area. LECs complying with the FCC OVS regulations will receive relaxed oversight. The 1996 Act requires the FCC to act on any such OVS certification within 10 days of its filing. Only the program access, negative option billing prohibition, subscriber privacy, EEO, PEG, must-carry and retransmission consent provisions of the Communications Act of 1934, as amended, will apply to LECs providing OVS. Franchising, rate regulation, consumer service provisions, leased access and equipment compatibility will not apply. Cable copyright provisions will apply to programmers using OVS. LFAs may require OVS operators to pay franchise fees only to the extent that the OVS provider or its affiliates provide cable services over the OVS. OVS operators will be subject to LFA general right-of-way management regulations. Such fees may not exceed the franchise fees charged to cable operators in the area, and the OVS provider may pass through the fees as a separate subscriber bill item.

          The FCC has adopted regulations prohibiting an OVS operator from discriminating among programmers, and ensuring that OVS rates, terms and conditions for service are reasonable and nondiscriminatory. Further, the FCC has adopted regulations prohibiting an LEC-OVS operator, or its affiliates, from occupying more than one-third of the system's activated channels when demand for channels exceeds supply, although there are no numeric limits. The 1996 Act also mandates OVS regulations governing channel sharing, extending the FCC's sports exclusivity, network nonduplication and syndicated exclusivity regulations and controlling the positioning of programmers on menus and program guides. The 1996 Act does not require LECs to use separate subsidiaries to provide incidental inter-LATA video or audio programming services to subscribers or for their own programming ventures. The validity of the FCC's rules currently is under review in consolidated cases pending before the United States Court of Appeals for the Fifth Circuit.

          While there remains a general prohibition on LEC buyouts of cable systems (any ownership interest exceeding 10%), cable operator buyouts of LEC systems and joint ventures between cable operators and LECs in the same market, the 1996 Act provides exceptions to this prohibition. A rural exception permits buyouts where the purchased system serves an area with fewer than 35,000 inhabitants outside an urban area. Where an LEC purchases a cable system, that system, in addition to any other system in which the LEC has an interest, may not serve 10% or more of the LEC's telephone service area. Additional exceptions are also provided for similar buyouts. The 1996 Act also provides the FCC with the power to grant waivers of the buyout provisions in cases where (i) the cable operator or LEC would be subject to undue economic distress,
     (ii) the system or facilities would not be economically viable or
     (iii) the anticompetitive effects of the proposed transaction are clearly outweighed by the effect of the transaction in meeting community needs. The LFA must approve any such waiver.

          ELECTRIC UTILITY ENTRY INTO TELECOMMUNICATIONS/CABLE TELEVISION. The 1996 Act provides that registered utility holding companies and subsidiaries may provide telecommunications services (including cable television) notwithstanding the Public Utilities Holding Company Act. Electric utilities must establish separate subsidiaries, known as exempt telecommunications companies, and must apply to the FCC for operating authority. The Company anticipates that large utility holding companies will become significant competitors to both cable television and other telecommunications providers as a result of the 1996 Act.

          CROSS-OWNERSHIP AND MUST CARRY. The 1996 Act eliminates broadcast/cable cross-ownership restrictions (including broadcast network/cable restrictions), but leaves in place FCC regulations prohibiting local cross-ownership between television stations and cable systems. The FCC is empowered by the 1996 Act to adopt rules to ensure carriage, channel positioning and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. Previous SMATV and MMDS cable cross-ownership restrictions have been eliminated for cable operators subject to effective competition. By virtue of its small size, the Company is currently exempt from these regulations. The 1996 Act preserves local television broadcasters' rights to signal carriage on cable systems ("must-carry"), and clarifies that the geographic scope of must-carry is to be based on commercial publications which delineate television markets based on viewing patterns. The FCC is directed to grant or deny must-carry requests within 120 days of a complaint being filed with the FCC.

          CABLE EQUIPMENT COMPATIBILITY AND SCRAMBLING REQUIREMENTS. The 1996 Act directed the FCC to establish an equipment comparability rule emphasizing that (i) narrow technical standards, mandating a minimum degree of common design among televisions, VCRs and cable systems, and relying heavily on the open marketplace, should be pursued, (ii) competition for all converter features unrelated to security descrambling should be maximized and (iii) adopted standards should not affect unrelated telephone and computer features. The 1996 Act directed the FCC to adopt regulations which assure the competitive availability of converters ("navigation devices") from vendors other than cable operators. The FCC's rules may not impinge upon signal security concerns or theft of service protections. Waivers from these requirements will be available if the cable operator shows the waiver is necessary for the introduction of new services. Once the equipment market becomes competitive, FCC regulations in this area will be terminated.

          The 1996 Act requires cable operators, upon subscriber request, to fully scramble or block at no charge the audio and video portion of any channel not specifically subscribed to by a household. Further, the 1996 Act provides that sexually explicit programming must be fully scrambled or blocked. If the cable operator cannot fully scramble or block its signal, it must restrict transmission to those hours of the day when children are unlikely to view such programming.

          PRE-EXISTING FEDERAL REGULATION. The 1984 Cable Act and the 1992 Cable Act regulated the cable television industry and the vast majority of that regulation remains unchanged by the 1996 Act. The 1984 Cable Act created uniform national standards and guidelines for the regulation of cable systems. Among other things, the 1984 Cable Act generally preempted local control over cable rates in most areas. In addition, the 1984 Cable Act affirmed the right of franchising authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions.
     It also prohibited non-grandfathered cable systems from operating without a franchise in such jurisdiction. The 1984 Cable Act (i) requires cable television systems with 36 or more activated channels to reserve a percentage of such channels for commercial use by unaffiliated third parties, (ii) permits franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and governmental access and (iii) regulates the renewal of franchises.



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          The 1992 Cable Act greatly expanded federal and local regulation of the cable television industry. Certain of the more significant areas of regulation imposed by the 1992 Cable Act are discussed below.

          REGULATION OF PROGRAM LICENSING. The 1992 Cable Act directed the FCC to promulgate regulations regarding the sale and acquisition of cable programming between multichannel video program distributors (including cable operators) and programming services in which a cable operator has an attributable interest. The legislation and the implementing regulations adopted by the FCC preclude most exclusive programming contracts (unless the FCC first determines the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a programmer from improperly influencing the terms and conditions of sale to unaffiliated multichannel video program distributors. Further, the 1992 Cable Act requires that such cable affiliated programmers make their programming services available to cable operators and competing video technologies such as MMDS and DBS, and to telephone company providers of video services, on terms and conditions that do not unfairly discriminate among such competitors.

          REGULATION OF CARRIAGE OF PROGRAMMING. Under the 1992 Cable Act, the FCC adopted regulations prohibiting cable operators from requiring a financial interest in a program service as a condition to carriage of such service, coercing exclusive rights in a programming service or favoring affiliated programmers so as to restrain unreasonably the ability of unaffiliated programmers to compete.

          REGULATION OF CABLE SERVICE RATES. The 1992 Cable Act subjected the Company's cable systems to rate regulation, except in those cases where they face "effective competition." The FCC was required to establish standards and procedures governing regulation of rates for basic cable service, equipment and installation, which were then to be implemented by state and local franchising authorities. The 1992 Cable Act also required the FCC, upon complaint from a franchising authority or a cable subscriber, to review the reasonableness of rates for CPSTs. The 1996 Act amended the 1992 Cable Act to allow only LFAs to file complaints. Services offered on an individual basis, such as pay television and pay-per-view services, were not subject to rate regulation.

          On April 1, 1993, the FCC adopted rate regulations governing virtually all cable systems, which were revised on February 22, 1994. Under these regulations, existing basic and CPST service rates typically are evaluated against benchmark rates established by the FCC and are subject to mandatory reductions. Equipment and installation charges are regulated based on actual costs. As noted above, the 1996 Act provides that rate regulation of the CPST automatically sunsets on March 31, 1999.

          The FCC also allowed cable operators to elect to justify rates under cost-of-service rules, which allow high cost systems to establish rates in excess of the benchmark level. The FCC's interim cost-of-service rules allowed a cable operator to recover through rates for regulated cable services its normal operating expenses plus a rate of return equal to 11.25% on the rate base. However, the FCC significantly limited the inclusion in the rate base of acquisition costs in excess of the book value of tangible assets. As a result, the Company pursued cost-of-service justifications in only a few cases. On December 15, 1995, the FCC adopted slightly more favorable cost-of-service rules.

          The FCC's rate regulations generally permit cable operators to adjust rates to account for inflation and increases in certain external costs, including programming costs, to the extent such increases exceed the rate of inflation. However, a cable operator may pass through increases in the cost of programming services affiliated with such cable operator to the extent such costs exceed the rate of inflation only if the price charged by the programmer to the affiliated cable operator reflects either prevailing prices offered in the marketplace by the programmer to unaffiliated third parties or the fair market value of the programming. The FCC's revised regulations confirm that increases in pole attachment fees ordinarily will not be accorded external cost treatment. The FCC recently adopted a method for recovering external costs and inflation on an annual basis. The new method minimizes the need for frequent rate adjustments and the regulatory lag problems associated with the previous rate adjustment methodology.

           The regulations also provide mechanisms for adjusting rates when regulated tiers are affected by channel additions or deletions. Additional programming costs resulting from channel additions can be accorded the same external treatment as other program costs increases, and cable operators presently are permitted to recover a mark-up on their programming expenses. Under one option, operators were allowed a flat fee increase ($.20) per channel added to an existing CPST, with an aggregate cap on such increases ($1.20) plus a license fee reserve ($.30) through 1996. In 1997, an additional flat fee increase ($.20) is available, and the license fees for additional channels and for increases in existing channels are no longer subject to the aggregate cap. This optional approach for adding services expired on December 31, 1997.

          The FCC adopted additional rules that permit channels of new programming services to be added to cable systems in a separate new product tier which the FCC has determined that it will not rate regulate at this time. The FCC also has adopted rules allowing operators to raise rates based on costs incurred in connection with a substantial upgrade of the cable system. The FCC provided additional rate relief for small operators, including the Company, and to any additional systems that the Company acquires to the extent that the systems are already eligible for this favorable treatment.

          REGULATION OF CUSTOMER SERVICE. As required by the 1992 Cable Act, the FCC has adopted comprehensive regulations establishing minimum standards for customer service and technical system performance. Local franchising authorities are allowed to enforce stricter customer service requirements than the FCC standards.

          REGULATION OF CARRIAGE OF BROADCAST STATIONS. The 1992 Cable Act granted commercial broadcasters a choice of must-carry rights or retransmission-consent rights, and gave noncommercial educational broadcasters must-carry rights. By October 1993, cable operators were required to secure permission from broadcasters that elected retransmission-consent rights before retransmitting the broadcasters' signals. Local and distant broadcasters can require cable operators to make a payment as a condition to carriage of such broadcasters' stations on a cable system. Established superstations were not granted such rights.

          The 1992 Cable Act also imposed obligations to carry local broadcast stations for such stations which chose a must-carry right, as distinguished from the retransmission-consent right described above. The 1992 Cable Act and the rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must-carry, including the signals of stations carrying home-shopping programming and, depending on a cable system's channel capacity, non-commercial television broadcast signals. On March 31, 1997, the United States Supreme Court upheld the constitutionality of the must-carry provisions of the 1992 Cable Act.

          OWNERSHIP REGULATIONS.  The 1992 Cable Act required the FCC to:
     (i) promulgate rules and regulations establishing reasonable limits on the number of cable subscribers which may be served by a single multiple system cable operator or entities in which it has an attributable interest; (ii) prescribe rules and regulations establishing reasonable limits on the number of channels on a cable system that will be allowed to carry programming in which the owner of such cable system has an attributable interest; and (iii) consider the necessity and appropriateness of imposing limitations on the degree to which multichannel video programming distributors (including cable operators) may engage in the creation or production of video programming. On September 23, 1993, the FCC adopted regulations establishing a 30% limit on the number of homes nationwide that a cable operator may reach through cable systems in which it holds an attributable interest (attributable for these purposes is defined as a five percent or greater ownership interest or the existence of any common directors), with an increase to 35% if the additional cable systems are minority controlled. However, the FCC stayed the effectiveness of its ownership limits pending the appeal of a September 16, 1993 decision by the United States District Court for the District of Columbia which, among other things, found unconstitutional the provision of the 1992 Cable Act requiring the FCC to establish such ownership limits. On appeal, however, the United States Court of Appeals for the District of Columbia Circuit upheld the provision. As a result, the Company's ability to acquire interests in additional cable systems may be affected.

          On September 23, 1993, the FCC also adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest (using the same attribution standards as discussed above) to 40% of the first 75 activated channels on each of the cable operator's systems. The rules provide for the use of two additional channels or a 45% limit, whichever is greater, provided that the additional channels carry minority controlled programming services. The regulations also grandfather existing carriage arrangements which exceed the channel limits, but require new channel capacity to be devoted to unaffiliated programming services until the system achieves compliance with the regulations. Channels beyond the first 75 activated channels are not subject to such limitations, and the rules do not apply to local or regional programming services.

          In the same rule-making proceeding, the FCC concluded that additional restrictions on the ability of multichannel distributors to engage in the creation or production of video programming presently are unwarranted.

          Under the 1992 Cable Act and the FCC's regulations, a cable operator could not hold a license for MMDS and DBS systems within the same geographic area in which it provides cable service. The 1996 Act would allow such ownership if effective competition exists in that geographic area.

          The 1992 Cable Act contains numerous other provisions which, together with the 1984 Cable Act, create a comprehensive regulatory framework. Violation by a cable operator of the statutory provisions or the rules and regulations of the FCC can subject the operator to substantial monetary penalties and other significant sanctions such as suspension of licenses and authorizations, issuance of cease and desist orders and imposition of penalties. Many of the specific obligations imposed on the operation of cable television systems under these laws and regulations are complex, burdensome and increase the Company's cost of doing business.

          COPYRIGHT REGULATIONS. The Copyright Revision Act of 1976 (the "Copyright Act") provides cable television operators with a compulsory license for retransmission of broadcast television programming without having to negotiate with the stations or individual copyright owners for retransmission consent for the programming. The availability of the compulsory license is conditioned upon the cable operators' compliance with applicable FCC regulations, certain reporting requirements and payment of appropriate license fees, including interest charges for late payments, pursuant to the schedule of fees established by the Copyright Act and regulations issued thereunder. The Copyright Act also empowers the Copyright Office to periodically review and adjust copyright royalty rates based on inflation and/or petitions for adjustments due to modifications of FCC rules. The FCC has recommended to Congress the abolition of the compulsory license for cable television carriage of broadcast signals, a proposal that has received substantial support from members of Congress. Any material change in the existing statutory copyright scheme could significantly increase the costs of programming and be adverse to the business interests of the Company.

          PRIVACY. The 1984 Cable Act imposes a number of restrictions on the manner in which cable system operators can collect and disclose data about individual system customers. The statute also requires that the system operator must periodically provide all customers with written information about its policies regarding the collection and handling of customer data, their privacy rights under federal law and their enforcement rights. In the event that a cable operator is found to have violated the customer privacy provisions of the 1984 Cable Act, it could be required to pay damages, attorneys' fees and other costs. Under the 1992 Cable Act, the privacy requirements are strengthened to require that cable operators take such actions as are necessary to prevent unauthorized access to personally identifiable information.

          STATE AND LOCAL REGULATION. Because cable television systems use local streets and rights-of-way, cable television systems are generally licensed or franchised by local municipal or county governments and, in some cases, by centralized state authorities with such franchises being given for fixed periods of time subject to extension or renewal largely at the discretion of the issuing authority. The specific terms and conditions of such franchises vary significantly depending on the locality, population, competitive services and a number of other factors. While this variance takes place among systems of essentially the same size in the same state, franchises generally are comprehensive in nature and impose requirements on the cable operator relating to all aspects of cable service including franchise fees, technical requirements, channel capacity, subscriber rates, consumer and service standards, access channel and studio facilities, insurance and penalty provisions.
     Local franchise authorities generally control the sale or transfer of cable systems to third parties. The franchising process, like the federal regulatory climate, is highly politicized and no assurances can be given that the Company's franchises will be extended or renewed or that other problems will not be encountered at the local level. In connection with the franchise renewal process, LFAs commonly request the provision of enhanced cable system technology as a condition of franchise renewal. The 1984 Cable Act grants certain protective procedures in connection with renewal of cable franchises, which procedures were further clarified by the renewal provisions of the 1992 Cable Act.

          PROPOSED CHANGES IN REGULATION. The regulation of cable television systems at the federal, state and local levels is subject to the political process and has been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated and there can be no assurance that the Company's business will not be affected adversely by future legislation, new regulation or deregulation. Legislative, administrative and/or judicial action may change all or portions of the foregoing statements relating to competition and regulation.

          CABLE PROVISION OF INTERNET SERVICES. Transmitting indecent material via the Internet is made criminal by the 1996 Act. However, on-line access providers are exempted from criminal liability for simply providing interconnection service; they are also granted an affirmative defense from criminal or other action where in "good faith" they restrict access to indecent materials. The 1996 Act further exempts on-line access providers from civil liability for actions taken in good faith to restrict access to obscene, excessively violent or otherwise objectionable material. On June 26, 1997, the United States Supreme Court held unconstitutional the provisions of the 1996 Act criminalizing indecent online transmissions.

     REGULATION OF INTERNET SERVICES. Internet-related services are not currently subject to direct regulation by the FCC or any other United States agency, other than regulation applicable to businesses generally. The FCC recently requested comments on a petition filed by the America's Carriers Telecommunication Association which requests that the FCC regulate certain voice transmissions over the Internet as telecommunications services. Changes in the regulatory environment relating to the telecommunications or Internet-related services industry could have an adverse effect on the Company's Internet-related services business. The 1996 Act may permit telecommunications companies, RBOCs or others to increase the scope or reduce the cost of their Internet access services.
In its recent access charge reform proceeding, the FCC concluded that incumbent LECs may not assess interstate access charges on information service providers, but stated that it planned to address issues relating to information service providers' use of the public switched network as part of a broader set of issues under review in a related proceeding. Given the present unsettled nature of the regulation of Internet services, the Company cannot predict the effect that the 1996 Act or any future legislation, regulation or regulatory changes may have on its business.

     In addition to the regulatory uncertainties, the law relating to the liability of on-line services providers and Internet access providers for information carried on, disseminated through or hosted on their systems is currently unsettled. Several private lawsuits seeking to impose such liability are currently pending. In one action brought against an Internet access provider, RELIGIOUS TECHNOLOGY CENTER V. NETCOM ON-LINE COMMUNICATION SERVICES, INC., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet access providers could be held liable for copyright infringement. The case has been settled by the parties.

     The 1996 Act prohibits and imposes criminal penalties and civil liability for using an interactive computer service for transmitting certain types of information and content, such as indecent or obscene communications. On June 12, 1996, however, a panel of three federal judges granted a preliminary injunction barring enforcement of this portion of the 1996 Act to the extent that enforcement is based upon allegations other than obscenity or child pornography as an impermissible restriction on the First Amendment's right of free speech. That decision was appealed to the United States Supreme Court, which held the provisions unconstitutional.
In addition, Congress, in consultation with the United States Patent and Trademark Office and the Clinton Administration's National Information Infrastructure Task Force, is currently considering legislation to address the liability of on-line service providers and Internet access providers, and numerous states have adopted or are currently considering similar types of legislation. The imposition upon Internet access providers or Web hosting sites of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. The Company believes that it is currently unsettled whether the 1996 Act prohibits and imposes liability for any services provided by Iway should the content or information transmitted be subject to the 1996 Act.

     The law relating to the liability of on-line service providers and Internet access providers in relation to information carried, disseminated or hosted also is being discussed by the World Intellectual Property Organization in the context of ongoing consideration of updating existing, and adopting new, international copyright treaties. Similar developments are ongoing in the United Kingdom and other jurisdictions. The scope of authority of various regulatory bodies in relation to on-line services is currently uncertain.

     The Office of Telecommunications in the United Kingdom recently has published a consultative document setting out a number of issues for discussion, including the roles of traditional telecommunications and broadcasting regulators with respect to on-line services. The Securities Investment Board in the United Kingdom is investigating the status of on-line services and the transmission of investment information over networks controlled by access providers. Such transmissions may make an access provider liable for any violation of securities and other financial services legislation and regulations. Decisions regarding regulation, enforcement, content liability and the availability of Internet access in other countries may significantly affect the ability to offer certain services worldwide and the development and profitability of companies offering Internet and on-line services in the future. For example, it has been reported that CompuServe recently removed certain content from its services worldwide in reaction to law enforcement activities in Germany, and it has been reported that an Internet access provider in Germany has been advised by prosecutors that it may have liability for disseminating neo-Nazi writings by providing access to the Internet where these materials are available.

     The increased attention focused upon liability issues as a result of these lawsuits, legislation and legislative proposals could affect the growth of Internet use. Any costs incurred as a result of liability or asserted liability for information carried on or disseminated through its systems could have a material adverse effect on the business, financial condition and results of operations of the Company.

     SUMMARY ONLY. The foregoing is only a summary of some of the present and proposed federal, state and local regulations and legislation relating to the Company's businesses. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local regulatory requirements, currently are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which the Company operates. Neither the outcome of these proceedings nor their impact upon the Company can be predicted at this time.

EMPLOYEES

     As of December 31, 1997, the Company employed 161 employees, 142 of whom are full-time employees and none of whom was subject to any collective bargaining agreements.

ENVIRONMENTAL AND OTHER MATTERS

     Except for site-specific issues, environmental issues tend to impact members of the telecommunications industry in consistent ways. The United States Environmental Protection Agency ("EPA") and other agencies regulate a number of chemicals and substances that may be present in facilities used in the provision of telecommunications services. These include preservatives which may be present in certain wood poles, asbestos which may be present in certain underground duct systems, and lead which may be present in certain cable sheathing. Components of the Company's network may include one or more of these chemicals or substances. The Company believes that in their present uses, none of such facilities of the Company poses any significant environmental or health risk that derives from EPA regulated substances. If EPA regulation of any such substance is increased, or if any facilities are disturbed or modified in such a way as to require removal of the substance(s), special handling, storage and disposal may be required for any such facilities removed from use. At this time the Company is not subject to any environmental litigation.

PROPERTIES

     The tangible assets of the Company include a substantial investment in telecommunications and cable equipment. The net book value of the Company's fixed assets was $23.3 million at September 30, 1997. No single property represents 10% or more of the Company's total assets.

     The principal properties of the Company do not lend themselves to simple description by character and location. The Company's investment in property, plant and equipment consisted of the following at December 31, 1995 and 1996:

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                              (IN THOUSANDS)

FIXED ASSETS                             1996                     1995
------------                             ----                     ----
Telecommunications Plant                $16,923                  $15,452

Cable Systems                             4,870                    1,355

Other Equipment                           2,510                    2,100

Land and Buildings                        1,604                    1,581

Other                                       354                      462

     Telecommunications plant consists of switching equipment, transmission equipment and related facilities, aerial cable, underground cable, conduit and wiring. Cable systems consist of head-end, distribution and subscriber equipment. Other equipment consists of public telephone instruments and telephone equipment (including PBXs) used or leased by the Company in its operations, poles, furniture, office equipment, vehicles and other work equipment. Land and buildings consist of land owned in fee and improvements thereto, principally central office buildings. Other property consists primarily of plant under construction, capital leases and leasehold improvements.

     The Company's rights-of-way for its telecommunications and cable transmission systems are typically held under leases, easements, licenses or governmental permits. All other major equipment and physical facilities are owned in fee and are operated, constructed and maintained pursuant to rights-of-way, easements, permits, licenses or consents on or across properties owned by others.

     The Company believes that standard practices prevailing in the telephone industry are followed by the Company's telephone operating subsidiaries in the construction and maintenance of plant and facilities, and that all properties presently being used for operations of the Company are suitable, well maintained and adequately equipped for the purposes for which they are used. Substantially all of the Company's properties are subject to mortgage liens held by RTFC.

     The following property is owned in fee by the Company:

          Headquarters building - Irene, South Dakota
               13,000 sq. ft., single story brick structure, with 11,800 sq. ft. for offices, and 1,200 sq. ft. for storage. Originally built in 1977 and expanded twice since then.

          Main warehouse - Irene, South Dakota
               5,000 square feet, metal structure.

          Service building - Irene, South Dakota
               3,000 square feet, metal structure, with 600 sq. ft. in office space and the balance in storage.

          Network switching center - Viborg, South Dakota
               7,000 sq. ft., single story brick structure, on six-acre site in an industrial park.

          Network service building - Lennox, South Dakota
               1,360 sq. ft. for switching, 2,000 sq. feet for storage.

          Switching and equipment buildings
               Irene, South Dakota - telephone 900 sq. ft.

               Wakonda, South Dakota - 800 sq. ft.
               Gayville, South Dakota - 600 sq. ft.
               Parker, South Dakota - 1,400 sq. ft.
               Alsen, South Dakota - 1,000 sq. ft., plus 400 sq. ft. for storage.
               Flyger, South Dakota - 900 sq. ft.
               Worthing, South Dakota - 1,100 sq. ft.
               Beresford, South Dakota - 700 sq. ft.
               Hurley, South Dakota - 900 sq. ft.
               Sundowner site - Sioux Falls, South Dakota - 100 ft. wireless equipment tower with a 250 sq. ft. on a 2.5 acre site.

     The following property is leased by the Company:

          Beresford, South Dakota - 250 sq. ft. (office)
          9th & Phillips site - Sioux Falls, South Dakota - approximately 5,500 sq. ft. (office).

          DataNet office lease - Sioux Falls, South Dakota - approximately 7,175 sq. ft. (office).

     The Company also has various CATV equipment buildings, all of which are small (less than 300 sq. ft.) and most of which are on leased land in various communities served by the Company. This list of properties does not include properties owned or leased by subsidiaries of the Company, none of which is material. All properties owned by the Company are subject to liens for loans obtained in the ordinary course of business.

LEGAL PROCEEDINGS





     There are no material pending legal proceedings against the Company. The Company is subject from time to time to legal proceedings and claims that arise in the ordinary course of business and frequently participates in regulatory proceedings in front of the South Dakota Public Utilities Commission and the FCC. However, in the opinion of management, none of these proceedings is material to the Company's consolidated financial condition or results of operations.

CERTAIN AGREEMENTS AFFECTING CAPITAL STOCK

     STOCK OPTIONS.  As part of its executive compensation of Thomas W.
Hertz, Chief Executive Officer and General Manager, and Craig A. Anderson, Executive Vice President-Marketing, Chief Financial Officer and Treasurer, the Board of Directors of the Cooperative granted to each of Messrs. Hertz and Anderson stock options to purchase 767 shares of Cooperative preferred stock, which automatically became options to purchase 123,980 (as adjusted to reflect the effects of the Stock Split) shares of the Company's Common Stock at an exercise price of $6.19 (as adjusted to reflect the effects of the Stock Split) per share when the Merger was completed. (See "ADDITIONAL SECURITIES OF THE COMPANY--Stock Options.")



     STANDSTILL AGREEMENTS. In connection with the issuance of shares of Preferred Stock to the TCIC Sellers and Iway Sellers, the Cooperative entered into the Standstill Agreements with each of such persons that restrict the abilities of the TCIC Sellers and Iway Sellers from selling such stock and taking various other actions, as specified in the Standstill Agreements. The restrictions embodied in the Standstill Agreements continue to be applicable to shares of the Company's Common Stock issuable to the TCIC Sellers and Iway Sellers. (See "ADDITIONAL SECURITIES OF THE COMPANY--Standstill Agreements.") The Company entered into similar Standstill Agreements with the former shareholders of DataNet in connection with the DataNet acquisition.

   RECENT DEVELOPMENT

     In December 1997, the Company and its wholly owned subsidiary DWS entered into an agreement to acquire by merger Vantek Communications, Inc. and Van/Alert, Inc., two South Dakota corporations (collectively, "Vantek"). Vantek is a leading mobile radio operator and operates one of the largest paging business in South Dakota. Under the terms of the merger agreement, Vantek will be merged with and into DWS, which will continue its existence as a wholly owned subsidiary of the Company, operating both DWS' current
PCS business and Vantek's existing mobile radio and paging business. The merger is subject to various conditions, including the receipt of regulatory approval relating to license transfers. The Company anticipates that, subject to the satisfaction of necessary conditions, the merger will be completed in mid 1998.


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS

     The following discussion is provided by the Company's management as its analysis of the Company's financial condition and results of operations. This analysis should be read in conjunction with the separate historical financial statements of the Company and notes thereto included elsewhere in this Prospectus.

     OVERVIEW

     In 1996 the Company began a major reorganization and expansion program. This program includes the redesign and rebuilding of the Company's switching center and telecommunications network, a project which concluded in 1997, as well as expansion of the Company's operations through selected acquisitions. During 1996, the Company purchased the assets of nineteen cable television systems from three companies that provided cable services to various communities in addition to the assets purchased by the Company. In December 1996, the Company, through a wholly owned subsidiary, merged with TCIC, a South Dakota-based provider of long distance and operator services, to operate DTG Communications, Inc. Also in December 1996, in a similar transaction, the Company merged with I-way, one of South Dakota's largest Internet service providers, to create DTG Internet Services, Inc. In December 1997, the Company merged with DataNet, a large LAN/WAN systems integrator, to form DTG DataNet, Inc. All three companies continue to operate as wholly owned subsidiaries of the Company. The Company currently anticipates that additional acquisitions will form a part of its continuing expansion plans, though no final agreements have been concluded at this time, except as set forth under the heading "THE COMPANY-- Recent Development."

     As part of its reorganization plans, the Company also changed its form of conducting business from a South Dakota cooperative into a public Delaware business corporation. On February 19, 1997, the Company filed a Registration Statement on Form S-4 (Registration Statement No. 333-22025) with respect to the Conversion and the Merger. At a special meeting of the members of the Cooperative convened on July 21, 1997, the Conversion was approved. Immediately following the special meeting of the Cooperative members, a special meeting of the shareholders of the resulting South Dakota business corporation was convened on July 21, 1997 and held open until July 25, 1997. At that meeting, the shareholders voted to approve an Agreement and Plan of Merger pursuant to which the South Dakota business corporation would be merged with and into the Company. The Merger became effective on July 25, 1997. As a result, the Company now operates as a publicly held Delaware corporation.

     The Company's reorganization and expansion plans have had, and will continue to have, significant impacts on the Company's financial condition and results of operations. As part of its network rebuilding project, in 1995 the Company reassessed the remaining useful life of its old facilities. In 1996, the Company incurred approximately $5.8 million in new capital expenditures and in 1997 invested an additional $15 million for its network construction program. These expenditures have been, and those currently planned for 1998 will be, financed through substantial increase in long term debt. These changes will combine to result in sub-stantially higher depreciation and interest expenses with a corresponding reduction in the Company's net income. In addition, to implement its growth plans, in 1996 the Company completed the acquisitions described above and increased its employee base from 34 employees at December 31, 1995, to 76 employees at December 31, 1996 and to 161 employees at December 31, 1997, resulting in additional increases in amortization expense and employee-related operating expenses. While the Company anticipates that its revenue base will continue to grow through 1999 as it completes its new facilities and markets new services, the resultant higher expense levels from a combination of higher depreciation, amortization and interest expense, as well as additional employee expenses, will likely cause the Company to recognize and report net after-tax losses in those years.

DECEMBER 31, 1995 TO DECEMBER 31, 1996

     FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES
Dollars in Thousands                      FOR THE YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                               1995             1996
                                               ----             ----
Capital Expenditures                          1,554.1        $ 5,751.6
Cash Provided From Operations                 1,950.2          1,961.8
Cash Used for Investment                        725.7          7,516.2
Cash Provided From Financing                    103.3          1,353.0
Long-Term Debt Incurred                         342.0          4,399.3
Total Capital Structure                     $19,049.1        $22,448.3
Percent of Debt to Total Capital                  72%              71%

     The Company's total capital structure was $22,448,300 at December 31, 1996, compared to a total capital structure of $19,049,100 at December 31, 1995. The increase in total capital in 1996 of $3,399,200 consisted primarily of additional outstanding long-term debt of $2,284,000 and $1,172,000 in additional capital from the issuance of preferred stock to acquire TCIC and Iway in December 1996.

     Cash provided from operations was $1,962,000 in 1996 compared to $1,951,000 in 1995, largely unchanged. Cash used in investing activities was $7,516,000 in 1996, up from $725,700 in 1995. This increase is primarily due to increased capital expenditures in 1996 as the Company began rebuilding its transmission network. Investing activities for 1995 also included cash totaling $1,142,000 that was received from the sale of the Company's investment in certain cellular operations. Cash provided from financing activities was $1,353,000 in 1996, up from $103,300 in 1995. The increase in 1996 was primarily attributable to increased long-term borrowings to finance the Company's 1996 capital expenditures program. The Company believes that it has adequate internal and external resources available to finance its ongoing operating requirements, but will need additional long-term financing to complete additional network construction programs. See "RISK FACTORS--Significant Capital Requirements," "--Competition" and "--Dividend Restrictions and Other Restrictive Covenants."

     During 1996, the Company and its subsidiaries increased long-term debt by $4,399,000, compared to a $342,000 increase in 1995. Approximately $3,300,000 of the 1996 increase was related to the acquisition of the assets of 19 additional cable television systems and was obtained from the RTFC. The balance of the 1996 loans and the 1995 borrowings were obtained from the RUS. In July 1996, the Company refinanced all of its outstanding RUS loans using proceeds of a new loan from the RTFC. The Company and its subsidiaries expect the RTFC and other sources to continue to be available for future borrowings, though there can be no assurance that the RTFC or other lenders would remain so available or that the Company could continue borrowing on terms similar to its present financing. See "RISK FACTORS-- SIGNIFICANT CAPITAL REQUIREMENTS."

     RESULTS OF OPERATIONS

SUMMARY OF CONSOLIDATED OPERATIONS
Dollars in Thousands                     FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------------------
                                              1995            1996
                                              ----            ----
Total Revenues                              $6,115.5        $7,808.8
Depreciation and Amortization                1,701.0         2,434.4
Other Costs and Expenses                     3,572.6         5,296.5
                                            --------        --------
Operating Income (Loss)                        841.9            77.9
Other Income (Expense)                         593.5          (413.8)
Income Tax Expense (Benefit)                   301.9          (175.7)
                                            --------        --------
Net Income (Loss)                           $1,133.5        $ (160.2)

     In 1996, revenues increased to $7,809,000, up from $6,116,000 in 1995.
This represents an increase of 28 percent in 1996 compared to 1995. This increase reflects the addition of 19 new cable systems during 1996 as well as rate increases for the Company's local telephone services. Total costs and expenses increased to $7,731,000, up from $5,274,000 in 1995. This represents an increase of 47 percent in 1996 compared to 1995. The increase in 1996 expenses reflects the additional operating expense associated with the new cable assets purchased during that year as well as an increase in depreciation and amortization expense and employee costs for the Company's telephone operations. The Company's consolidated net income or loss for 1996 was a loss of $160,000, compared to net income of $1,133,000 in 1995, a decrease of 114 percent in 1996 compared to 1995.

The 1995 results include a one-time pre-tax net gain in the amount of $686,000 related to the sale of a cellular investment made by the Company.

     Other income and expense consists primarily of interest and dividend income, interest expense and gains and losses from the disposition of non-operating assets and investments. Other income decreased $1,000,000, or 170 percent, in 1996 primarily due to the unusual net after-tax increase in 1995 from the one-time sale of the Company's investment in cellular telephone operations. The 1996 decrease also reflects additional interest expense from the Company's increased long-term debt over 1995.

     RESULTS OF BUSINESS SEGMENT OPERATIONS

     The Company currently operates within two major business segments: telephone operations, which includes all operations other than cable television; and cable television operations. Because of the technological convergence of telephone and cable systems which allow both types of services to be offered through a single network, the Company believes that business segment reporting may not be appropriate in future years, although it will remain appropriate for 1997. The following sections discuss the operating results for these two segments in 1995 and 1996.

TELEPHONE OPERATIONS
Dollars in Thousands                     FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------------------
                                              1995           1996
                                              ----           ----
Local Service                               $  856.1       $1,058.7
Long Distance Toll Service                   1,931.7        1,996.3
Access Service                               2,761.8        3,267.0
Other Revenues                                  34.5          140.8
                                            --------       --------
Total Revenue                                5,584.1        6,462.7
Depreciation and Amortization                1,632.2        2,011.0
Other Costs and Expenses                     3,220.0        3,997.6
                                            --------       --------
Operating Income                            $  731.9       $  454.1
Access Lines                                   5,935          5,973

     Local service revenues increased $202,600, or 24 percent, in 1996 compared to 1995. The 1996 increase was due primarily to a local service rate increase approved by the Board of Directors in December 1995 and implemented in February and July 1996. There are no local rate requests currently pending for the Company nor does the Company currently anticipate any local rate increases during 1997. The Company's local service rates are not currently regulated by the FCC or the South Dakota Public Utilities Commission.

     Long distance toll revenues increased $64,600, or three percent, in 1996 compared to 1995. These changes primarily reflect fluctuations in minutes of use by the Company's customers.

     Access revenues increased $505,200, or 18 percent, in 1996 compared to 1995. The Company reassesses its access rates and underlying cost studies annually and adjusts its tariff rate filings and participation in NECA and USF revenue pools accordingly. In late 1996, the Company received approval from the South Dakota Public Utilities Commission to increase its intrastate access rates approximately 20 percent.

     Depreciation and amortization expenses increased by $378,800, or 23 percent, in 1996 as a result of the Company's additional capital expenditures for the year, changes in the estimated useful lives of certain assets and the amortization of costs associated with its acquisitions of TCIC and Iway. Approximately $75,000 of this increase was due to a change in the Company's estimate of the useful life of certain of its central office and other telecommunications equipment. See Note 12 to the Company's Consolidated Financial Statements contained in Appendix A to this Prospectus.

     Other telephone costs and expenses increased $777,600, or 24 percent, for 1996, primarily due to the expense of $550,000 of costs associated with the abandonment of the acquisition of eight wireline telephone exchanges. The other expense increase of $227,600 in 1996 was primarily due to an increase in network repair maintenance activities which were postponed in earlier years.

CABLE TELEVISION OPERATIONS
Dollars in Thousands                   FOR THE YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                            1995          1996
                                            ----          ----
Cable Service Revenue                      $469.4       $1,300.5
Other Revenue                                61.9           45.6
                                           ------       --------
Total Cable Revenue                         531.3        1,346.1
Depreciation and Amortization                68.8          423.4
Other Costs and Expenses                    352.6        1,298.9
                                           ------       --------
Operating Income (Loss)                    $110.0       $ (376.2)
Subscribers                                 1,740          5,474

     The Company's cable service revenues increased $831,000, or 177 percent, in 1996 due to the purchase of the assets of 19 additional cable systems during the year.

     Depreciation and amortization expenses increased by $354,600, or 515 percent, in 1996 as a result of the Company's purchase of additional cable system assets during the year, with $113,900 primarily due to the Company's reassessment of the remaining useful life of its existing cable system assets. See Note 12 to the Company's Consolidated Financial Statements contained in Appendix A to this Prospectus.

     Other costs and expenses increased $946,400, or 268 percent, in 1996 compared to 1995. Operating expenses increased in 1996 primarily due to the increased level of all expenses associated with the operation of the additional assets purchased in 1996.

     INTEREST EXPENSE
Dollars in Thousands                   FOR THE YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                            1995           1996
                                            ----           ----
Interest Expense                           $592.1         $723.8

     Interest expense increased $131,700, or 22 percent, in 1996 due to the addition of long-term borrowings to finance the Company's 1996 capital expenditures and the purchase of additional cable system assets and the business operations of TCIC and Iway. The Company borrowed substantial additional long-term funds in 1997 to finance its network rebuilding project and, accordingly, anticipates that future interest expense will increase significantly.

     INCOME TAXES

     The Company historically operated as a stock cooperative and was granted tax exempt status under Section 501(c)(12) of the Code. Accordingly, income tax expense has been related only to certain ancillary operations, such as the Company's cable television operations and its prior investments in cellular operations. Income tax expense decreased $477,500, or 158 percent, in 1996 due to net operating losses in those operations.
As a result of the Conversion, the Company is no longer tax exempt.

SEPTEMBER 30, 1997

     FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

          SEPTEMBER 30, 1997 COMPARED TO DECEMBER 31, 1996

     Accounts Receivable decreased from $1,784,895 at December 31, 1996 to $1,471,754 at September 30, 1997 due to stricter collection policies implemented by the Company in 1997. Materials and Supplies increased from $694,097 at December 31, 1996 to $1,383,644 at September 30, 1997, primarily due to materials on hand to be used to complete the Company's 1997 construction projects. The offsetting changes in these two asset items accounted for most of the increase in current assets from $6,540,903 at December 31, 1996 to $6,911,554 at September 30, 1997.

     Investments and Other Assets increased from $2,522,868 at December 31, 1996 to $3,971,496 at September 30, 1997. This increase was primarily due to the purchase by the Company of approximately $1.2 million in RTFC Subordinated Capital Certificates in connection with the $28,421,000 long-term loan agreement entered into between the Company and RTFC in July 1997. See the discussion of the RTFC financing, below, and Note 3 to the Consolidated Financial Statements contained in Appendix B to this Prospectus. An additional $238,000 of this increase is attributable to the recognition of a deferred income tax asset during 1997. See Note 4 to the Consolidated Financial Statements contained in Appendix B.

     Net Fixed Assets increased from $14,441,104 at December 31, 1996 to $23,315,087 at September 30, 1997, representing primarily additional plant assets constructed by the Company during 1997 as part of its network upgrade program.

     The Company's total capital structure, consisting of Stockholders' Equity and Long-Term Debt, was $32,560,266 at September 30, 1997 compared to $22,448,311 at December 31, 1996. The increase in total capital structure at September 30, 1997 of $10,111,935 was composed primarily of additional outstanding long-term debt of $11,760,253 used to finance the Company's network rebuilding program less accumulated net losses from the Company's operations from January 1, 1997 through September 30, 1997 (see discussion of Results of Operations, below).

     The presentation of the Stockholders' Equity account structure changed substantially during the third quarter of 1997 due to the conversion of the Company from a South Dakota stock cooperative into a Delaware public corporation in July, 1997. The primary change was the reclassification of the capital accounts from preferred stock and cooperative capital credits into common stock. The Conversion did not change overall total equity. The Conversion process is discussed in more detail above and in Notes 6 and 7 to the Consolidated Financial Statements contained in Appendix B.

     The Company believes that it has adequate internal financial resources to finance its ongoing day-to-day operating requirements. Operating cash flow for the nine-month period ended September 30, 1997, totaled $844,858, consisting of the Company's net loss of $1,534,911 plus its noncash depreciation and amortization expenses of $2,379,769. Adjusted for the one time, nonrecurring reorganization expenses of $585,438 associated with the Conversion and Merger (see Note 5 to the Consolidated Financial Statements contained in Appendix B), operating cash flow for the period totaled $1,430,296, approximately equal to the $1,492,773 in operating cash flow for the comparative period of 1996 (consisting of the 1996 net loss of $285,070 plus depreciation and amortization expense of $1,777,843). See Results of Operations, below, for additional information.

     While the Company has adequate financial and additional equity offerings resources to fund its day-to-day operations, it must rely on the availability of additional long-term debt and additional equity offering to finance its capital expenditures program. At September 30, 1997, the Company's long-term debt consisted of approximately $26.2 million under a series of loans from the RTFC, approximately $577,000 owed to various contractors in connection with the Company's construction projects, and $1 million in long-term financing associated with the acquisitions of TCIC and Iway (see Note 2 to the Company's Consolidated Financial Statements contained in Appendix B). On June 24, 1997, the Company entered into a long-term loan arrangement with RTFC in the aggregate amount of $28,421,000. Of this amount, $13,092,089.25 was used to refinance the then outstanding long-term debt from the Rural Utilities Service on July 15, 1997. The remaining amounts are allocated to refinance the $1 million in debt assumed by the Company in the TCIC and Iway acquisitions and to cover the Company's 1997 capital expenditures program. Approximately $10.5 million of the Company's $11.1 million of capital expenditures through September 30, 1997, were financed by the RTFC. The balance represents amounts owed to contractors for the project. As of September 30, 1997, the Company's construction projects were on schedule and within budget. Accordingly, the Company currently believes that the balance of the RTFC loan facility will be adequate to cover all of its remaining 1997 capital expenditures. The Company further expects that the RTFC and other long-term financing sources will continue to be available to fund future capital expenditures and developments, though there is no assurance that this would be so. See "RISK FACTORS--SIGNIFICANT CAPITAL REQUIREMENTS."

     RESULTS OF OPERATIONS

          NINE MONTHS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1997

     Revenues increased from $5,284,114 during the first nine months of 1996 to $8,440,667 in the first nine months of 1997, an increase of $3,156,553, or approximately 60%. Approximately $875,442 of this increase reflects the impact of rate increases in the Company's telephone operations put into effect during 1996. The remaining increase reflects additional revenues from the 19 new cable systems purchased by the Company during 1996, and additional revenues of $1,053,143 and $767,512 from the TCIC and Iway operations, respectively. Revenues from the Iway operations are included in Other Revenue in 1997 and account for a majority of the increase in Other Revenue during the first nine months of 1997 compared to the same period in 1996.

     Plant Operations expense increased from $1,278,642 during the first nine months of 1996 to $2,672,679 in the first nine months of 1997, an increase of $1,394,037, or approximately 109%. Approximately $657,035 and $363,839 of this increase was due to the additional costs and expenses from the operations of TCIC and Iway, respectively. The remaining increase is primarily due to increased operating costs associated with the 19 additional cable systems purchased by the Company during 1996.

     Depreciation and Amortization expense increased from $1,777,843 in the first nine months of 1996 to $2,379,769 during the first nine months of 1997, an increase of $601,926 or approximately 34%. Approximately $168,188 of this increase was due to the amortization of the excess of cost over net assets acquired in the acquisitions of TCIC and Iway and the depreciation of assets used in those operations. The balance of this increase is due primarily to the depreciation of additional assets used to operate the 19 cable systems acquired in 1996 and assets installed by the Company during the first nine months of 1997 as part of its network construction program.

     Other costs and expenses, including Customer, General and Administrative and Other Operating Expenses, increased from $2,259,560 during the first nine months of 1996 to $4,664,599 in the first nine months of 1997, an increase of $2,405,039 or approximately 106%. Of this increase, $585,438 is due to the inclusion of one-time, nonrecurring charges associated with the Conversion and Merger of the Company described above. These reorganization expenses do not arise from and are not representative of the Company's ongoing business.
 See Note 5 to the Company's Consolidated Financial Statements contained in Appendix B. Approximately $771,449 and $406,778 of this increase is due to the additional costs and expenses from the operations of TCIC and Iway, respectively. The remaining increase is primarily due to increased employee costs in the Company's telephone and cable television operations.

     Interest Expense increased from $522,971 for the first nine months of 1996 to $791,920 during the first nine months of 1997, an increase of $268,949, or approximately 51%. Approximately $65,000 of this increase was attributable to the long-term debt assumed by the Company in its acquisitions of TCIC and Iway in December 1996. The balance of this increase is primarily due to the increase in long-term debt incurred by the Company to acquire the assets of 19 cable television systems in 1996, to refinance its RUS loans in July 1997, and to fund its 1996 and 1997 capital expenditures.

FINANCIAL STATEMENTS

     The audited consolidated financial statements of Dakota Cooperative Telecommunications, Inc. for the years ended December 31, 1996 and 1995, together with the notes thereto and the report of Olsen Thielen & Co., Ltd. dated January 18, 1997, are included as Appendix A to this Prospectus. The unaudited consolidated financial statements of Dakota Telecommunications Group, Inc. for the nine months ended September 30, 1997 and 1996, together with the notes thereto, are included as Appendix B to this Prospectus.


                                MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The Company's Board of Directors is divided into three classes, which will be as nearly equal in number as possible. Each class of directors serves a successive three-year term of office. Biographical information concerning the persons who are directors or executive officers of the Company is presented below. Except as otherwise indicated, all of the named individuals have had the same principal employment for over five years. Executive officers are appointed annually and serve at the pleasure of the Board of Directors.

    DIRECTORS WITH TERMS EXPIRING IN 2000

    Thomas W. Hertz (age 51) has been a director and Chief Executive Officer and President of the Company since its formation (February 1997), was Chief Executive Officer of the Cooperative from July 1996 until the Merger and was General Manager of the Cooperative from December 1995 until the Merger. Prior to December 1995, Mr. Hertz was an attorney in private practice with the law firm of Ulmer, Hertz & Bertsch, P.C. Mr. Hertz's law firm provided services to the Cooperative during 1995 in the amount of $68,708 while Mr. Hertz was a shareholder in that firm. Mr. Hertz's proportionate interest in such fees was $41,225.

    Palmer O. Larson (age 73) was a director of the Cooperative from 1976 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Larson is a semi-retired agribusiness (farm) owner and operator.

    John (Jack) A. Roth (age 66) was a director of the Cooperative from 1970 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Roth retired as an agent for State Farm Insurance in Parker, South Dakota, after working as an insurance agent for 33 years.

    DIRECTORS WITH TERMS EXPIRING IN 1999

    Ross L. Benson (age 62) was a director of the Cooperative since 1980 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Benson is an agribusiness (farm) owner and operator.

    Dale Q. Bye (age 66) was a director of the Cooperative from 1975 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Bye is a semi-retired agribusiness (farm) owner and operator.

    James H. Jibben (age 46) was a director of the Cooperative from 1988 until the Merger and its Chairman of the Board from 1995 until the Merger and has been a director and Chairman of the Board of Directors of the Company since its formation (February 1997). Mr. Jibben was President of the Cooperative prior to the Conversion and the Merger. Mr. Jibben is an agribusiness (farm) owner and operator.

    DIRECTORS WITH TERMS EXPIRING IN 1998

    Craig A. Anderson (age 42) has been a director and Executive Vice President, Chief Financial Officer and Treasurer of the Company since its formation (February 1997) and was Executive Vice President - Marketing and Chief Financial Officer of the Cooperative from January 1, 1997 until the Merger. Prior to January 1, 1997, Mr. Anderson was Vice President - Marketing of the Cooperative from September 1996 to January 1, 1997. From January 1994 until September 1996, Mr. Anderson was an independent business consultant and from May 1994 until December 1995 attended the University of South Dakota, earning a Masters of Business Administration and Masters in Professional Accounting. From November 1992 until January 1994, Mr. Anderson was a director and Vice President - Chief Financial Officer and Secretary of the Austad Company (a catalog retailer of golf equipment). From July 1989 to September 1992, Mr. Anderson served as a director and Vice President - Chief Financial Officer, General Counsel and Secretary of Dial-Net, Inc. (a long distance reseller).

    Jeffrey J. Goeman (age 39) was a director of the Cooperative from 1988 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Goeman is President of and has owned and operated Goeman Auction Service and Real Estate, Inc. in Lennox, South Dakota (a real estate brokerage and appraisal and auction firm) since 1980.

    Edward D. Christensen, Jr. (age 71) was a director of the Cooperative from 1975 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Christensen is a semi-retired agribusiness
(farm) owner and operator.

    John A. Schaefer (age 71) was a director of the Cooperative from 1974 until the Merger and has been a director of the Company since its formation (February 1997). Mr. Schaefer is retired. He formerly was an agribusiness
(farm) owner and operator.

    Jeffrey G. Parker (age 51) has been a director of the Company since
July 1997. Mr. Parker's principal occupation is as the President and Chief Executive Officer of Parker Transfer and Storage, Inc., a transportation and storage company with which he has been associated since 1969. Mr. Parker also serves as President of Slip and Trip, Inc., a service provider to Parker Transfer and Storage, Inc. and as a director of HF Financial Corp. Mr. Parker served as Vice President of TCIC from 1990 until 1996 and as President of TCIC during 1996.

    OTHER EXECUTIVE OFFICERS.

    Timothy Dupic (age 43) is the Secretary of the Company, a position he has held since July 1997. Mr. Dupic also serves as Vice President of Operations of the Company, a position he has held since January 1996.
Prior to that time, Mr. Dupic worked in management of the National
Exchange Carriers Association and currently serves as an outside director of that organization.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

    The following table sets forth information concerning the number of shares of Common Stock held by each stockholder who is known to the Company's management to be the beneficial owner of more than 5% of the Common Stock as of January 27, 1998.


NAME AND ADDRESS OF                   NUMBER OF SHARES OF
BENEFICIAL OWNER                         COMMON STOCK        PERCENT<F1>
----------------                         ------------        -----------
Gery Baar                                   171,014              6.6
4401 E. Tomar Road
Sioux Falls, South Dakota 57105

Douglas English                             171,014              6.6
909 E. Plum Creek Road
Sioux Falls, South Dakota 57105

----------------------------------




                                     108

<F1> The percentages reflected in this column were computed with reference to a total of 2,593,242 shares of the Company's Common Stock outstanding, representing 2,483,562 shares of the Company's Common Stock and options to purchase no more than 109,680 shares of Common Stock currently outstanding that are currently exercisable or that may be exercised within 60 days.


     The following table shows certain information concerning the number of shares of the Company's Common Stock held as of January 27, 1998 by each of the Company's directors, each of the named executive officers and all of the Company's directors and executive officers as a group.


                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1><F2>
                                        SOLE          SHARED
                                     VOTING AND      VOTING OR       TOTAL        PERCENT
                                     DISPOSITIVE    DISPOSITIVE    BENEFICIAL        OF
NAME OF BENEFICIAL OWNER                POWER        POWER<F3>     OWNERSHIP      CLASS<F4>
------------------------             -----------    -----------    ----------     ---------
Craig A. Anderson<F5>                   50,824          ---          50,824          2.0

Ross L. Benson<F6>                       2,400          300           2,700         <F*>

Dale Q. Bye<F6>                          2,664          ---           2,664         <F*>

Edward D. Christensen, Jr.<F6>           2,930          ---           2,930         <F*>

Timothy Dupic                              200          ---             200         <F*>

Jeffrey J. Goeman<F6>                    2,400        1,642           4,042         <F*>

Thomas W. Hertz<F5>                     53,248          ---          53,248          2.1

James H. Jibben<F6>                      2,912          ---           2,912         <F*>

Palmer O. Larson<F6>                     2,586          ---           2,586         <F*>

Jeffrey G. Parker<F7>                  120,226          ---         120,226         4.6

John A. Roth<F6>                         4,184          164           4,348         <F*>

John A. Schaefer<F6>                     2,784          ---           2,784         <F*>

                                        109

All directors and executive
 officers as a group                   247,358        2,106         249,464          9.6

_______________________________

<F*>Less than one percent

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or to direct the voting of the security.
     Dispositive power includes the power to dispose or to direct the disposition of the security. A person also will be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2> The numbers of shares of Common Stock reflected include those that were issued in the Conversion and Merger. Prior to the Conversion and the Merger, the persons set forth above owned no more than one (1) share of Cooperative common stock.

<F3> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and children over whom the listed person may have substantial influence by reason of relationship.

<F4> The percentages reflected in this column were computed with reference to a total of 2,593,242 shares of the Company's Common Stock outstanding, representing 2,483,562 shares of the Company's Common Stock and options to purchase no more than 109,680 shares of Common Stock currently outstanding that are currently exercisable or that may be exercised within 60 days.

<F5> The number of shares includes options to purchase shares of Common Stock exercisable within 60 days held by the following persons:

                     NAME                      NUMBER OF SHARES
                     ----                      ----------------

               Craig A. Anderson                    49,612
               Thomas W. Hertz                      49,612


                                     110

<F6> Includes (i) 2,000 shares awarded as outside director compensation for serving as a director for five years or more, issued effective January 1, 1998 and (ii) options to acquire 400 shares that are immediately exercisable and were granted pursuant to the Company's 1997 Stock Incentive Plan.

<F7> Includes (i) shares acquired pursuant to the exercise of options granted in connection with the TCIC and Iway acquisitions and (ii) options to acquire 400 shares that are immediately exercisable and were granted pursuant to the Company's 1997 Stock Incentive Plan.


   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

     The following table shows certain information concerning the compensation paid to Thomas W. Hertz, President and Chief Executive Officer of the Company, and Craig A. Anderson, Executive Vice President-Marketing, Chief Financial Officer and Treasurer of the Company, for services rendered to the Company or the Cooperative, as applicable, during the years ended December 31, 1997, 1996 and 1995. No other executive officer of the Company or the Cooperative earned cash compensation in excess of $100,000 during 1997.


                        SUMMARY COMPENSATION TABLE
                                                                     LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION    ----------------------
                                              -------------------         SECURITIES             ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS<F1>  UNDERLYING OPTIONS<F2>   COMPENSATION<F3>
---------------------------          ----      ------      -----     ----------------------   ----------------
Thomas W. Hertz                      1997     $129,808     $15,000           124,080              $ 15,702
 President and Chief                 1996      118,940           0                --                 1,439
 Executive Officer                   1995       20,455          --                --                    72


Craig A. Anderson                    1997     $ 96,154     $ 7,500           124,080              $  7,105
 Executive Vice President            1996       28,725           0                --                 1,195
 -Marketing, Chief Financial
 Officer and Treasurer<F4>
_____________________________

<F1> This column represents the cash value of shares of Common Stock awarded to the above individuals.


                                     111

<F2> See "ADDITIONAL SECURITIES OF THE COMPANY--Stock Options."

<F3> All other compensation represents (i) premiums paid by the Company or the Cooperative, as applicable for life insurance on Mr. Hertz ($1,445 in 1997) and Mr. Anderson ($1,445 in 1997), (ii) Company or Cooperative contributions to pension and 401(k) plans for Mr. Hertz ($14,257 in 1997) and Mr. Anderson ($5,660 in 1997).

<F4> Mr. Anderson began his employment with the Cooperative in _________, 1996.



                            OPTION GRANTS IN LAST FISCAL YEAR
                                           PERCENT OF TOTAL
                                           OPTIONS GRANTED
                   NUMBER OF SECURITIES    TO EMPLOYEES IN
     NAME           UNDERLYING OPTIONS       FISCAL YEAR        EXERCISE PRICE   EXPIRATION DATE
-----------------  --------------------    -----------------    --------------   ---------------
Thomas W. Hertz           124,080                43%                 $6.19<F1>     12-31-2006<F1>

Craig A. Anderson         124,080                43%                 $6.19<F1>     12-31-2006<F1>

<F1> 100 of these options have an option price of $12.50 per share and expire December 31, 2007.


     During 1997, the Cooperative compensated its directors at the rate of $500 per regular monthly board meeting attended, $250 per special board meeting attended and $100 per special telephonic board meeting attended. Directors also are provided with travel and accident insurance at a cost of $125 per year per director. Directors are eligible to participate in the medical reimbursement plan. These compensation arrangements were continued by the Company after the Merger and Conversion in July 1997.

     Under the Company's 1997 Stock Incentive Plan, each nonemployee director of the Company will be entitled to receive semi-annually, on June 30 and December 31 of each year, stock options to purchase 400 (as adjusted to reflect the effects of the Stock Split) shares of Common Stock at 100 percent of the market value on the date of grant. The stock options will be issued for a term of 10 years. The formula grant provisions for nonemployee directors may be amended by the Board of Directors not more than once every six months, other than to comport with changes in the Code, the Exchange Act or the rules thereunder. Nonemployee directors may pay the exercise price using previously held shares of Common Stock to the extent that other plan participants are permitted to do so.

     In November 1997, the Board of Directors adopted the Director Stock Plan of 1997, under which each non-employee director who has or will have served more than five years on the Board of Directors of the Company (including service as a director of the Cooperative) will receive a one-time award of 2,000 (as adjusted to reflect the effects of the Stock Split) shares of Common Stock. This award was payable on January 1, 1998 to directors who had previously served five years, and will be payable on the fifth anniversary of service to all other non-employee directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Cooperative entered into separate but substantially identical Employment Agreements ("Agreements") with its Chief Executive Officer and General Manager, Thomas W. Hertz, and its Executive Vice President-Marketing, Chief Financial Officer and Treasurer, Craig A. Anderson (the "Executives"). Upon consummation of the Merger, the Company assumed the Agreements according to their terms.

     Each Agreement is for a three-year term of employment. However, the employment term under each Agreement will be automatically extended for an additional year at the end of each year, unless either party gives written notice that the employment term under the Agreement is not to be extended further, in which case the employment term under the Agreement will expire at the end of two additional years, except that the employment term under the Agreement will also be extended automatically for three years following the date of any Change in Control (as defined in the Agreements) occurring during the employment term under the Agreement. The current terms of the Agreement are until December 31, 2000.

     The Agreements provide minimum salaries of $135,000 per year for Thomas W. Hertz and $100,000 per year for Craig A. Anderson, and also provide for an annual bonus to each of the Executives equal to 15% of the increase, if any, in corporate net income over prior year net income. "Net income," for purposes of the bonus calculations, is pre-tax net income before depreciation, amortization and other non-cash expenses, before annual bonuses under the two Agreements and after eliminating the effect of extraordinary items. Under the formula, no bonuses were paid for 1997.

     Under the Agreements, the Company or the Executive may terminate the Executive's employment at any time upon 30 days' notice. If the Company terminates the Executive's employment involuntarily during the term of the employment under the Agreements other than as the result of a Disability or for Cause, or if the Executive terminates the employment for Good Reason during the employment term under the Agreements, the Agreements entitle the terminated Executive to Severance Pay. "Disability" is defined as the Executive's inability to substantially perform his duties for a continuous period of nine months. "Cause" is defined as willful and continued failure by the Executive to substantially perform his duties after notice of the deficiency, or willful misconduct by the Executive that is materially injurious to the Company and occurs without good-faith belief by the Executive that the action was in the best interests of the Company. Termination for Cause requires the affirmative vote of two-thirds of the Board of Directors. "Good Reason" is defined to include: (i) a material breach by the Company of the Agreements or any other agreement with the Executive; (ii) assignment to the Executive of duties inconsistent with his position; (iii) removal of the Executive from his position; (iv) relocation of the Company's principal executive offices outside a 60-mile radius from Irene, South Dakota or any requirement by the Company that the Executive be located other than at the executive offices or that he engage in substantially increased job related travel; or (v) failure of the Company to obtain the agreement of any successor to assume the Agreements. The Executive may not terminate his employment with Good Reason without first giving the Company notice and 10 days' opportunity to cure any occurrence constituting Good Reason.

     "Severance Pay" under the Agreements consists of continuation of the Executive's salary, bonus and benefits for the unexpired employment term under the Agreements at the time of the termination (with a minimum annual bonus each year equal to that of the year before the termination), reasonable out-placement services and immediate vesting of all restricted stock and stock option rights. Severance Pay is not reduced by any post-termination employment or other income of the Executive. If the Executive dies while entitled to receive Severance Pay, the remaining Severance Pay is to be paid to the Executive's estate. If a termination entitling the Executive to Severance Pay occurs after a Change in Control, or if the Company defaults on Severance Pay obligations, the monthly salary and bonus payments are accelerated and become payable immediately in a lump sum.

     The Agreements prohibit the Executive from competing with the Company during his employment, and after his employment while he is receiving Severance Pay. The Executive may end the post-employment noncompetition period at any time by renouncing any right to further Severance Pay.

     The Agreements provide for payment of the Executive's reasonable legal fees and expenses incurred in seeking to enforce the Executive's rights under the Agreements, to the extent the Executive is successful in his claims, with payment made contemporaneously but with the Executive required to repay any amount to which he is ultimately found not to be entitled.
The Agreements also provide that the Company will make the Executive whole for any taxes, interest or penalties incurred by the Executive on account of the characterization of any payment to which the Executive is entitled from the Company as an "excess parachute payment" under Section 280G of the Code or any successor provision of the Code, so that the net payments to the Executive after all such taxes, interest and penalties will be the same as if no such characterization had occurred.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Directors and officers of the Company, businesses they own or represent, and members of their immediate families purchase services from the Company and its subsidiaries in the ordinary course of business. Rates and charges for these services are the same as those available to the general public.

     In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative issued to the former shareholders of TCIC and Iway (collectively, the "Sellers") shares of Cooperative preferred stock which automatically upon consummation of the Merger were converted into 189,454 (as adjusted for the Stock Split) shares of Common Stock. In addition, the Sellers collectively received warrants which were converted into warrants to purchase an additional 77,912 (as adjusted for the Stock Split) shares of Common Stock. These warrants were exercised in full in January 1998.
Jeffrey Parker, a director of the Company, was a shareholder of TCIC and Iway prior to the Cooperative's acquisition of TCIC and Iway. As a result of those acquisitions, Mr. Parker received shares of Cooperative preferred stock which were converted into 54,078 (as adjusted for the Stock Split) shares of Common Stock upon consummation of the Merger and warrants which were converted into warrants to purchase an additional 24,668 (as adjusted for the Stock Split) shares of Common Stock. (See "RISK FACTORS-- Certain Standstill Agreements" and "THE COMPANY--Certain Agreements Affecting Capital Stock.") In addition, Mr. Parker was the holder of the Company's promissory note in the principal amount of $45,000, which note was paid in full in December 1997. In addition, Mr. Parker, as a former shareholder of TCIC and Iway, guaranteed certain loans by Norwest Bank. See Note 4 to the consolidated financial statements attached to this Prospectus as Appendix A and Note 3 to the consolidated financial statements attached to this Prospectus as Appendix B. This loan was paid in full in December 1997.

                   ADDITIONAL SECURITIES OF THE COMPANY

PREFERRED STOCK PURCHASE RIGHTS

     On July 22, 1997, the Board of Directors of the Company declared a dividend of one Preferred Stock Purchase Right (the "Rights") on each outstanding share of Common Stock, of the Company to stockholders of record on August 5, 1997. Due to the Stock Split, each currently outstanding share of Common Stock would have one-half of a Right. Each Right will entitle the holder thereof until August 4, 2007 (or, if earlier, until the redemption of the Rights), to buy one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock at an exercise price of $100 per Unit, subject to certain antidilution adjustments. The Rights will be represented by certificates for Common Stock and will not be exercisable or transferable apart from the Common Stock until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of

15% or more of the outstanding shares of Common Stock (such person being referred to as an "Acquiring Person" and the date upon which such person becomes an Acquiring Person being referred to as the "Stock Acquisition Date"), (ii) 10 business days following the commencement or announcement of an intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock, or (iii) 10 business days after the Company's Board of Directors determines, pursuant to certain criteria set forth in the Rights Agreement, that a person beneficially owning 10% or more of the outstanding shares of Common Stock is an "Adverse Person"
(the earlier of such dates being called the "Distribution Date").
Separate certificates representing the Rights will be mailed to record holders of Common Stock as of the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed, and could then begin trading separately from the Common Stock. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company with respect to the shares for which the right is exercisable, including the right to vote or to receive dividends. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

     Each share of Preferred Stock purchasable upon exercise of the Rights will have a minimum preferential quarterly dividend rate of $10 per share but will be entitled to an aggregate dividend of 100 times the dividend declared on the shares of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a minimum preferred liquidation payment of $100 per share but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the holders of Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the interest in a share of Preferred Stock purchasable upon the exercise of each Right should approximate the value of one share of Common Stock.

     In the event that, any time following the Stock Acquisition Date, the Company were acquired in a merger or other business combination transaction or in the event 50% or more of its assets or earning power is sold, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring Company which at the time of such transaction would have a market value of two times the exercise price of the Right. Alternatively, in the event that, any time following the Distribution Date, the Company were the surviving corporation in a merger with an Acquiring Person and its Common Stock was not changed or exchanged, or an Acquiring Person were to engage in certain specified self-dealing transactions with the Company, or an Acquiring Person becomes the beneficial owner of more than 15% of the then outstanding shares of Common Stock, or a person had been or was designated as an Adverse Person by the Company's Board of Directors in accordance with the criteria set forth in the Rights Agreement, proper provision shall be made so that each holder of a Right, other than the Acquiring Person, Adverse Person and certain related parties (whose Rights will thereafter be void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of such Right.

     The Rights are redeemable, in whole but not in part, at a price of $.01 per Right at any time prior to the designation of a person as an Adverse Person under the Rights Plan or the fifteenth day after the Stock Acquisition Date. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter, the only right of holders of the Rights will be to receive the redemption price. The Rights will expire on August 4, 2007 (unless earlier redeemed).

     The purchase price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) as a result of the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement, so long as no amendment to adjust the time period governing redemption shall be made at a time when the Rights are not redeemable.

     As of August 5, 1997, there were 985,216 shares of Common Stock outstanding. One Right was distributed to stockholders of the Company for each share of Common Stock owned of record by them on August 5, 1997. As a result of the Stock Split, each share of Common Stock has one-half of a Right associated with it. As long as the Rights are attached to the Common

Stock, the Company will issue one-half of a Right with each new share of Common Stock issued. The Company's Board of Directors has reserved for issuance upon exercise of the Rights 15,000 shares of Preferred Stock.

     The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on the Rights being redeemed. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the fifteenth day after the Stock Acquisition Date since the Rights may be redeemed by the Company at $.01 per Right prior to such time.

STOCK OPTIONS

     EXECUTIVE OPTIONS. To provide an incentive for Thomas W. Hertz, Chief Executive Officer and General Manager of the Cooperative, and Craig A. Anderson, Executive Vice President - Marketing and Chief Financial Officer of the Cooperative (collectively, the "Optionees"), to operate the Cooperative to promote the Cooperative's long-term growth and profitability and to help align their economic interests with those of the Cooperative's members and security holders, effective as of January 1, 1997, the Board of Directors of the Cooperative adopted stock option agreements granting options to each Optionee to purchase up to an aggregate of 767 shares of Cooperative preferred stock at a price of $1,000 per share. Upon consummation of the Merger, these options automatically became options to purchase Common Stock (converted on an approximately 80.8-to-1 basis). Thus, Mr. Anderson and Mr. Hertz each now hold options to acquire 123,980 shares of Common Stock at a price of $6.19 per share.

     The options call for delayed vesting so that 20% of each option becomes exercisable at the earlier of (i) 90 days after the date the preferred stock is converted into Common Stock or (ii) January 1, 1998. Thereafter, an additional 20% of each option becomes exercisable on each anniversary date of the stock option agreements if the Optionees are then employed by the Company until the total number of shares subject to each option become exercisable. Thus, 40% of the options have become exercisable as of the date of this Prospectus. Each option remains outstanding for 10 years from the date it was granted. The options are non-transferable.

     Under the terms of the stock option agreements, the options are not incentive stock options under Section 422 of the Code. The options were not subject to tax when they were granted. Upon exercise, the Optionee will recognize compensation income in the amount of the spread between the market value of the options and the option exercise price. The Company will receive a corresponding deduction. The option price must be paid in cash or shares of stock of the Company, valued at the market value on the date of exercise.

     On a fully diluted basis, assuming that all vesting periods and other restrictions contained in the options have been satisfied or lapsed and all the options were exercised in full, each Optionee would own approximately five percent of the total number of shares of the Company's outstanding Common Stock. The exercise price of the Company's Common Stock under the stock option agreements is $6.19 per share.



     EMPLOYEE OPTIONS. Pursuant to the 1997 Stock Incentive Plan, and at the recommendation of the Board of Directors' Compensation Committee, the Board approved the grant of stock options to acquire 100 shares of the Company's Common Stock at $12.50 per share to each employee of the Company on December 31, 1997. On January 1, 1998, 20% of each option (or the right to purchase 20 shares) became immediately exercisable. An additional 20% will become exercisable on each successive January 1 until all of the options have vested. Each option remains outstanding until December 31, 2007, or until 60 days after the employee's employment with the Company terminates. All options are nontransferable.

     A total of 144 employees accepted these options, including Mr. Hertz and Mr. Anderson (who each received options to purchase 100 shares), and options were issued in January 1998 for a total of 14,400 shares. The options are not incentive stock options under Section 422 of the Code. The options were not subject to tax when they were granted. Upon exercise, each optionee will recognize compensation income in the amount of the spread between the market value of the options and the option exercise price of $12.50 per share The Company will receive a corresponding deduction. The option price must be paid in cash on the date of exercise.

     DIRECTOR OPTIONS. Pursuant to the terms of the 1997 Stock Incentive Plan as approved by the shareholders in July 1997, each nonemployee director is entitled to receive semi-annually, on June 30 and December 31 of each year, stock options to purchase 200 shares of Common Stock (400 shares as adjusted for the Stock Split) at 100% of the market value on the date of grant. Under this plan, the nine nonemployee directors serving on the Board at December 31, 997 each received options to acquire 400 shares of the Company's Common Stock at an exercise price of $12.50 per share. The options were issued for a term of 10 years.

STANDSTILL AGREEMENTS

     In connection with the Cooperative's acquisition of TCIC and Iway, the Cooperative entered into the Standstill Agreements with each of the former shareholders of TCIC and Iway (as previously defined, collectively, the "Sellers"). The Sellers received shares of Cooperative preferred stock and warrans to purchase additional shares of Cooperative preferred stock. See "THE COMPANY--Certain Agreements Affecting Capital Stock."

     Under the Standstill Agreements, the Sellers agreed to refrain from certain actions, including: (i) acquiring any Common Stock in excess of five percent of the Company's Common Stock outstanding at any time during the term of the Standstill Agreements, with certain exceptions such as the sale or transfer of shares among the Sellers; (ii) making or participating in any "solicitation of proxies," as that term is defined in Regulation 14A under the Exchange Act; (iii) forming, joining or participating in a "group," as that term is defined in Section 13(d)(3) of the Exchange Act, with respect to any Common Stock; (iv) initiating or participating in any stockholder proposal to be voted upon by the holders of the Company's Common Stock or calling any special meeting of stockholders of the Company;
(v) depositing any shares of the Company's Common Stock into a voting trust or subjecting such shares to a voting agreement; or (vi) seeking in any way to gain control of the Company or its Board of Directors or seeking to influence the Company's management or policies.

     The Standstill Agreements further provide that the Sellers will not dispose of any shares of the Company's Common Stock (with certain exceptions) except in accordance with certain provisions of the Standstill Agreements. The Standstill Agreements grant to the Company a "First Purchase Option" to buy all, but not less than all, of the Sellers' shares of the Company's Common Stock that they wish to sell ("First Option Shares") for a period of three years following the date that the Cooperative preferred stock was converted into shares of the Company's Common Stock. Under the First Purchase Option, if a Seller desires to sell any of the person's shares of Common Stock, the Seller must first notify the Company, which then has 30 days to determine whether to purchase the First Option Shares. If the Company exercises its option, it must purchase all of the First Option Shares. If the Company does not exercise its First Purchase Option, the Seller who gave the notice may then sell those First Option Shares to a third party at the same price specified in the person's initial notice to the Company. However, if the Seller fails to sell the First Option Shares to a third party within 60 days after the Company's option expires, then the process must start over.

     Under the Standstill Agreements, in the event that a third party makes a tender offer (a "Tender Offer") for shares of the Company's Common Stock, then the Sellers must grant the Company an option (the "Tender Offer Option") to purchase all, but not less than all, of the shares that the Sellers wish to sell in the Tender Offer. This process works much the same as for a First Purchase Option, except that the deadlines are shorter. In addition, if a competing tender offer arises prior to the closing of the sale pursuant to the Tender Offer Option at a higher per-share price, the Sellers can withdraw their notice of the Tender Offer Option, after which the process starts over. The price per share pursuant to the Tender Offer Option is the product of (i) the number of shares subject to the Tender Offer Option with respect to which the Company exercises its option, multiplied by (ii) the Tender Offer price per share as in effect on the last day specified in the Tender Offer on which the offeror may accept shares of the Company's Common Stock for payment or exchange. If the Company fails to exercise its Tender Offer Option, then the Sellers can sell their shares in the Tender Offer, but at a price not less than that specified in the notice of the Tender Offer Option.

     The provisions of the Standstill Agreements that prevent the Sellers from acquiring additional shares of the Company's Common Stock, seeking to acquire control of the Company, etc. (all of which are described above) apply for a period of five years beginning on the "Conversion Date," which is defined in the Standstill Agreements as the date on which the Sellers' Cooperative preferred stock was converted into Common Stock. The provisions that prevent the Sellers from disposing of any shares of the Company's Common Stock (all of which are described above) apply for three years following the Conversion Date. The Standstill Agreements do not contain any specific termination provisions.

     In connection with the DataNet acquisition, the Company entered into Standstill Agreements with the former shareholders of DataNet. The terms of these Standstill Agreements are substantially the same as those of the Sellers' Standstill Agreements with the exception that the various time periods, instead of running from the "Conversion Date," run from the date of the DataNet Standstill Agreements.


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware Law permits corporations to adopt a provision in their certificate of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director. Under the Delaware Law, a corporation may not eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(iii) unlawful dividends, stock repurchases or redemptions, or
(iv) transactions from which the director received an improper personal benefit. This provision also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The Company's Certificate of Incorporation contains a provision stating that directors shall not be personally liable for monetary damage to the Company, except to the extent required by the Delaware Law.

     The Delaware Law provides that a corporation may indemnity any person who is or was a party, or is threatened to be made a party, to any proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorney fees), judgments fines and amounts paid in settlement actually and reasonably incurred by the person in the proceeding, so long as the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal actions, had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or plea of NOLO CONTENDERE does not by itself create a presumption that the person did not meet these standards.

     The Delaware Law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that there is a determination by a majority vote of disinterested directors (even though less than a quorum) or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders, that the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which the person had no reasonable cause to believe the person's conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable to the corporation. The Delaware Law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     The Company's Certificate of Incorporation provides that directors and executive officers shall be indemnified to the full extent provided by the Delaware Law. As to other persons who are not directors or executive officers but who may be eligible for indemnification, the Certificate of Incorporation provides that such persons may be indemnified by the Company to the extent permissible by law and the Certificate and authorized by the Board of Directors. The Certificate further provides that the Company may purchase and maintain insurance to cover such expenses, whether or not indemnification would be permissible under the Delaware Law in the absence of insurance.

     As an additional measure to strengthen the protection afforded the directors and executive officers of the Company, the Company entered into an indemnity agreement (the "Indemnity Agreement") with each of its directors and executive officers ("Business Leaders"). Set forth below is a summary of certain key provisions of the Indemnity Agreement.

     The Indemnity Agreement establishes a presumption that a Business Leader has met the applicable standard of conduct required for indemnification under the Delaware Law. Under the Indemnity Agreement, a Business Leader will be indemnified unless a majority of a quorum of disinterested directors or, in the event of a Change in Control (as defined below) of the Company or if a quorum of disinterested directors cannot be obtained, independent legal counsel, determines that the applicable standard of conduct has not been met. The burden of proof is on the Board of Directors or independent counsel, as the case may be, to overcome the presumption that a Business Leader is entitled to indemnification. If the Board of Directors or independent legal counsel determines that a Business Leader did not meet the standard of conduct required for indemnification, the Indemnity Agreement allows the Business Leader to petition a court for an independent determination of whether the Business Leader is entitled to indemnification under the Indemnity Agreement. In such a proceeding, the Company has the burden of proving that the Business Leader did not meet the applicable standard of conduct.

     The Indemnity Agreement also provides that litigation and investigation expenses will be advanced to a Business Leader upon the Business Leader's request, provided that the Business Leader undertakes to repay amounts advanced if it is ultimately determined that the Business Leader is not entitled to indemnification for such expenses.

     The Indemnity Agreement further provides that the Company will indemnify a Business Leader for costs, including the satisfaction of a judgment, fine or penalty incurred in, or any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of the Company (such as a stockholder derivative suit), if such expenses and costs
(i) would have been covered under the liability insurance policy presently covering the Business Leader or under any future policy maintained by the Company or (ii) are indemnifiable under the Delaware Law, as that law may change or be interpreted from time to time.

     Without limiting a Business Leader's right to indemnification under any other provisions of the Indemnity Agreement, the Indemnity Agreement provides that a Business Leader involved in a derivative suit shall be indemnified for expenses and amounts paid in settlement unless (i) the Board of Directors or independent legal counsel, as the case may be, determines that the Business Leader did not act in good faith or acted in a manner opposed to the best interests of the Company or (ii) the Business Leader was adjudged liable to the Company, in which case any indemnification must be authorized by a court. If the Board of Directors or independent legal counsel finds that the Business Leader did not meet the applicable standard of conduct, the Business Leader may petition a court to make an independent determination of whether the Business Leader is entitled to indemnification under the Indemnity Agreement.

     The Indemnity Agreement also provides for partial indemnification of costs and expenses in the event a Business Leader is not entitled to full indemnification under the terms of the Indemnity Agreement. Under the Indemnity Agreement, a Business Leader is automatically entitled to indemnification for expenses incurred in successfully defending against any claim, whether on the merits or otherwise.

     In addition, the Indemnity Agreement provides that, in the event of a Change in Control or a potential Change of Control of the Company as described below, the Company must establish, upon a Business Leader's request, a trust funded in an amount sufficient to satisfy the Company's anticipated indemnification obligations to the Business Leader. Thus, each Business Leader who will be the beneficiary of the trust will determine whether the trust will be established or funded. The trust is to be used to advance expenses to a Business Leader and to pay any amount subject to indemnification under the Indemnity Agreement. The amount or amounts to be deposited in the trust will be determined by a majority vote of a quorum of disinterested directors, the Executive Committee of the Board of Directors or the Chief Executive Officer of the Company, or, if none of those individuals is disinterested, by independent legal counsel.

     Funds placed into such a trust will revert to the Company if (i) a Change in Control has not occurred and (ii) the Executive Committee of the Board of Directors or the Chief Executive Officer determines that the need for the trust no long exists. Prior to a Change in Control of the Company, a Business Leader may not be indemnified in connection with an action, suit or proceeding initiated by the Business Leader against the Company or other Business Leaders unless the Company consents to such action or joins in it.

     The term "Change in Control" as used in the Indemnity Agreement means the following: (i) the failure of the "Continuing Directors" at any time to constitute at least a majority of the members of the Board of Directors;
(ii) the acquisition by any "person" (as defined in Section 13(d) and 14(d)(2) of the Exchange Act), other than the Company, its subsidiaries or their employee benefit plans, of beneficial ownership of 20 percent or more of the outstanding Common Stock or the combined voting power of the Company's securities entitled to vote generally in the election of directors; (iii) the approval by the stockholders of the Company of a reorganization, merger or consolidation, unless with or into certain permitted successor entities; or (iv) the approval by the stockholders of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the Company's assets, other than to certain permitted successor entities. For purposes of this definition, the term "Continuing Directors" means the persons who are directors at the time the Indemnity Agreement is signed, as well as subsequent directors whose election or nomination as a director was approved by two-thirds of the then-Continuing Directors. The term excludes certain persons that became directors as a result of election contests within the meaning of Rule 14a-11 under the Exchange Act or other types of proxy solicitations.

     A Business Leader's rights under the Indemnity Agreement are not exclusive of any other rights that the Business Leader may have under the Delaware Law, the Company's Certificate of Incorporation or Bylaws, any other agreement or any vote of stockholders or disinterested directors. The Indemnity Agreement does prevent, however, double payment and specifically provides that if the Company pays a Business Leader pursuant to the Indemnity Agreement, the Company will be subrogated to the Business Leader's rights to recover from third parties.

     In accordance with Article XIV of the Company's Certificate of Incorporation, the Indemnity Agreement is designed to provide the maximum protection allowed by law. The indemnification required under the Indemnity Agreement could include indemnification for liabilities arising under the Securities Act. Although the enforceability of the provisions of the Indemnity Agreement has not been tested in court and remains subject to public policy considerations, the Board of Directors believes that such provisions are permitted under the Delaware Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                               LEGAL MATTERS

     The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Warner Norcross & Judd LLP, Grand Rapids, Michigan.

                                  EXPERTS

     The financial statements of the Company included in Appendix A to this Prospectus have been audited by Olsen, Thielen & Co. Ltd., independent public accountants, as indicated in their report with respect thereto. Such financial statements and their report have been included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                           AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Exchange Act. Reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp

Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports and other information regarding the Company.

     This Prospectus constitutes a part of a registration statement on Form SB-2 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                APPENDIX A







                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                             AND SUBSIDIARIES
                            IRENE, SOUTH DAKOTA

                     CONSOLIDATED FINANCIAL STATEMENTS
                         TOGETHER WITH INDEPENDENT
                             AUDITORS' REPORT

                             DECEMBER 31, 1996























                         OLSEN THIELEN & CO., LTD.
                         CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES


                                 CONTENTS
===========================================================================

                                                                       PAGE
                                                                       ----

INDEPENDENT AUDITORS' REPORT                                            A-3

FINANCIAL STATEMENTS:
  Consolidated Balance Sheet                                            A-4

  Consolidated Statement of Operations                                  A-5

  Consolidated Statement of Stockholders' Equity                        A-6

  Consolidated Statement of Cash Flows                                  A-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           A-8-15

                       INDEPENDENT AUDITORS' REPORT





Board of Directors
Dakota Cooperative Telecommunications, Inc.
   and Subsidiaries
Irene, South Dakota


We have audited the accompanying consolidated balance sheet of Dakota Cooperative Telecommunications, Inc. (a South Dakota Cooperative) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dakota Cooperative Telecommunications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                   /s/OLSEN THIELEN & CO., LTD.
St. Paul, Minnesota
January 18, 1997                   OLSEN THIELEN & CO., LTD.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 1996 AND 1995
===========================================================================

                                  ASSETS

                                                        1996               1995
                                                    -----------        -----------
CURRENT ASSETS:
 Cash and Cash Equivalents                          $ 2,121,444        $ 6,322,884
 Temporary Cash Investments                           1,249,000                 --
 Accounts Receivable, Less Allowance for
   Uncollectibles of $152,300 and $80,700             1,784,895          1,223,123
 Deposits                                               274,889            719,708
 Income Taxes Receivable                                248,500                 --
 Materials and Supplies                                 694,097            417,709
 Prepaid Expenses                                       168,078            110,136
                                                    -----------        -----------
   Total Current Assets                               6,540,903          8,793,560
                                                    -----------        -----------

INVESTMENTS AND OTHER ASSETS:
 Excess of Cost Over Net Assets Acquired              1,830,959                 --
 Other Intangible Assets                                509,559                 --
 Deposit                                                 61,905                 --
 Other Investments                                       63,817             30,840
 Deferred Charges                                        56,628            255,991
                                                    -----------        -----------
   Total Investments and Other Assets                 2,522,868            286,831
                                                    -----------        -----------

PROPERTY, PLANT AND EQUIPMENT, NET                   14,441,104         11,041,284
                                                    -----------        -----------

TOTAL ASSETS                                        $23,504,875        $20,121,675
                                                    ===========        ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                                        1996               1995
                                                    -----------        -----------
CURRENT LIABILITIES:
 Current Portion of Long-Term Debt                  $   697,700        $   579,100
 Accounts Payable                                       399,694            449,384
 Accrued Income Taxes                                        --            260,655
 Other Current Liabilities                              497,388            261,743
                                                    -----------        -----------
   Total Current Liabilities                          1,594,782          1,550,882
                                                    -----------        -----------

LONG-TERM DEBT                                       15,338,395         13,054,725
                                                    -----------        -----------

DEFERRED CREDITS                                        159,482            100,763
                                                    -----------        -----------

STOCKHOLDERS' EQUITY:
 Common Stock                                            26,185             26,125
 Preferred Stock                                      1,172,000                 --
 Capital Credits                                      4,732,723          4,643,909
 Retained Earnings                                      481,308            745,271
                                                    -----------        -----------
   Total Stockholders' Equity                         6,412,216          5,415,305
                                                    -----------        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $23,504,875        $20,121,675
                                                    ===========        ===========


The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996 AND 1995
===========================================================================
                                                    1996             1995
                                                 ----------       ----------
REVENUES:
 Local Network                                   $1,058,667       $  856,133
 Network Access                                   3,266,969        2,761,839
 Long Distance Network                            1,996,301        1,931,722
 Cable Television Service                         1,300,512          469,440
 Other                                              186,393           96,395
                                                 ----------       ----------
   Total Operating Revenues                       7,808,842        6,115,529
                                                 ----------       ----------
COSTS AND EXPENSES:
 Plant Operations                                 2,114,266        1,472,697
 Depreciation and Amortization                    2,434,416        1,701,020
 Customer                                           500,802          405,673
 General and Administrative                       1,817,869        1,325,025
 Other Operating Expenses                           863,639          369,242
                                                 ----------       ----------
   Total Operating Expenses                       7,730,992        5,273,657
                                                 ----------       ----------

OPERATING INCOME                                     77,850          841,872
                                                 ----------       ----------
OTHER INCOME AND (EXPENSES):
 Interest and Dividend Income                       309,982          330,395
 Interest Expense                                  (723,778)        (592,070)
 Income From Cellular Investments                        --          168,788
 Gain on Sale of Cellular Investments                    --          686,336
                                                 ----------       ----------
   Net Other Income and (Expenses)                 (413,796)         593,449
                                                 ----------       ----------

INCOME (LOSS) BEFORE INCOME TAXES                  (335,946)       1,435,321

INCOME TAX EXPENSE (BENEFIT)                       (175,712)         301,859
                                                 ----------       ----------

NET INCOME (LOSS)                                $ (160,234)      $1,133,462
                                                 ==========       ==========

The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                         CONSOLIDATED STATEMENT OF
                           STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996 AND 1995
===========================================================================

                                          COMMON       PREFERRED         CAPITAL         RETAINED
                                          STOCK          STOCK           CREDITS         EARNINGS          TOTAL
                                         -------       ----------       ----------       ---------       ----------
BALANCE on December 31, 1994             $25,835       $       --       $4,049,248       $ 182,421       $4,257,504

 Net Income                                                                570,612         562,850        1,133,462
 Common Stock Issued, Net                    290                                                                290
 Retirement of Capital
   Credits to Estates                                                      (16,772)                         (16,772)
 Excise Tax Refund                                                          40,821                           40,821
                                         -------       ----------       ----------       ---------       ----------

BALANCE on December 31, 1995              26,125               --        4,643,909         745,271        5,415,305

 Net Income (Loss)                                                         103,729        (263,963)        (160,234)
 Common Stock Issued, Net                     60                                                                 60
 Preferred Stock Issued
   (1,172 Shares)                                       1,172,000                                         1,172,000
 Retirement of Capital
   Credits to Estates                                                      (14,915)                         (14,915)
                                         -------       ----------       ----------       ---------       ----------

BALANCE on December 31, 1996             $26,185       $1,172,000       $4,732,723       $ 481,308       $6,412,216
                                         =======       ==========       ==========       =========       ==========









The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996 AND 1995
===========================================================================

                                                               1996             1995
                                                            -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income (Loss)                                          $  (160,234)     $ 1,133,462
 Adjustments to Reconcile Net Income (Loss)
   to Net Cash Provided By Operating Activities:
     Depreciation and Amortization                            2,469,873        1,735,090
     Deferred Charges                                           208,248               --
     Deposits                                                   274,889               --
     Income From Cellular Investments                                --         (168,788)
     Gain on Sale of Cellular Investments                            --         (686,336)
     Receivables                                               (155,521)        (450,599)
     Income Taxes Receivable                                   (248,500)              --
     Other Current Assets                                       (52,618)          (3,340)
     Accounts Payable                                          (379,143)          21,254
     Accrued Income Taxes                                      (260,655)         260,655
     Other Current Liabilities                                  206,778           76,610
     Deferred Credits                                            58,719           32,159
                                                            -----------      -----------
       Net Cash Provided By
         Operating Activities                                 1,961,836        1,950,167
                                                            -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of Property, Plant and Equipment, Net              (5,751,604)      (1,554,131)
 Sale of Cellular Investment                                         --        1,141,620
 Deposits                                                       107,822         (212,464)
 Purchase of Temporary Cash Investments                      (1,249,000)              --
 Purchase of Other Investments                                  (32,977)         (12,063)
 Purchase of Other Intangible Assets                           (541,300)              --
 Deferred Charges                                                (8,885)         (88,677)
 Acquisition Costs, Net of Cash Acquired                        (40,295)              --
                                                            -----------      -----------
   Net Cash Used In Investing Activities                     (7,516,239)        (725,715)
                                                            -----------      -----------






                                      A-8

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Issuance of Long-Term Debt                     4,399,270          342,000
 Principal Payments of Long-Term Debt                        (2,844,967)        (562,942)
 Construction Contracts Payable                                (182,912)         299,822
 Retirement of Capital Credits                                  (14,915)         (16,772)
 Excise Tax Refund                                                   --           40,821
 Other                                                           (3,513)             399
                                                            -----------      -----------
   Net Cash Provided by Financing Activities                  1,352,963          103,328
                                                            -----------      -----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                            (4,201,440)       1,327,780

CASH AND CASH EQUIVALENTS at Beginning of Year                6,322,884        4,995,104
                                                            -----------      -----------

CASH AND CASH EQUIVALENTS at End of Year                    $ 2,121,444      $ 6,322,884
                                                            ===========      ===========


The accompanying notes are an integral part of the financial statements.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. NATURE OF OPERATIONS - The Company is a diversified telecommunications services Company, which, directly or through wholly owned subsidiaries, provides wireline local and network access services, long distance telephone services, operator assisted calling services, telecommunications equipment sale and leasing services, cable television services, Internet access and related services. The principal market for these telecommunications and cable services are local residential and business customers residing in southeastern South Dakota, with a portion of its cable television customers in northwestern Iowa and southwestern Minnesota.

     Local service rates charged to telephone customers are established by the Company and are subject to approval of Rural Utilities Service before becoming effective. Toll and access rates are subject to state and Federal Communications Commission regulation. Rates charged cable television customers are established by the Company.

B. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Dakota Cooperative Telecommunications, Inc. and its wholly owned subsidiaries, Dakota Telecom, Inc., Iway, Inc., TCIC Communications, Inc. and Dakota Telecommunications Systems, Inc. and its wholly owned subsidiary, Dakota Wireless Systems, Inc. All significant intercompany transactions and accounts have been eliminated.

C. BASIS OF ACCOUNTING - The accounting policies of the Company are in conformity with generally accepted accounting principles and the Company does not have any regulatory assets or liabilities as defined by Financial Accounting Standards Board Statement No. 71, "Accounting for the Effects of Certain Types of Regulation".

D. ACCOUNTING ESTIMATES - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. CASH INVESTMENTS - Cash and cash equivalents include general funds and short-term investments with original maturities of three months or less. Investments with original maturities of three months to twelve months are classified as temporary cash investments. Cash investments are valued at market value.

F. MATERIALS AND SUPPLIES - Inventories are recorded at average unit cost.

G. PROPERTY, PLANT AND DEPRECIATION - Property, plant and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. If the telecommunication and cable television utility plant is sold, retired or otherwise disposed of in the ordinary course of business, the cost plus removal costs less salvage, is charged to accumulated depreciation.

     Depreciation is computed using principally the straight-line method based upon the estimated service lives of the depreciable assets.

H. EXCESS OF COST OVER NET ASSETS ACQUIRED - The excess of cost over net assets of acquired companies is being expensed equally over fifteen years and is shown net of accumulated amortization of $10,032 at December 31, 1996.

I. OTHER INTANGIBLE ASSETS - Other intangible assets consist of customer lists and is being expensed equally over fifteen years and shown net of accumulated amortization of $31,741 at December 31, 1996.

J.   OTHER INVESTMENTS - Other investments are recorded at cost.

K. CAPITAL CREDITS - The Company operates as a cooperative. Amounts received from the furnishing of telephone service, interest income and other nonoperating operations in excess of costs and expenses are assigned to telephone patrons on a patronage basis to the extent they are not needed to offset prior losses.

     Dividend income from the subsidiaries will be allocated to telephone patrons on a patronage basis when received.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

L. REVENUE RECOGNITION - Revenues are recognized when earned, regardless of the period in which they are billed. Network access and long distance revenues are furnished in conjunction with interexchange carriers and are determined by cost separation studies. Revenues include estimates pending finalization of cost studies. Network access revenues are based upon interstate tariffs filed with the Federal Communications Commission by the National Exchange Carriers Association and state tariffs filed with state regulatory agencies. Management believes recorded revenues are reasonable based on estimates of final cost separation studies which are typically settled within two years.

M. INCOME TAXES AND EXCISE TAX REFUNDS - The Parent Company operates as a cooperative and has been granted tax exempt status under Section 501(c)12 of the Internal Revenue Code; therefore the Parent Company income is not taxable. Under the Internal Revenue Code a tax exempt telephone Company is entitled to a refund for overpayment of federal excise taxes by its patrons. Excise tax refunds are allocated to telephone patrons' along with net income. The State of South Dakota does not have an income tax.

     The wholly owned subsidiaries, Dakota Telecom, Inc., Iway, Inc., TCIC Communications, Inc., Dakota Telecommunications Systems, Inc., (and its wholly owned subsidiary Dakota Wireless Systems, Inc.) are taxable at the federal level and in Minnesota and Iowa for operations in those states. Income taxes for these companies are provided for the tax effects of transactions reported in the financial statements and include taxes currently payable and deferred income taxes which reflect the estimated income tax consequences of the differences between the income tax bases of assets and liabilities and their financial reporting bases. The differences relate to taxable subsidiaries' property and equipment.

N. CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions and, by policy, generally limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers. The Company maintains its cash in bank deposit accounts

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on temporary cash investments.

O. RECLASSIFICATIONS - Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentations. These reclassifications had no effect on net income.

NOTE 2 - INVESTMENT IN CELLULAR ENTITIES AND GAIN ON SALE OF CELLULAR
INVESTMENTS

In 1995, the Company sold its investment in Sioux Falls Cellular Limited Partnership and Dakota Systems, Inc. for cash. The gain on the sale of the investments was $686,336 ($456,413 net of income taxes).

The Company's share of operating gains for the cellular franchises were $168,788 in 1995.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The cost and estimated useful lives of property, plant and equipment are as follows:

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

                                  ESTIMATED
                                   USEFUL
                                    LIFE                 1996               1995
                                  ---------           -----------        -----------
Land                                                  $   101,573        $    98,072
Buildings                          16-33 years          1,486,491          1,483,236
Leasehold Improvements              3-5                    15,677                 --
Machinery and Equipment             5-7                 1,499,518          1,173,137
Furniture and Fixtures              3-20                1,010,234            926,621
Telecommunications Plant            4-25               16,922,589         15,451,807
Cable Television Plant              8-12                4,869,851          1,355,252
Construction In Progress             --                   354,025            461,819
                                                      -----------        -----------
                                                       26,259,958         20,949,944
Less Accumulated
 Depreciation                                          11,818,854          9,908,660
                                                      -----------        -----------

   Total                                              $14,441,104        $11,041,284
                                                      ===========        ===========

Depreciation included in costs and expenses was $2,392,643 in 1996 and $1,701,020 in 1995.

The Company intends to add new construction in 1997 of approximately
$16,000,000.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 4 - LONG-TERM DEBT

Long-term debt is as follows:

                                                                    1996              1995
                                                                 -----------       -----------
  Rural Utilities Service (RUS) mortgage notes:
    2% payable in quarterly installments                         $ 2,595,175       $ 2,845,775
    5% payable in monthly installments                            10,756,343        10,158,861
                                                                 -----------       -----------
                                                                  13,351,518        13,004,636
  RUS - Rural Communication Development
    Fund 5% mortgage note                                                 --           217,955

  Rural Telephone Finance Cooperative (RTFC)
    Mortgage Note, matures 2006, variable
    interest rate (6.3% at December 31, 1996)                      1,537,537                --

  Norwest Bank South Dakota, N.A. matures 1998,
    variable interest rate (prime plus one percent,
    9.25% at December 31, 1996) payable upon
    maturity                                                         330,000                --

  Norwest Bank South Dakota, N.A. matures 1998,
    variable interest rate (prime plus one percent,
    9.25% at December 31, 1996) payable upon maturity                650,469

  Unsecured Notes to a Preferred Shareholder,
    matures 1998, variable interest rate (prime
    plus one percent, 9.25% at December 31,
    1996), payable upon maturity                                      45,000                --

  Other                                                                4,661           111,412

  Construction Contracts Payable                                     116,910           299,822
                                                                 -----------       -----------
                                                                  16,036,095        13,633,825
  Amount Due Within One Year                                        (697,700)         (579,100)
                                                                 -----------       -----------

    Total Long-Term Debt                                         $15,338,395       $13,054,725
                                                                 ===========       ===========

                                      A-15

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 4 - LONG-TERM DEBT (CONTINUED)

Substantially all telephone Company assets are pledged as security for the RUS mortgage notes. RUS mortgage notes mature in twenty to thirty-five years at various dates ranging from 1997 to 2021. No principal payments on RUS notes are required for the first two to three years after issuance. The RTFC loan is collateralized by the cable plant located in ten cities in southeastern South Dakota.

The $330,000 Norwest Bank loan is secured by the assets of Iway, Inc. and guaranteed by the former shareholders of I-Way Partners, Inc. and the $650,469 Norwest Bank loan is secured by the assets of two of the former shareholders of TCIC Communications, Inc. and their personal guarantees. The former shareholders of I-Way Partners, Inc. and TCIC Communications, Inc. are preferred shareholders of the Company.

Approximate annual principal payments on the existing debt for the next five years are: 1997 - $697,700; 1998 - $1,744,700; 1999 - $738,600; 2000
- $754,600 and 2001 - $768,800.

Unadvanced loan funds of $3,983,175 are available to the Company on loan commitments from RUS. Loan proceeds will be used to refinance current construction and to finance future construction.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 5 - CAPITAL STOCK

                                                 COMMON                    PREFERRED
                                           -------------------        ----------------------
                                           SHARES      AMOUNT         SHARES        AMOUNT
                                           ------      -------        ------      ----------
BALANCE - December 31, 1994                5,167       $25,835           --       $       --

 Issued                                      457         2,285
 Redeemed                                   (399)       (1,995)
                                           -----       -------

BALANCE - December 31, 1995                5,225        26,125

 Issued                                      456         2,280        1,172        1,172,000
 Redeemed                                   (444)       (2,220)
                                           -----       -------        -----       ----------

BALANCE - December 31, 1996                5,237       $26,185        1,172       $1,172,000
                                           =====       =======        =====       ==========

The Company's common stock has a par value of $5 per share. There are 15,000 shares authorized. No person may own more than one share of common stock and each holder of common stock has one vote in the affairs of the Company. Nonvoting preferred stock has a par value of $100 per share and there are 63,000 shares authorized. The preferred stock is shown on the balance sheet at its redemption value of $1,000 per share. Preferred shareholders are entitled to a Non-Liquidity Fee of $80 per share payable semi-annually in cash or preferred stock at the discretion of the Company. The first non-liquidity fee payment will be made December 15, 1997, and will be prorated for the period from September 1, 1997, if the conversion (Note 15) has not been consummated by that date. Preferred shareholders also were granted warrants which entitled them to purchase additional preferred stock at $1,000 per share. At December 31, 1996 there were warrants outstanding which may be exercised through January 2, 1998 to purchase 482 shares of preferred stock. Effective January 1, 1997, the Company granted management options to purchase up to 1,534 shares of preferred stock at $1,000 per share.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 6 - CAPITAL CREDITS

                                            1996            1995
                                         ----------      ----------
  Assignable                             $  103,729      $  611,433
  Assigned to date                        5,577,780       4,966,236
                                         ----------      ----------
    Total                                 5,681,509       5,577,669
  Retired to date                          (948,786)       (933,760)
                                         ----------      ----------

    Balance                              $4,732,723      $4,643,909
                                         ==========      ==========

The long-term debt agreements with the Rural Utilities Service contain restrictions on retirements of capital credits, capital stock, and equity capital. The restrictions are related in general to the Company's adjusted net worth and assets as defined in the agreements. The Company may, however, make distributions in any calendar year equal to twenty-five percent of the net income of the immediate preceding calendar year.

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and temporary cash investments approximates their fair value due to the short maturity of the instruments. The fair value of the Company's long-term debt, after deducting current maturities, is estimated to be $12,905,145 at December 31, 1996 and $10,068,719 at December 31, 1995, compared to carrying values of $15,338,395 and $13,054,725, respectively. The fair value estimates are based on the overall weighted rates and maturity compared to rates and terms currently available in the long-term financing markets.

NOTE 8 - DEPOSITS

In October, 1996 Dakota Wireless Systems, Inc. entered into an agreement with another Company to bid on a license for a Broadband Personal
Communications Services System to provide service to Southeastern South Dakota and Northwestern Iowa and on January 14, 1997 was awarded the license. The Company made a deposit of $61,905 as of December 31, 1996 and has a future commitment of $194,051.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 8 - DEPOSITS (CONTINUED)

On December 7, 1994, the Company and its wholly owned subsidiary, Dakota Telecommunications Systems, Inc., entered into an agreement with US WEST Communications, Inc. to purchase the assets and acquire the right to provide and operate wireline telecommunication services in eight exchanges in the state of South Dakota for $10,144,884. In 1996, the Company canceled the agreement. The Company has a $549,778 earnest money deposit on the purchase. The deposit was written down by $274,889 to the estimated recoverable amount of $274,889. In addition, the Company charged $275,252 of related acquisition costs to net income in 1996.

NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

                                                          1996             1995
                                                       ----------        --------
CASH PAYMENTS FOR:
 Interest                                              $  730,633        $592,067
 Income Taxes                                          $  283,415        $ 18,875

NONCASH FINANCING ACTIVITY:
 Preferred Stock Issued for Acquisition of I-Way
   Partners, Inc. and TCIC Communications, Inc.        $1,172,000

NOTE 10 - INCOME TAXES

Income tax expense (benefit) consists of the following:

                                                   1996            1995
                                                 ---------       --------
 Current                                         $(225,740)      $279,530
 Deferred                                           50,028         22,329
                                                 ---------       --------

   Total                                         $(175,712)      $301,859
                                                 =========       ========

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 10 - INCOME TAXES (CONTINUED)

The differences between the statutory federal rate and the effective tax rate were as follows:

                                                         1996             1995
                                                       ---------       ----------
 Consolidated Income (Loss) Before Income Taxes        $(335,946)      $1,435,321
 Less Tax Exempt Income                                 (100,729)        (534,077)
                                                       ---------       ----------

   Taxable Income (Loss)                               $(436,675)      $  901,244
                                                       =========       ==========
 Statutory Tax Rate                                         35.0%            35.0%
 Effect of Graduated Rates and Other                         5.2             (1.5)
                                                       ---------       ----------

   Effective Tax Rate                                       40.2%            33.5%
                                                       ==========      ===========

Deferred tax liabilities of $88,932 and $38,904 as of December 31, 1996 and 1995 are included on the balance sheet as deferred credits.

NOTE 11 - PENSION PLANS

Pension benefits for substantially all employees are provided through the National Telephone Cooperative Association Retirement and Security Program (a defined benefit plan) and Savings Plan (a defined contribution plan). The Company makes annual contributions to the plans equal to the amounts accrued for pension expense. The Retirement and Security Program is a multi-employer plan and the accumulated benefits and plan assets are not determined or allocated separately by individual employer. The total pension costs for 1996 and 1995 were $150,220 and $114,663.

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 12 - CHANGE IN ACCOUNTING ESTIMATE

Effective January 1, 1996, the Company revised its estimate of the useful lives of telecommunication computers and fiber optic cable which were being depreciated over 12 and 25 years. The revised useful lives are 4 and 10 years.

Effective February 1, 1996, the Company revised its estimate of the useful lives of cable television plant. Previously the plant was depreciated over 20 years. The revised useful life of the plant ranges from eight to twenty years. These changes were made to better reflect the estimated periods during which such assets will remain in service. The 1996 changes increased depreciation expense by approximately $189,000 in 1996.

Effective January 1, 1995, the Company revised its estimate of the useful lives of central office equipment. Previously central office equipment was depreciated over 16.67 years and the revised useful life was three years. The change increased depreciation expense approximately $660,000 in 1995.

NOTE 13 - ACQUISITIONS

In the first half of 1996, Dakota Telecom, Inc. purchased the assets of nineteen cable service areas from three companies that provided cable services to various communities in addition to the assets purchased by Dakota Telecom, Inc. in three separate purchase transactions and one asset exchange transaction. These acquisitions were accounted for using the purchase method of accounting. The total purchase price was $3,858,704. Customer lists acquired for $541,300 are being expensed equally over fifteen years. No goodwill was recorded as a result of these acquisitions. Operations of the service areas purchased are included in the consolidated statements of operations subsequent to their purchase.

In December, 1996 the Company acquired I-Way Partners, Inc. and TCIC Communications, Inc. in exchange for 1,172 shares of preferred stock valued at $1,172,000. The acquisitions were accounted for as purchases. The excess of the aggregate purchase price and liabilities assumed exceed the fair value of the assets by $1,840,991 and is being expensed equally over fifteen years. Operations of the companies acquired are included in the consolidated statement of operations subsequent to their purchase. The following table summarizes the unaudited consolidated pro forma results of operations, assuming the acquisition had occurred at the beginning of each of the following years:

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 13 - ACQUISITIONS (CONTINUED)

                                            1996             1995
                                         ----------       ----------
Total Revenues                           $9,474,178       $7,455,901
Net Income (Loss)                          (616,726)         477,417

NOTE 14 - SEGMENT INFORMATION

The Company operates in two businesses: telecommunications and cable television. Industry segment information is as follows:

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 14 - SEGMENT INFORMATION (CONTINUED)

                                                     1996             1995
                                                  -----------      -----------
Revenues:
 Telecommunications                               $ 6,462,704      $ 5,584,155
 Cable Television                                   1,346,138          531,374
                                                  -----------      -----------

                                                  $ 7,808,842      $ 6,115,529
                                                  ===========      ===========
Operating Income (Loss):
 Telecommunications                               $   454,097      $   731,944
 Cable Television                                    (376,247)         109,928
                                                  -----------      -----------

                                                  $    77,850      $   841,872
                                                  ===========      ===========
Identifiable Assets:
 Telecommunications                               $18,246,345      $18,084,644
 Cable Television                                   5,258,530        2,037,031
                                                  -----------      -----------

                                                  $23,504,875      $20,121,675
                                                  ===========      ===========
Depreciation and Amortization Expense:
 Telecommunications                               $ 2,011,046      $ 1,632,197
 Cable Television                                     423,370           68,823
                                                  -----------      -----------

                                                  $ 2,434,416      $ 1,701,020
                                                  ===========      ===========
Capital Expenditures:
 Telecommunications                               $ 1,930,389      $ 1,516,061
 Cable Television                                   3,821,215           38,070
                                                  -----------      -----------

                                                  $ 5,751,604      $ 1,554,131
                                                  ===========      ===========

       DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===========================================================================

NOTE 15 - CHANGE IN CORPORATE STRUCTURE

The Company intends to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 and to submit to its common stockholders (members) a proposal to convert from a tax exempt cooperative into a taxable business corporation.

In the proposed conversion, owners of the Cooperative's common stock, capital credits and preferred stock, issued and outstanding, would receive common shares of the business corporation.

                                APPENDIX B

           DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEET
              SEPTEMBER 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996
===========================================================================

                                  ASSETS

                                                   SEPTEMBER 30,         DECEMBER 31,
                                                       1997              1996
                                                    -----------       -----------
CURRENT ASSETS:
 Cash and Cash Equivalents                          $ 2,801,176       $ 2,121,444
 Temporary Cash Investments                             900,000         1,249,000
 Accounts Receivable, Less Allowance for
   Uncollectibles of $343,000 and $92,000             1,471,754         1,784,895
 Deposits                                                    --           274,889
 Income Taxes Receivable                                109,802           248,500
 Materials and Supplies                               1,383,644           694,097
 Prepaid Expenses                                       245,178           168,078
                                                    -----------       -----------
   Total Current Assets                               6,911,554         6,540,903
                                                    -----------       -----------

INVESTMENTS AND OTHER ASSETS:
 Excess of Cost Over Net Assets Acquired              1,738,901         1,830,959
 Other Intangible Assets                                560,725           509,559
 Deposit                                                 61,905            61,905
 Other Investments                                    1,314,454            63,817
 Deferred Charges                                        57,511            56,628
 Deferred Income Taxes                                  238,000                --
                                                    -----------       -----------
   Total Investments and Other Assets                 3,971,496         2,522,868
                                                    -----------       -----------

PROPERTY, PLANT AND EQUIPMENT, NET                   23,315,087        14,441,104
                                                    -----------       -----------

TOTAL ASSETS                                        $34,198,137       $23,504,875
                                                    ===========       ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                                                   SEPTEMBER 30,      DECEMBER 31,
                                                       1997              1996
                                                    -----------       -----------
CURRENT LIABILITIES:
 Current Portion of Long-Term Debt                  $ 2,081,000       $   697,700
 Accounts Payable                                       922,018           399,694
 Other Current Liabilities                              595,421           497,388
                                                    -----------       -----------
   Total Current Liabilities                          3,598,439         1,594,782
                                                    -----------       -----------

LONG-TERM DEBT                                       25,715,348        15,338,395
                                                    -----------       -----------

DEFERRED CREDITS                                        120,432           159,482
                                                    -----------       -----------

STOCKHOLDERS' EQUITY:
 Common Stock                                         5,637,855            26,185
 Preferred Stock                                             --         1,172,000
 Other Capital                                          179,666                --
 Capital Credits                                             --         4,732,723
 Retained Earnings (Accumulated Deficit)             (1,053,603)          481,308
                                                    -----------       -----------
   Total Stockholders' Equity                         4,763,918         6,412,216
                                                    -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $34,198,137       $23,504,875
                                                    ===========       ===========


The accompanying notes are an integral part of the consolidated financial statements.

         DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
               NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                (Unaudited)
===========================================================================
                                                        1997             1996
                                                     ----------       ----------
REVENUES:
 Local Network                                      $   924,903       $  746,995
 Network Access                                       2,796,044        2,098,510
 Long Distance Network                                2,438,754        1,422,051
 Cable Television Service                             1,156,633          877,833
 Other                                                1,124,333          138,725
                                                     ----------       ----------
   Total Operating Revenues                           8,440,667        5,284,114
                                                     ----------       ----------
COSTS AND EXPENSES:
 Plant Operations                                     2,672,679        1,278,642
 Depreciation and Amortization                        2,379,769        1,777,843
 Customer                                               828,096          339,045
 General and Administrative                           3,006,705        1,325,224
 Other Operating Expenses                               829,798          595,291
                                                     ----------       ----------
   Total Operating Expenses                           9,717,047        5,316,045
                                                     ----------       ----------

OPERATING LOSS                                       (1,276,380)         (31,931)
                                                     ----------       ----------
OTHER INCOME (EXPENSES):
 Interest and Dividend Income                           240,509          222,745
 Interest Expense                                      (791,920)        (522,971)
                                                     ----------       ----------
   Net Other Income (Expenses)                         (551,411)        (300,226)
                                                     ----------       ----------

LOSS BEFORE INCOME TAXES                             (1,827,791)        (332,157)

INCOME TAX BENEFIT                                     (292,880)         (47,087)
                                                     ----------       ----------

NET LOSS                                            $(1,534,911)      $ (285,070)
                                                     ==========       ==========
LOSS PER SHARE                                      $      (.78)
                                                     ==========

The accompanying notes are an integral part of the consolidated financial statements.

          DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
               NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                (Unaudited)
===========================================================================
                                                                  1997               1996
                                                               -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                                      $(1,534,911)       $  (285,070)
 Adjustments to Reconcile Net Loss to Net
   Cash Provided By Operating Activities:
     Depreciation and Amortization                               2,379,769          1,777,843
     Receivables                                                   313,141            252,360
     Income Taxes Receivable                                       138,698            (61,000)
     Other Current Assets                                          (77,100)           (48,723)
     Accounts Payable                                              522,324           (114,397)
     Accrued Income Taxes                                               --           (260,655)
     Other Current Liabilities                                      98,033            108,078
     Deferred Credits                                              (39,050)            43,120
                                                               -----------        -----------
       Net Cash Provided By Operating Activities                 1,800,904          1,411,556
                                                               -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of Property, Plant and Equipment, Net                (11,131,102)        (4,665,000)
 Materials and Supplies                                           (689,547)          (389,197)
 Purchase of Other Investments                                  (1,250,637)          (500,000)
 Decrease (Increase) in Temporary Cash Investments                 349,000           (749,000)
 Decrease in Deposits                                              274,889                 --
 Purchase of Other Intangible Assets                               (81,759)          (541,299)
 Increase in Deferred Charges                                         (883)           (52,555)
 Increase in Deferred Income Taxes                                (238,000)                --
                                                               -----------        -----------
   Net Cash Used In Investing Activities                       (12,768,039)        (6,897,050)
                                                               -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Issuance of Long-Term Debt                       11,686,551          3,791,270
 Principal Payments of Long-Term Debt                             (386,059)          (977,188)
 Increase (Decrease) in Construction Contracts Payable             459,761           (282,787)
 Retirement of Patronage Capital                                   (28,235)           (11,210)
 Other                                                             (85,151)               196
                                                               -----------        -----------
   Net Cash Provided by Financing Activities                    11,646,867          2,520,281
                                                               -----------        -----------

                                      B-5

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                  679,732         (2,965,213)

CASH AND CASH EQUIVALENTS at Beginning of Year                   2,121,444          6,322,884
                                                               -----------        -----------

CASH AND CASH EQUIVALENTS at End of Period                     $ 2,801,176        $ 3,357,671
                                                               ===========        ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for:
   Interest Expense                                            $   791,920        $   609,548
   Income Taxes                                                     18,883            282,790


The accompanying notes are an integral part of the consolidated financial statements.

        DAKOTA TELECOMMUNICATIONS GROUP, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (Unaudited)


NOTE 1 - CONSOLIDATED FINANCIAL STATEMENTS

The balance sheets as of September 30, 1997 and December 31, 1996, statements of operations and cash flows for the nine months ended September 30, 1997 and 1996 have been prepared by the Company without audit. In the opinion of management, all adjustments (consisting solely of normal recurring accruals) necessary to present fairly the financial position, results of operations and changes in cash flows have been made.

The Consolidated Financial Statements have been prepared in accordance with the requirements of Item 310(b) of Regulation S-B and with the instructions to Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and accompanying notes for the years ended December 31, 1996 and 1995. The results of operations for the nine month periods ended September 30, 1997 are not necessarily indicative of the operating results to be expected for the year ending December 31, 1997.


NOTE 2 - ACQUISITIONS

In the first quarter of 1996, Dakota Telecom, Inc. purchased the assets of ten cable service areas in two separate purchase transactions and one asset exchange transaction. In the second quarter of 1996, Dakota Telecom, Inc. purchased the asses of an additional nine cable service areas. Operations of the nineteen cable service areas are included in the consolidated statements of operations for the nine months ended September 30, 1996 subsequent to their purchase. Operations of the nineteen cable service areas are included in the consolidated statement of operations for the nine months ended September 30, 1997.

   In December 1996, the Company acquired I-Way Partners, Inc. and TCIC Communications, Inc. in exchange for 1,172 shares of preferred stock (since
converted into common stock) valued at $1,172,000.   Operations of the
companies acquired are included in the consolidated statement of operations for the nine months ended September 30, 1997.

NOTE 3 - LONG-TERM DEBT

Long-term debt is as follows:
                                                             9/30/97                12/31/96
                                                             -------                --------
       Rural Utilities Service (RUS) mortgage notes:
          2% payable in quarterly installments             $          --        $  2,595,175
          5% payable in monthly installments                          --          10,756,343
                                                           -------------        ------------
                                                                      --          13,351,518
       Rural Telephone Finance Cooperative (RTFC):
          Mortgage Note, matures 2006, variable
          interest rate (6.65% at September 30, 1997)          1,439,377           1,537,537

          Mortgage Note, matures 2012, variable
          interest rate (6.65% at September 30, 1997)         13,684,210                  --

          Mortgage Note, matures 2012, variable
          interest rate (6.65% at September 30, 1997)          9,570,621                  --

       Norwest Bank South Dakota, N.A. matures
          May 1998, variable interest rate (prime plus
          one percent, 9.5% at September 30, 1997)
          payable upon maturity                                  330,000             330,000

       Norwest Bank South Dakota, N.A. matures
          May 1998, variable interest rate (prime plus
          one percent, 9.5% at September 30, 1997)
          payable upon maturity                                  650,469             650,469

       Unsecured Notes to a Shareholder,
          matures May 1998, variable interest rate
          (prime plus one percent, 9.5% at
          September 30, 1997), payable upon maturity              45,000              45,000

       RTFC variable rate (7.25% at September 30, 1997)
          Lines of Credit: $1,500,000 Limit Maturing
          May 2002                                             1,500,000

       Other                                                          --               4,661
       Construction Contracts Payable                            576,671             116,910
                                                           -------------        ------------
                                                              27,796,348          16,036,095
       Amount Due Within One Year                              2,081,000            (697,700)
                                                           -------------        ------------
          Total Long-Term Debt                             $  25,715,348        $ 15,338,395
                                                           =============        ============

The RTFC loans, maturing in 2012, are collateralized by all assets and revenues and stock of the Company's subsidiaries.

   The RTFC loan, maturing in 2006, is collateralized by the cable plant located in ten cities in southeastern South Dakota and is payable in quarterly installments. The $330,000 Norwest Bank loan is secured by the assets of Iway, Inc. and is guaranteed by the former shareholders of I-Way Partners, Inc.; the $650,469 Norwest Bank loan is secured by the assets of two of the former shareholders of TCIC Communications, Inc. and their personal guarantees. The former shareholders of I-Way Partners, Inc. and TCIC Communications, Inc. are stockholders of the Company.

   Approximate annual principal payments on the existing debt for the next five years are: 1998 - $2,081,000; 1999 - $1,140,000; 2000 - $1,219,000;
2001 - $1,302,000; and 2002 - $2,890,000.

Unadvanced loan funds of $5,166,221 are available to the Company on loan commitments from the RTFC. Loan proceeds will be used to refinance current construction and to finance future construction.

The Company has a line of credit arrangement for $1.5 million with RTFC which expires in 2002. Interest is payable quarterly at prime rate plus 1.5%. Any advances must be paid in full within 360 days of the advance and remain at a zero balance for at least five consecutive business days. Advances from the line of credit were used to finance construction approved in the RTFC long-term agreements. At September 30, 1997, the outstanding line of credit balance was classified as a long-term obligation in anticipation of the receipt of previously approved RTFC funds.

The Company received loans of $14,737,000 and $13,684,000 from the RTFC for the purposes of refinancing its RUS debt and RTFC lines of credit and to finance plant construction. The loans are payable quarterly, with full payment due in fifteen years. On July 15, 1997, the Company retired its entire RUS debt with loan proceeds from the RTFC. In order to obtain financing from RTFC, the loans include borrowings of $1,188,000 to purchase Subordinated Capital Certificates (SCC) of RTFC. The SCCs bear no interest and will be repaid to the Company. SCCs are included in other investments on the balance sheet. The Company is required to maintain a debt service coverage of not less than 1.25 and a times interest earned ratio of not less than 1.50, each ratio is determined by averaging the two highest annual calculations during the three most recent fiscal years. The Company is restricted from incurring any additional unsecured debt in excess of five percent of total assets from any other lender and from declaring or paying any dividend or purchasing or redeeming any capital stock in excess of 25 percent of the prior fiscal year-end cash margins without written approval of the lender.

NOTE 4 - INCOME TAXES

   As of July 22, 1997, the Company became taxable at the federal level. Prior to that date, the Company operated as a cooperative and had been granted tax exempt status under Section 501(c)12 of the Internal Revenue Code and therefore the Company's income was not taxable prior to July 22, 1997.

Income tax expense (benefit) consists of the following:

                                   NINE MONTHS ENDED
                                      SEPTEMBER 30
                               --------------------------
                                  1997            1996
                               -----------     ----------
Current                        $   (54,880)    $  (47,087)
Deferred                          (238,000)            --
                               -----------     ----------

   Total                       $  (292,880)    $  (47,087)
                               ===========     ==========

The difference between the statutory federal rate and effective tax rate were as follows:

                                            NINE MONTHS ENDED
                                               SEPTEMBER 30
                                       ----------------------------
                                            1997           1996
                                       -------------   ------------
Consolidated Taxable Income
   (Loss) Before Taxes                 $ (1,827,791)    $  (332,157)
Less Tax Exempt Loss (Income                626,412         (27,426)
                                       ------------     -----------
   Taxable Income (Loss)               $ (1,201,379)    $  (359,583)
                                       ============     ===========
Statutory Tax Rate                             35.0%           35.0%
Effect of Graduated Tax Rates
   and Other                                   (1.2)           (3.2)
Losses with No Future Tax Benefits             (9.4)          (18.7)
                                       ------------     -----------
     Effective Tax Rate                        24.4%           13.1%
                                       ============     ===========

The state of South Dakota does not have a tax on income. Deferred tax assets of $238,000 as of September 30, 1997 and deferred tax liabilities of

$88,932 as of September 30, 1997 and December 31, 1996 are included on the balance sheet.

NOTE 5 - REORGANIZATION COSTS

Included in general and administrative expenses for the nine months ended September 30, 1997 is $585,438 of costs related to the reorganizing of the Company as explained in Note 6.

NOTE 6 - REORGANIZATION

At a special meeting of the stockholders on July 21, 1997, the stockholders approved an amendment to the Company's articles of incorporation which resulted in the conversion of the Company from a cooperative to a South Dakota business corporation. Also at a meeting convened on July 21, 1997, and subsequently adjourned and completed on July 25, 1997, the shareholders of the South Dakota business corporation approved an Agreement and Plan of Merger that provided for the subsequent merger of the South Dakota business corporation with and into the Company. The conversion of equity in the Cooperative to equity in the South Dakota business corporation and then into equity in the Company was at the rate of one share of common stock for each share of the Cooperative's common stock, 80.8216445 shares of common stock for each share of preferred stock and 0.2 of a share of common stock for each dollar of capital credits.

NOTE 7 - STOCKHOLDERS' EQUITY

The Company has 5,000,000 shares of no par common stock authorized and 985,216 shares are issued and outstanding as of September 30, 1997. The Company also has 250,000 shares of no par preferred stock of which 15,000 shares are designated as Series A Junior Participating preferred stock. No preferred stock has been issued or is outstanding as of September 30, 1997.

Other capital consists of capital credits in the Company that had been allocated to members and patrons that the Company was unable to locate at the time of the reorganization.

   On July 22, 1997, the Board of Directors adopted a leveraged employee stock ownership plan ("ESOP") and the 1997 Stock Incentive Plan.

   On July 22, 1997, the Board of Directors declared a dividend of one right for each outstanding share of common stock that was distributed to common stockholders of record on August 5, 1997. Each right represents the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock. The exercise price of the rights are $100 per right and the redemption price is $.01. The rights expire August 4, 2007. As a result of a January 1998 two-for-one stock split each share of common stock has one-half of a right.

NOTE 8 - EARNINGS PER SHARE

   Earnings per share was computed by dividing the net loss by the number of common shares outstanding, as though the common stock were outstanding for the entire period, as adjusted for the two-for-one stock split explained below. Stock options have not been considered since their effect is anti-dilutive.

   NOTE 9 - SUBSEQUENT EVENTS

On December 16, 1997, the Board of Directors declared a two-for-one common stock split pursuant to a share dividend paid to persons who were stockholders of record on January 1, 1998. All numbers of shares of common stock shown below have been adjusted for the stock split.



   The Company adopted a 1997 Stock Incentive Plan that provides for stock options, stock appreciation rights, restricted stock, stock awards and tax benefit rights for key employees and provides for automatic awards of stock options to nonemployee directors of the Company. The Company has reserved 350,000 shares of common stock for this plan.

In December 1997, the Company adopted a Director Stock Plan of 1997 that provides that stock may be awarded to outside directors upon their fifth anniversary of service as an outside director. The Company has reserved 40,000 shares of common stock for this plan.

   Effective December 1, 1997, the Company acquired Futuristic, Inc., a South Dakota corporation doing business as DataNet, Inc. ("DataNet"), by merging its wholly owned subsidiary with and into DataNet. In connection with the transaction, the former shareholders of DataNet collectively received 320,000 shares of common stock of the Company. The acquisition will be accounted for as a purchase.

                                APPENDIX C
        OFFER EXPIRES 5:00 P.M., CENTRAL STANDARD TIME, MARCH 11, 1998

                          SUBSCRIPTION AGREEMENT
    (THE INSTRUCTIONS ON THE REVERSE SIDE ARE A PART OF THIS AGREEMENT)

Dakota Telecommunications Group, Inc.
29705 453rd Avenue
Irene, South Dakota 57037-0066

     The undersigned (the "Purchaser") acknowledges receipt of a prospectus (the "Prospectus") dated February 6, 1998, which describes the offering by Dakota Telecommunications Group, Inc. (the "Company"), of up to 400,000 shares of Common Stock (the "Shares"). Subject to the terms and conditions of the offering described in the Prospectus (the "Offering"), the Purchaser hereby irrevocably subscribes for the number of Shares indicated below. This subscription, when and if accepted by the Company, will constitute the binding obligation of the Purchaser to purchase that number of Shares or such lesser number of Shares as may be allocated in the Offering. The price per Share is $12.50.

__________________   x   ________12.50__       = ______________________
(Number of Shares)      (Price per Share)        (Total Purchase Price)

    The Purchaser represents and warrants that: (a) the Purchaser was as of the close of business on January 27, 1998 (the "Record Date"),

CHECK [ ]   a stockholder of the Company or

CHECK [ ]   an employee of the Company (if the Purchaser is both a
            stockholder and an employee, the Purchaser will be treated only as a stockholder);

     (b) the Purchaser has carefully reviewed the Prospectus (including, without limitation, the "Risk Factors" section) and understands the terms, conditions and risks of the Offering; and (c) no representative of the Company has made any oral statements to the Purchaser that are inconsistent with the Prospectus.

     This Subscription Agreement is qualified in its entirety by reference to the Prospectus, which describes the terms and conditions of the Offering and is incorporated by reference in this Subscription Agreement. The Purchaser agrees to be bound by the Company's allocation method and other determinations as to the number of Shares to be purchased by the Purchaser.

   SPECIAL MAILING INSTRUCTIONS           Dated: __________________, 1998
The Purchaser requests that the
stock certificates and/or check           Purchaser Signature:
be mailed to:
_______________________________           X______________________________
_______________________________
_______________________________           _______________________________
                                          (Print name)
[ ] Change address of record to above
                                          X______________________________
                                          (Joint owner, if applicable)

                                          _______________________________
                                          (Print name)

(INSTRUCTIONS ARE ON THE REVERSE SIDE)

                               INSTRUCTIONS

   GENERAL INSTRUCTIONS FOR SUBSCRIBING.  THIS SUBSCRIPTION AGREEMENT
AND PAYMENT OF THE TOTAL PURCHASE PRICE MUST BE DELIVERED TO DAKOTA TELECOMMUNICATIONS GROUP, INC., ATTN: MR. CRAIG A. ANDERSON, POST OFFICE BOX 66, 29705 453RD AVENUE, IRENE, SOUTH DAKOTA 57037-0066, ON OR BEFORE MARCH 11, 1998 (the "Expiration Date"), unless the Expiration Date is extended by the Board of Directors. Payment may be made by check or bank money order, payable to Dakota Telecommunications Group, Inc. The Purchase Price will be deemed to have been received by the Company only upon (i) clearance and payment of any uncertified check, or (ii) receipt by the Company of any bank money order or certified check.

ALLOCATION.  If the Offering is oversubscribed by subscribing stockholders,
(a) Shares will be allocated in proportion to the number of shares of the Company's Common Stock held by each subscribing stockholder as of the Record Date and (b) any subscribing stockholder who has subscribed for fewer Shares than he or she would be entitled to purchase under the allocation procedure will be permitted to purchase all Shares subscribed for. Each subscribing stockholder who subscribes for 40 or fewer Shares will, in any event, be entitled to purchase all Shares subscribed for.

Stockholders will be entitled to subscribe for Shares before employees. Shares remaining, if any, after subscriptions by Stockholders ("Remaining Shares") will be available for purchase by employees. Each subscribing employee will be entitled to subscribe for as few as one Share or as many Shares as the subscribing employee would like to purchase. If Remaining Shares are oversubscribed by employees, Remaining Shares will be allocated per person, with each subscribing employee entitled to purchase the same maximum number of Remaining Shares. Each subscribing employee who subscribes for a number of Shares equal to or less than such maximum number of Remaining Shares will be entitled to purchase all Remaining Shares subscribed for any subscribing employee who subscribes for more Remaining Shares than such maximum number will be entitled to purchase such maximum number of Remaining Shares.

CONDITIONS; RETURN OF FUNDS FOR UNPURCHASED SHARES. The Offering is not conditioned on the subscription for or sale of any minimum number of Shares. Once a Purchaser has subscribed for Shares or Remaining Shares, such subscription may not be revoked. Accordingly, Purchasers who subscribe for Shares will not have a right to return of their funds (except for unpurchased Shares), unless the Company terminates the Offering. The Company reserves the right at any time prior to the Expiration Date to terminate or extend the Offering for any reason. Refunds of payments for unpurchased Shares will be returned by Company check mailed to the address of the Purchaser shown above as soon as practicable after the Expiration Date.

NOMINEE STOCKHOLDERS. In the event of oversubscription, Nominee Stockholders (as that term is defined in the Prospectus) will be required to provide information concerning the names and stock holdings of each beneficial owner of Common Stock as of the Record Date. Nominee Stockholders may complete one Subscription Agreement for all of their beneficial owners or a separate Subscription Agreement for each beneficial owner.

MISCELLANEOUS. The method of delivery of this Subscription Agreement and payment of the total Purchase Price to the Company will be at the election and risk of the Purchaser. All questions concerning the timeliness, validity, form and eligibility of subscriptions will be determined by the management of the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject any subscription. Subscription Agreements will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. The Company is under no duty to notify any Purchaser of any defect or irregularity in connection with the submission of Subscription Agreements, and the Company will not incur any liability for failure to give such notification.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING ANY METHOD OF SUBSCRIBING SHOULD BE DIRECTED TO DAKOTA TELECOMMUNICATIONS GROUP,
  INC., ATTN: MR. CRAIG A. ANDERSON, POST OFFICE BOX 66, 29705 453RD AVENUE, IRENE, SOUTH DAKOTA 57037-0066, TELEPHONE (605) 263-3301.

===========================================================================

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             TABLE OF CONTENTS
                                                                       PAGE

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . 24
No Board Recommendation  . . . . . . . . . . . . . . . . . . . . . . . . 24
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Description of the Company's
   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Additional Securities of the Company . . . . . . . . . . . . . . . . . . 73
Indemnification of Directors and Officers  . . . . . . . . . . . . . .   76
Legal Matters    . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Available Information  . . . . . . . . . . . . . . . . . . . . . . . .   80
Appendix A--Consolidated Financial
   Statements for years ended
   December 31, 1996 and 1995
Appendix B--Consolidated Financial
   Statements for the periods ended
   September 30, 1997 and 1996
Appendix C--Form of Subscription Agreement

===========================================================================

===========================================================================






                              400,000 SHARES





                  [DAKOTA TELECOMMUNICATIONS GROUP LOGO]





                               COMMON STOCK

                                    AT

                             $12.50 PER SHARE


                              ______________

                                PROSPECTUS
                              ______________












                           FEBRUARY 6, 1998





===========================================================================

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Certificate of Incorporation and Bylaws contain provisions relating to the indemnification of directors, officers and certain other persons. See "INDEMNIFICATION OF DIRECTORS AND OFFICERS." In addition, the Company has entered into Indemnity Agreements with each of its directors and executive officers. See 'INDEMNIFICATION OF DIRECTORS AND OFFICERS."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the Common Stock being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the SEC registration fee, and assume sale of 400,000 shares in the offering.

    SEC registration fee. . . . . . . . . . . . . . . . . . . . $ 1,475.00

    Printing and mailing expenses . . . . . . . . . . . . . . .  15,000.00

    Fees and expenses of counsel (including blue sky) . . . . .  60,000.00

    Accounting and related expenses . . . . . . . . . . . . . .  12,000.00

    Blue Sky fees and expenses (not including counsel fees) . .   3,000.00

    Registrar and Transfer Agent fees . . . . . . . . . . . . .          0

    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .   8,525.00


    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .$100,000.00


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     In December 1997, the Company sold 98,462 (as adjusted for the Stock Split) shares of Common Stock to the Company's ESOP, for an aggregate total of $1,000,000. For this sale, the Company relied on the exemption from registration found in Section 4(2) of the Securities Act, among other exemptions.

        In connection with the DataNet acquisition (see "THE COMPANY--Business") the Company issued 320,000 shares (as adjusted for the Stock Split) of Common Stock to the two former shareholders of DataNet. The closing of this transaction occurred in December 1997. For this transaction, the Company relied on the exemption from registration found in Section 4(2) of the Securities Act, among other exemptions.

     In connection with the Cooperative's acquisition of TCIC and Iway (see "THE COMPANY--Business"), the Cooperative issued to the former shareholders of TCIC and Iway (the "Sellers") shares of Cooperative preferred stock which automatically upon consummation of the Merger were converted into 94,727 shares of Common Stock and, after the Stock Split, are now 189,454 shares of Common Stock. In addition, the Sellers collectively received warrants which were converted into warrants to purchase an additional 38,956 shares of Common Stock and, after the Stock Split, were warrants to purchase 77,912 shares of Common Stock. For this transaction, the Company relied on the exemption from registration found Section 4(2) of the Securities Act, among other exemptions.

     In November 1997, the Company issued a total of 450 shares of Common Stock as a bonus to three employees of the Company. Because these shares of Common Stock were issued as a bonus, no "offer" or "sale" within the meaning of the Securities Act was involved.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS. The following exhibits are filed as part of this Registration Statement:

NUMBER    EXHIBIT
------    -------

3.1 Certificate of Incorporation of Dakota Telecommunications Group, Inc., a Delaware corporation. Filed as Exhibit 3.1 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

   3.2 Bylaws of Dakota Telecommunications Group, Inc., a Delaware corporation, as amended.

4.1 Certificate of Incorporation of Dakota Telecommunications Group, Inc., a Delaware corporation. See Exhibit 3.1 above.

4.2 Bylaws of Dakota Telecommunications Group, Inc., a Delaware corporation, as amended. See Exhibit 3.2.

4.3 Rights Agreement, dated as of July 22, 1997, between the Company and Norwest Bank Minnesota, N.A., which includes the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Stock as Exhibit B. Filed as Exhibit 4.3 to the Registrant's Report on Form 10-QSB for the quarter ended September 30, 1997 and here incorporated by reference.

NUMBER    EXHIBIT
------    -------

4.4 Standstill Agreement dated November 27, 1996, among Dakota Cooperative Telecommunications, Inc. and the Selling Shareholders of TCIC Communications, Inc. Filed as Exhibit 4.7 to the S-4 Registration Statement and here incorporated by reference.

4.5 Standstill Agreement dated November 27, 1996, among Dakota Cooperative Telecommunications, Inc. and the Selling Shareholders of I-Way Partners, Inc. Filed as Exhibit 4.8 to the S-4 Registration Statement and here incorporated by reference.

4.6 Dakota Cooperative Telecommunications, Inc. Form of Warrant Agreement. Filed as Exhibit 4.11 to the S-4 Registration Statement and here incorporated by reference.

4.7 Dakota Cooperative Telecommunications, Inc. Form of Option Agreement. Filed as Exhibit 4.12 to the S-4 Registration Statement and here incorporated by reference.

4.8 Agreement Regarding Stock (I-Way Partners, Inc.) dated November 27, 1996. Filed as Exhibit 4.13 to the S-4 Registration Statement and here incorporated by reference.

4.9 Agreement Regarding Stock (TCIC Communications, Inc.) dated November 27, 1996. Filed as Exhibit 4.14 to the S-4 Registration Statement and here incorporated by reference.

4.10 Dakota Telecommunications Group, Inc. Common Stock Certificate. Filed as Exhibit 4.16 to the S-4 Registration Statement and here incorporated by reference.

4.11 Dakota Telecom, Inc. Loan Agreement with Rural Telephone Finance Cooperative dated January 29, 1996. Filed as Exhibit 4.34 to the S-4 Registration Statement and here incorporated by reference.

4.12 Dakota Cooperative Telecommunications, Inc. and Dakota Telecom, Inc. Loan Agreement with Rural Telephone Finance Cooperative dated June 24, 1997. Filed as Exhibit 4.31 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

4.13 Dakota Cooperative Telecommunications, Inc. and Dakota Telecom, Inc. Mortgage and Security Agreement with Rural Telephone Finance Cooperative dated June 24, 1997. Filed as Exhibit 4.32 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

NUMBER    EXHIBIT
------    -------

4.14 Dakota Cooperative Telecommunications, Inc. and Dakota Telecom, Inc. Pledge and Security Agreement with Rural Telephone Finance Cooperative dated June 24, 1997. Filed as Exhibit 4.33 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

4.15 The Company has several classes of long-term debt instruments outstanding in addition to those described in Exhibits 4.11 through 4.14. The amount of these classes of debt outstanding on December 1, 1997, does not exceed 10% of the Company's total consolidated assets. The Company agrees to furnish copies of any agreement defining the rights of holders of any such long-term indebtedness to the Securities and Exchange Commission upon request.

4.16 Form of Subscription Agreement. Filed as Appendix C to this Registration Statement and here incorporated by reference.

5            Opinion of Warner Norcross & Judd LLP regarding the
          legality of the securities being registered.

10.1 1997 Stock Incentive Plan.<F*> Attached as Appendix J to the Prospectus and Ballot/Proxy Statement filed as part of the S-4 Registration Statement and here incorporated by reference.

10.2 Form of Indemnity Agreement.<F*> Attached as Appendix K to the Prospectus and Ballot/Proxy Statement filed as part of the S-4 Registration Statement and here incorporated by reference.

10.3      Employment Agreement of Thomas W. Hertz.<F*>  Filed as Exhibit
          10.3 to the S-4 Registration Statement and here incorporated by reference.

10.4      Employment Agreement of Craig A. Anderson.<F*>  Filed as Exhibit
          10.4 to the S-4 Registration Statement and here incorporated by reference.

10.5      Early Retirement and Consulting Agreement of Robert R.
          DeNeui.<F*> Filed as Exhibit 10.5 to the S-4 Registration Statement and here incorporated by reference.

10.6 The registrant is a party to a number of loan contracts that are material to the registrant's business (included in Exhibits 4.11 through 4.14).

10.7 Amendment to Articles of Incorporation of Dakota Cooperative Telecommunications, Inc. Filed as Appendix A to the Prospectus

NUMBER    EXHIBIT
------    -------

          and Ballot/Proxy Statement filed as part of the Form S-4 Registration Statement and here incorporated by reference.

10.8      Agreement and Plan of Merger.   Filed as Appendix B the
          Prospectus and Ballot/Proxy Statement filed as part of the S-4 Registration Statement and here incorporated by reference.

   10.9 Merger Agreement dated November 27, 1996, between Dakota Cooperative Telecommunications, Inc., Dakota Acquisition Corp. #2 and I-Way Partners, Inc. Filed as Exhibit 2.3 to the S-4 Registration Statement and here incorporated by reference.

10.10 Merger Agreement dated November 27, 1996, between Dakota Cooperative Telecommunications, Inc., Dakota Acquisition Corp. #1 and TCIC Communications, Inc. Filed as Exhibit 2.4 to S-4 Registration Statement and here incorporated by reference.

   10.11 Dakota Telecommunications Group, Inc. Employee Stock Ownership Plan. Filed as Exhibit 10.2 to the Registrant's Report on Form 10-QSB for the quarter ended September 30, 1997 and here incorporated by reference.

10.12        Dakota Telecommunications Group, Inc. Director Stock Plan of
          1997.<F**>



   10.13 Merger Agreement dated October 10, 1997 by and among Futuristic, Inc., Dakota Telecommunications Group, Inc., and DTG DataNet, Inc. Filed as Exhibit 2 to the Registrant's Report on Form 8-K dated December 9, 1997 and here incorporated by reference.

   10.14 Merger Agreement dated December 5, 1997 by and among Dakota Telecommunications Group, Inc., Dakota Wireless Systems, Inc., Vantek Communications, Inc. and Van/Alert, Inc.

21           Subsidiaries of Registrant.<F***>

23.1      Consent of Counsel (included in Exhibit 5).

23.2      Consent of Independent Auditors.

24

   Limited Powers of Attorney.<F***>



   99.1   Cover Letter to Offerees.

   99.2   Cover Letter to Offerees.

   99.3   Letter of Transmittal.

  <F*> Management contract or compensatory plan or arrangement.
 <F**> Management contract or compensatory plan or arrangement; previously filed.
<F***> Previously filed.

ITEM 28.  UNDERTAKINGS.

     (1)  The registrant will:

          (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effect amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irene, State of South Dakota, on February 2, 1998.

                    DAKOTA TELECOMMUNICATIONS GROUP, INC.
                    (Registrant)


                    By /s/Thomas W. Hertz
                       Thomas W. Hertz, President and Chief Executive
                          Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/Ross L. Benson*                                     February 2, 1998
Ross L. Benson, Director


/s/Dale Q. Bye*                                        February 2, 1998
Dale Q. Bye, Director


/s/Edward D. Christensen, Jr.*                         February 2, 1998
Edward D. Christensen, Jr., Director


/s/Jeffrey J. Goeman*                                  February 2, 1998
Jeffrey J. Goeman, Director


/s/James H. Jibben*                                    February 2, 1998
James H. Jibben, Chairman of the
  Board and Director


/s/Palmer O. Larson*                                   February 2, 1998
Palmer O. Larson, Director


/s/Jeffrey G. Parker*                                  February 2, 1998
Jeffrey G. Parker, Director

/s/John (Jack) A. Roth*                                February 2, 1998
John (Jack) A. Roth, Director


/s/John A. Schaefer*                                   February 2, 1998
John A. Schaefer, Director



/s/Thomas W. Hertz                                     February 2, 1998
Thomas W. Hertz, Director, President
  and Chief Executive Officer



/s/Craig A. Anderson                                   February 2, 1998
Craig A. Anderson, Director, Executive
  Vice President - Marketing, Chief
  Financial Officer and Treasurer
(Principal Accounting and Financial
  Officer)


*By  /s/Thomas W. Hertz
     Thomas W. Hertz
     Attorney-in-Fact

                               EXHIBIT INDEX

NUMBER    EXHIBIT
------    -------

3.1 Certificate of Incorporation of Dakota Telecommunications Group, Inc., a Delaware corporation. Filed as Exhibit 3.1 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

   3.2 Bylaws of Dakota Telecommunications Group, Inc., a Delaware corporation, as amended.

4.1 Certificate of Incorporation of Dakota Telecommunications Group, Inc., a Delaware corporation. See Exhibit 3.1 above.

4.2 Bylaws of Dakota Telecommunications Group, Inc., a Delaware corporation, as amended. See Exhibit 3.2.

4.3 Rights Agreement, dated as of July 22, 1997, between the Company and Norwest Bank Minnesota, N.A., which includes the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Stock as Exhibit B. Filed as Exhibit 4.3 to the Registrant's Report on Form 10-QSB for the quarter ended September 30, 1997 and here incorporated by reference.

4.4 Standstill Agreement dated November 27, 1996, among Dakota Cooperative Telecommunications, Inc. and the Selling Shareholders of TCIC Communications, Inc. Filed as Exhibit 4.7 to the S-4 Registration Statement and here incorporated by reference.

4.5 Standstill Agreement dated November 27, 1996, among Dakota Cooperative Telecommunications, Inc. and the Selling Shareholders of I-Way Partners, Inc. Filed as Exhibit 4.8 to the S-4 Registration Statement and here incorporated by reference.

4.6 Dakota Cooperative Telecommunications, Inc. Form of Warrant Agreement. Filed as Exhibit 4.11 to the S-4 Registration Statement and here incorporated by reference.

4.7 Dakota Cooperative Telecommunications, Inc. Form of Option Agreement. Filed as Exhibit 4.12 to the S-4 Registration Statement and here incorporated by reference.

4.8 Agreement Regarding Stock (I-Way Partners, Inc.) dated November 27, 1996. Filed as Exhibit 4.13 to the S-4 Registration Statement and here incorporated by reference.

4.9 Agreement Regarding Stock (TCIC Communications, Inc.) dated November 27, 1996. Filed as Exhibit 4.14 to the S-4 Registration Statement and here incorporated by reference.

NUMBER    EXHIBIT
------    -------

4.10 Dakota Telecommunications Group, Inc. Common Stock Certificate. Filed as Exhibit 4.16 to the S-4 Registration Statement and here incorporated by reference.

4.11 Dakota Telecom, Inc. Loan Agreement with Rural Telephone Finance Cooperative dated January 29, 1996. Filed as Exhibit 4.34 to the S-4 Registration Statement and here incorporated by reference.

4.12 Dakota Cooperative Telecommunications, Inc. and Dakota Telecom, Inc. Loan Agreement with Rural Telephone Finance Cooperative dated June 24, 1997. Filed as Exhibit 4.31 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

4.13 Dakota Cooperative Telecommunications, Inc. and Dakota Telecom, Inc. Mortgage and Security Agreement with Rural Telephone Finance Cooperative dated June 24, 1997. Filed as Exhibit 4.32 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

4.14 Dakota Cooperative Telecommunications, Inc. and Dakota Telecom, Inc. Pledge and Security Agreement with Rural Telephone Finance Cooperative dated June 24, 1997. Filed as Exhibit 4.33 to the Registrant's Report on Form 10-QSB for the quarter ended June 30, 1997 and here incorporated by reference.

4.15 The Company has several classes of long-term debt instruments outstanding in addition to those described in Exhibits 4.11 through 4.14. The amount of these classes of debt outstanding on December 1, 1997, does not exceed 10% of the Company's total consolidated assets. The Company agrees to furnish copies of any agreement defining the rights of holders of any such long-term indebtedness to the Securities and Exchange Commission upon request.

4.16 Form of Subscription Agreement. Filed as Appendix C to this Registration Statement and here incorporated by reference.

5            Opinion of Warner Norcross & Judd LLP regarding the
          legality of the securities being registered.

10.1 1997 Stock Incentive Plan.<F*> Attached as Appendix J to the Prospectus and Ballot/Proxy Statement filed as part of the S-4 Registration Statement and here incorporated by reference.

10.2 Form of Indemnity Agreement.<F*> Attached as Appendix K to the Prospectus and Ballot/Proxy Statement filed as part of the S-4 Registration Statement and here incorporated by reference.

NUMBER    EXHIBIT
------    -------

10.3      Employment Agreement of Thomas W. Hertz.<F*>  Filed as Exhibit
          10.3 to the S-4 Registration Statement and here incorporated by reference.

10.4      Employment Agreement of Craig A. Anderson.<F*>  Filed as Exhibit
          10.4 to the S-4 Registration Statement and here incorporated by reference.

10.5      Early Retirement and Consulting Agreement of Robert R.
          DeNeui.<F*> Filed as Exhibit 10.5 to the S-4 Registration Statement and here incorporated by reference.

10.6 The registrant is a party to a number of loan contracts that are material to the registrant's business (included in Exhibits 4.11 through 4.14).

10.7 Amendment to Articles of Incorporation of Dakota Cooperative Telecommunications, Inc. Filed as Appendix A to the Prospectus and Ballot/Proxy Statement filed as part of the Form S-4 Registration Statement and here incorporated by reference.

10.8      Agreement and Plan of Merger.   Filed as Appendix B the
          Prospectus and Ballot/Proxy Statement filed as part of the S-4 Registration Statement and here incorporated by reference.

   10.9 Merger Agreement dated November 27, 1996, between Dakota Cooperative Telecommunications, Inc., Dakota Acquisition Corp. #2 and I-Way Partners, Inc. Filed as Exhibit 2.3 to the S-4 Registration Statement and here incorporated by reference.

10.10 Merger Agreement dated November 27, 1996, between Dakota Cooperative Telecommunications, Inc., Dakota Acquisition Corp. #1 and TCIC Communications, Inc. Filed as Exhibit 2.4 to S-4 Registration Statement and here incorporated by reference.

   10.11 Dakota Telecommunications Group, Inc. Employee Stock Ownership Plan. Filed as Exhibit 10.2 to the Registrant's Report on Form 10-QSB for the quarter ended September 30, 1997 and here incorporated by reference.

10.12        Dakota Telecommunications Group, Inc. Director Stock Plan of
          1997.<F**>

NUMBER    EXHIBIT
------    -------



   10.13 Merger Agreement dated October 10, 1997 by and among Futuristic, Inc., Dakota Telecommunications Group, Inc., and DTG DataNet, Inc. Filed as Exhibit 2 to the Registrant's Report on Form 8-K dated December 9, 1997 and here incorporated by reference.

   10.14 Merger Agreement dated December 5, 1997 by and among Dakota Telecommunications Group, Inc., Dakota Wireless Systems, Inc., Vantek Communications, Inc. and Van/Alert, Inc.

21           Subsidiaries of Registrant.<F***>

23.1      Consent of Counsel (included in Exhibit 5).

23.2      Consent of Independent Auditors.

24

   Limited Powers of Attorney.<F***>



   99.1   Cover Letter to Offerees.

   99.2   Cover Letter to Offerees.

   99.3   Letter of Transmittal.

  <F*> Management contract or compensatory plan or arrangement.
 <F**> Management contract or compensatory plan or arrangement; previously filed.
<F***> Previously filed.